                                     PART ONE                     RULE 424(b)(3)
                                DISCLOSURE DOCUMENT   REGISTRATION NO. 333-33937

                                JWH GLOBAL TRUST

                                   $86,700,000

                          UNITS OF BENEFICIAL INTEREST

THE TRUST

The Trust trades in the U.S. and international futures and forward markets in currencies, interest rates, energy and agricultural products, metals and stock indices.

The primary objective of the Trust is substantial capital appreciation over time by applying trend-following strategies.

It seeks to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing risk control policies.

An investment in the Trust offers a potentially valuable means of diversifying a traditional portfolio.

Investors have the opportunity to participate in markets which are typically not represented in most investors' portfolios and which offer the potential to be profitable in both rising and falling markets. It is as easy for the Trust to take long as short positions, and in a wide range of U.S. and non-U.S. markets.

THE TRADING ADVISOR

John W. Henry & Company, Inc. (JWH-Registered Trademark-) is one of the largest professional managed futures advisors in terms of assets under management in the managed futures industry. As of October 31, 1999, JWH was managing approximately $2.0 billion of client assets.

The Trust trades in the global futures and forward markets pursuant to the Trading Advisor's proprietary trading strategies. The Trust utilizes the Trading Advisor's Financial and Metals Portfolio, G-7 Currency Portfolio and JWH GlobalAnalytics-Registered Trademark- Family of Programs.

MANAGING OWNER

CIS Investments, Inc. (CISI) is the Managing Owner and sponsor of the Trust.

The Managing Owner is a subsidiary of Cargill Investor Services, Inc. (CIS). CIS is a subsidiary of Cargill, Incorporated, one of the largest private companies in the United States.

The Managing Owner has the discretion, subject to JWH's agreement, to select the JWH trading programs to be used for the Trust.

As of November 30, 1999, there was approximately $188 million invested in managed futures funds sponsored (alone or jointly) by CISI.

The Trust is CISI's largest fund.

THE UNITS

The Units are available for subscription on the last day of each month at Net Asset Value per Unit.

As of November 30, 1999, the Net Asset Value per Unit had increased from $100 as of June 2, 1997 when the Trust began trading to $106.39, a 2.48% average compounded annual rate of return. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Subscriptions as received will be deposited in escrow at Bank One until being invested in the Units as of the last day of the month. All interest actually earned on an investor's subscription while held in escrow will be used to purchase additional Units for such investor.

The Units are offered on a best efforts basis. There is no minimum number of Units which must be sold as of the beginning of any particular month.

THE RISKS

Before you decide whether to invest, read this entire prospectus carefully and consider The Risks You Face beginning on page 9.

- You could lose all or substantially all of your investment in the Trust.

- The Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust's assets. The face value of the Trust's positions typically range from three to eight times its aggregate Net Assets.

- Performance has been volatile. The Net Asset Value per Unit has fluctuated almost 11% in a single month.

- The use of a single advisor applying a limited number of generally similar trading programs decreases diversification relative to a fund using multiple advisors and increases risk.

- Substantial expenses, totalling almost 12.3% per annum, must be offset by trading profits and interest income.

- There is no market for the Units. Units may only be redeemed as of the end of a calendar month subject to a 3% redemption charge through the end of the eleventh month after issuance.

- The Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets.

- Investors are required to make representations and warranties in connection with their investment.

- Each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.


MINIMUM INVESTMENTS

FIRST-TIME INVESTORS:
$5,000

IRAS, OTHER TAX-EXEMPT ACCOUNTS:
$2,000

EXISTING INVESTORS:
$1,000

                              --------------------

  THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF
   ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN
                             IMPORTANT INFORMATION.

                              ====================

             NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
            STATE SECURITIES COMMISSION HAS APPROVED OR DETERMINED IF
       THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

        THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
       MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED
            ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                              --------------------

                              CIS INVESTMENTS, INC.
                                 MANAGING OWNER
                                 JANUARY 3, 2000

                      COMMODITY FUTURES TRADING COMMISSION

                            RISK DISCLOSURE STATEMENT

         YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

         FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 51 TO 55 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

         THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 9 TO 14.

         YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                           --------------------------

         THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE TRUST'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

         THE TRUST FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC- 0300 FOR FURTHER INFORMATION.

         THE TRUST'S FILINGS ARE POSTED AT THE SEC WEBSITE AT
HTTP://WWW.SEC.GOV.

                            -------------------------

                              CIS INVESTMENTS, INC.
                                 MANAGING OWNER
                             233 SOUTH WACKER DRIVE
                                   SUITE 2300
                             CHICAGO, ILLINOIS 60606
                                 (312) 460-4000

                                JWH GLOBAL TRUST

                              ORGANIZATIONAL CHART


                                   [CHART]


         Other than JWH and the Trustee, all of the entities indicated in the Organizational Chart are Cargill, Incorporated affiliates. See "Conflicts of Interest" beginning at page 57 and "Transactions Between the CIS Group and the Trust" at page 60.

         FOR CONVENIENCE, CISI AND ENTITIES AFFILIATED WITH IT ARE SOMETIMES COLLECTIVELY REFERRED TO AS THE "CIS GROUP."

                                JWH GLOBAL TRUST

CONTENTS

                                    PART ONE
                               DISCLOSURE DOCUMENT

Summary.....................................................................  3
The Risks You Face..........................................................  9
Investment Factors.......................................................... 14
How the Trust Works......................................................... 16
Performance of the Trust.................................................... 18
Selected Financial Information.............................................. 19
Management's Analysis of Operations......................................... 20
Quantitative and Qualitative Disclosures About the
  Trust's Market Risk....................................................... 23
The Managing Owner.......................................................... 27
John W. Henry & Company, Inc................................................ 29
JWH Principals.............................................................. 32
Performance of the JWH Programs............................................. 35
Interest Income............................................................. 50
Charges..................................................................... 51
Brokerage Arrangements...................................................... 55
Redemptions; Net Asset Value................................................ 56
Conflicts of Interest....................................................... 57
Transactions Between the CIS Group
  and the Trust............................................................. 60
The Trust and the Trustee .................................................. 60
Tax Consequences............................................................ 62
Plan of Distribution........................................................ 65
Lawyers; Accountants........................................................ 67
Financial Statements........................................................ 68
Performance of Other CISI-Sponsored Funds................................... 94

                                    PART TWO
                             STATEMENT OF ADDITIONAL
                                   INFORMATION

Investment Diversification .................................................. 1
Futures Markets and Trading Methods.......................................... 3
Blue Sky Glossary............................................................ 5

---------------

Exhibit A -- Fourth Amended and Restated
             Declaration of Agreement of Trust............................. A-1
Exhibit B -- Subscription Requirements..................................... B-1
Exhibit C -- Subscription Agreement and
             Power of Attorney............................................. C-1



SUMMARY

GENERAL

         JWH Global Trust is a Delaware business trust which trades in a wide range of U.S. and international futures and forward markets. CIS Investments, Inc. ("CISI") is the Trust's Managing Owner. John W. Henry & Company, Inc. ("JWH-Registered Trademark-") is its Trading Advisor.

         The Trust began trading on June 2, 1997 with an initial capitalization of $13,027,103 and a Net Asset Value per Unit of $100. As of November 30, 1999, the Trust's capitalization was $89,812,826, the Net Asset Value per Unit was $106.39, and the Trust had a total of 3,625 Unitholders.

THE TRUST AND ITS OBJECTIVES

         The primary objective of the Trust is substantial capital appreciation through trading directed by JWH. At the same time, JWH will attempt to reduce the expected volatility and risk of loss by participating in diversified markets and applying risk control policies.

         Through an investment in the Trust, investors have the opportunity to participate in markets not typically represented in an individual's portfolio, and the potential to profit from rising as well as falling prices. The success of JWH's trading is not dependent upon favorable economic conditions, national or international. Indeed, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates.

         From October 5, 1998, through December 1999, the Trust allocated its assets 40% to JWH's Original Investment Program, 35% to its Financial and Metals Portfolio and 25% to its G-7 Currency Portfolio. In January 2000, the Trust began allocating 40% of its assets to the Financial and Metals Portfolio, 30% to the G-7 Currency Portfolio and 30% to the JWH GlobalAnalytics-Registered Trademark- Family of Programs and none of its assets to the Original Investment Program. JWH will continue to rebalance the Trust's assets at the end of each quarter among these three trading programs in accordance with the preceding percentages.

         The Managing Owner has the discretion, subject to JWH's agreement, from time to time, to alter the allocation of the Trust's assets among the JWH trading programs, to delete a trading program or to add other JWH programs. In deciding whether to delete or add a JWH program, the Managing Owner will consider, among other things, recent and/or expected economic and market conditions, the performance of each trading program and the trading programs combined, the performance of other JWH programs, and the market sector concentration of the trading programs currently being used by the Trust as well as the other JWH programs. If the Trust's trading programs become concentrated in the same market sectors, or if the recent performance of a trading program appears incompatible with the Trust's objectives, the Managing Owner and JWH might agree to terminate that program possibly replacing it with another.

JWH AND ITS PROGRAMS

JWH

         JWH has been the sole Trading Advisor for the Trust since inception. JWH manages capital in commodities, financial futures and foreign exchange markets for international banks, brokerage firms, pension funds, institutions and high net worth individuals. JWH trades on a 24-hour basis in a wide range of futures and forward contracts -- over sixty markets as of the date of this prospectus -- in the United States, Europe and Asia. JWH is one of the largest managed futures advisors in terms of assets under management, trading approximately $2.0 billion in client capital as of October 31, 1999.

         JWH currently offers three types of investment programs: Broadly Diversified; Financial; and Foreign Exchange. Broadly Diversified programs invest in a broad spectrum of worldwide financial and nonfinancial futures and forward markets including currencies, interest rates, non-U.S. stock indices, metals, energies and agricultural commodities. Financial programs invest in worldwide financial futures and forward markets including currencies, interest rates and stock indices in addition to the metals and energies markets. Foreign Exchange programs invest in a wide range of world currencies primarily traded in the interbank market.

JWH'S PROGRAMS USED FOR THE TRUST

         The Trust allocates its assets among JWH's Financial and Metals Portfolio, G-7 Currency Portfolio and JWH GlobalAnalytics-Registered Trademark-Family of Programs. The Financial and Metals Portfolio, which began trading client funds in October 1984, is one of the longest established JWH programs. The G-7 Currency Portfolio has been trading client funds since February 1991. JWH GlobalAnalytics-Registered Trademark- Family of Programs is JWH's newest program and has been trading client capital since June 1997.

         THE JWH PROGRAMS USED BY THE TRUST MAY CHANGE MATERIALLY OVER TIME. PRIOR TO OCTOBER 5, 1998 THE TRUST USED ONLY THE ORIGINAL INVESTMENT PROGRAM AND THE FINANCIAL AND METALS PORTFOLIO. SINCE OCTOBER 5, 1998, THE TRUST ALSO HAS USED JWH'S G-7 CURRENCY PORTFOLIO. EFFECTIVE JANUARY 1, 2000, THE TRUST SUBSTITUTED THE JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS
FOR THE ORIGINAL INVESTMENT PROGRAM.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FINANCIAL AND METALS PORTFOLIO

MARKET SECTORS TRADED:
  INTEREST RATES
  NON-U.S. STOCK INDICES
  CURRENCIES
  PRECIOUS AND BASE METALS

   The Financial and Metals Portfolio began trading client capital in October 1984 and has a compounded annualized rate of return of 33.1% from inception through October 31, 1999. The Financial and Metals Portfolio seeks to identify and capitalize on intermediate and long-term price movements in four worldwide market sectors: interest rates, currencies, non-U.S. stock indices and metals. This program takes a market position when trends are identified but may take a neutral stance or liquidate open positions in non-trending markets. As of October 31, 1999, JWH had approximately $825 million under management pursuant to the Financial and Metals Portfolio, which is the most of any JWH program.

G-7 CURRENCY PORTFOLIO

MARKET SECTORS TRADED:
   CURRENCIES

         The G-7 Currency Portfolio began trading client capital in February 1991 and has a compounded annualized rate of return of 13.0% from inception through October 31, 1999. The G-7 Currency Portfolio seeks to identify and capitalize on intermediate and long-term price movements in the highly liquid currencies of major industrialized nations. These currencies allow for trading outrights against the U.S. dollar or non-dollar cross rates. With the advent of a single currency for 11 countries in the European Union, the currency exposures formerly traded for Germany, France and Italy are now executed in the Euro. This program takes a market position when trends are identified, but may take a neutral stance or liquidate open positions in non-trending markets. It also incorporates specialized intra-day volatility filters. As of October 31, 1999, JWH had approximately $36 million under management in the G-7 Currency Portfolio.

JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS

  MARKET SECTORS TRADED:
    INTEREST RATES
    NON-U.S. STOCK INDICES
    CURRENCIES
    ENERGIES
    SOFTS
    GRAINS
    FIBER
    PRECIOUS AND BASE METALS

         JWH GlobalAnalytics-Registered Trademark- Family of Programs, which is JWH's most broadly diversified program, is the result of extensive research and testing by JWH. The program invests in a broad spectrum of worldwide financial and non-financial markets including interest rates, non-U.S. stock indices, currencies, metals, energies and agricultural commodity markets. Unlike other JWH programs, which invest in intermediate or long-term price movements, JWH GlobalAnalytics-Registered Trademark- Family of Programs invests in both long- and short-term price movements. JWH GlobalAnalytics-Registered Trademark- Family of Programs uses a combination of two investment styles, one of which always maintains a market position
-- long or short -- and the other of which takes a market position when trends are identified but may take a neutral stance or liquidate open positions in non-trending markets. As of October 31, 1999, JWH had approximately $99 million under management in the JWH GlobalAnalytics-Registered Trademark-Family of Programs, which included the account referred to as JWH GlobalAnalytics-Registered Trademark- 99. Please see page 38 for additional information about the JWH GlobalAnalytics-Registered Trademark- 99 account.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         PLEASE SEE THE CAPSULE PERFORMANCE SUMMARIES BEGINNING ON PAGE 36 AND THE NOTES ACCOMPANYING THOSE PERFORMANCE SUMMARIES BEGINNING ON PAGE 47.

THE JWH PROGRAMS ARE TECHNICAL AND TREND-FOLLOWING, COMPUTERIZED SYSTEMS

         The mathematical models used by the JWH programs are technical systems, generating trading signals on the basis of statistical research into past market prices. JWH does not attempt to analyze underlying economic factors, identify mispricings in the market or predict future prices. Its analysis focuses exclusively on past price movements.

         As a trend-following advisor, JWH's objective is to participate in major price trends -- sustained price movements either up or down. Such price trends may be relatively infrequent. Trend-following advisors anticipate that over half of their positions will be unprofitable. Their strategy is based on making sufficiently large profits from the trends which they identify and follow to generate overall profits despite the more numerous but, hopefully, smaller losses incurred on the majority of their positions.

         See "The Risks You Face" beginning at page 9.

MARKETS TRADED

         The Financial and Metals Portfolio, the G-7 Currency Portfolio and the JWH GlobalAnalytics-Registered Trademark- Family of Programs emphasize trading in currencies and financial instruments, but participate in most major sectors of the global economy, which may include:


CURRENCIES
------------------------------------------------------
Australian Dollar                 Japanese Yen
British Pound                    *Malaysian Ringitt
Canadian Dollar                   Mexican Peso
Czech Koruna                      Singapore Dollar
*Danish Krone                     South African Rand
Euro                             *Swedish Krona
Greek Drachma                     Swiss Franc
Hong Kong Dollar                  Thai Baht

FINANCIAL INSTRUMENTS
------------------------------------------------------

Australian                        Euroyen
  (90-day) Bank Bills             French Notionnel Bonds
Australian                        French PIBOR
  (3-year and 10-year)            Euro BOBL (5 year)
  Treasury Bonds                  Italian Bond
Canadian Bank Bills               Japanese Government Bond
*Canadian                         *Spanish Government Bond
  Government Bonds                Spanish MIBOR
Eurobibor                         U.K. Long "Gilt"
Eurobund                          U.K. Short Sterling
Eurodollar                        U.S. 10-year
*Eurolira                           Treasury Note
*Euroswiss                        U.S. 30-year Bond

STOCK INDICES
--------------------------------------------------------

Australian All                   *DAX (German)
  Ordinary Index                  FTSE 100 (UK)
*CAC 40 Stock Index              *New York Composite
  (France)                        Nikkei 225 Index
                                    (Japan)

METALS
--------------------------------------------------------

*Aluminum                        *Palladium
Copper                           *Platinum
Gold                              Silver
*Lead                            *Tin
*Nickel                          *Zinc

AGRICULTURAL PRODUCTS
--------------------------------------------------------

Live Cattle                      *Orange Juice
Cocoa                             Soybeans
Coffee                            Soybean Meal
Corn                              Soybean Oil
Cotton                            Sugar
                                  Wheat

ENERGIES
--------------------------------------------------------

Crude Oil                         No. 2 Heating Oil
Natural Gas                      *Unleaded Gasoline
                                 *London Gasoil


------------
* These markets are traded if and when contract liquidity, legal constraints, market conditions and data reliability standards meet JWH's specifications.

         The Trust's market capitalization as of October 31, 1999 was approximately $88 million. If the Trust had allocated such capital 40% to the Financial and Metals Portfolio, 30% to the G-7 Currency Portfolio and 30% to the JWH GlobalAnalytics-Registered Trademark- Family of Programs on October 31, 1999, the Managing Owner has determined, on the basis of representative accounts traded by JWH, that the Trust would have had the following approximate market sector commitments.




Interest Rates -- Americas                   11%
Interest Rates -- Europe                     21%
Interest Rates -- Asia                       19%
Currencies                                   34%
Stock Indices                                 3%
Metals                                        2%
Commodities                                   4%
Energies                                      6%






         The allocations above assume that the Trust's assets would have been traded in the same manner as the representative accounts used by the Managing Owner to derive the hypothetical market sector commitments. JWH did not manage an account with the identical characteristics as the Trust's current allocations.

         THE TRUST'S MARKET SECTOR WEIGHTINGS MAY VARY SIGNIFICANTLY OVER TIME. THERE IS NO WAY TO PREDICT WHICH MARKETS THE TRUST WILL TRADE OR WHAT ITS RELATIVE COMMITMENTS TO THE DIFFERENT MARKETS WILL BE.

VARYING THE SIZE OF THE TRUST'S MARKET POSITIONS

         JWH attempts to adjust the Trust's position sizes and market exposure to meet its profit and risk-control objectives. Generally, only between 2% and 15% of the face value of a futures or forward position is required as margin to put on the position. Consequently, JWH has considerable flexibility to make significant changes in the size of the Trust's open positions. For example, the margin requirement for the Treasury bond futures contract is only approximately 2% of the face value of each contract. This means that JWH could acquire, for each $100,000 of Trust capital, positions ranging from a single Treasury bond contract with a face value of $100,000 up to fifty such contracts with a face value of $5,000,000. The greater the market exposure of the Trust, the more profit or loss it will recognize as a result of the same price movements, and the greater its risk, profit potential and expected performance volatility.

THE MANAGING OWNER

         The Managing Owner and Commodity Pool Operator of the Trust is CISI. CISI was incorporated in Delaware in 1983 and is an affiliate of CIS, the Trust's futures broker. In addition to the Trust, CISI currently operates two public commodity pools jointly with IDS Futures Corporation and one private commodity pool. As of November 30, 1999, the aggregate capitalization of these funds was approximately $188 million. CISI maintains its principal office at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606; telephone
(312)460-4000.

         SEE THE ORGANIZATIONAL CHART OF THE TRUST AT PAGE 2 AND "TRANSACTIONS BETWEEN THE CIS GROUP AND THE TRUST" AT PAGE 60.

MAJOR RISKS OF THE TRUST

         The Trust is a speculative investment. It is not possible to predict how the Trust will perform over either the long or short term.

         Investors must be prepared to lose all or substantially all of their investment in the Units.

         There can be no assurance that the past performance of either the Trust or JWH is indicative of how they will perform in the future.

         The Trust is a single-advisor fund, which is likely to involve higher risk than multi-advisor funds.

         To date, the performance of the Trust has been volatile (one commonly accepted measure of risk). The Net Asset Value per Unit has varied almost 11% in a single month.

         The Trust could incur large losses over short periods.

         The Trust typically takes positions with a face value of three to eight times its total Net Assets.

         Positive correlation among the trading programs (because they trade in some of the same markets and are all technical, trend-following programs) reduces diversification and increases the risk of loss.

         The performance of the JWH trading programs is dependent upon market trends of the type that JWH's models are designed to identify. Trendless periods are frequent, and during such periods the Trust is unlikely to be profitable.

         Trading on foreign contract markets involves additional risks, including the risks of inadequate or lack of regulation, exchange-rate fluctuations, expropriation, credit and investment controls and counterparty insolvency.

         There can be no assurance of the continued availability of JWH or its key principals.

         Because its performance is entirely unpredictable, there is no way of telling when is a good time to invest in the Trust. Investors have no means of knowing whether they are buying Units at a time when profitable periods are ending, beginning, or not in progress.

         The Units are not transferable and may only be redeemed once a month. Because investors must submit irrevocable subscriptions as well as redemption notices by the fifth business day prior to month-end, they cannot know the Net Asset Value at which they will acquire or redeem Units. Investors cannot control the maximum losses on their Units because they cannot be sure of the redemption value of their Units.

         As Unitholders, investors have no voice in the operation of the Trust; they are entirely dependent on the management of CISI and JWH for the success of their investment.

FEES AND EXPENSES

         The Incentive Fee payable to JWH is calculated on a quarterly basis and could be substantial even in a breakeven or losing year. The Trust's other significant expenses are its Brokerage and Management Fees. If the Trust's Net Asset Value increases, the absolute dollar amount of these percentage-of-assets fees will also, but they will have the same effect on the Trust's rate of return.

         A redeeming Unitholder pays redemption charges to CISI through the end of the eleventh month after the redeemed Unit was purchased (reducing the redemption proceeds otherwise payable to investors).

                          BREAKEVEN TABLE


                                                    TWELVE-MONTH
                                                       DOLLAR
                              TWELVE-MONTH            BREAKEVEN
                               PERCENTAGE          ($5,000 INITIAL
EXPENSES                        BREAKEVEN           INVESTMENT)++
--------                     -------------         ----------------
Brokerage Fees                   6.50%                 $325.00

Management Fee                   4.00%                 $200.00

Incentive Fee*                   1.00%                  $50.00

Administrative Expenses*         0.10%                   $5.00

Organizational and Initial
  Offering Cost Amortization     0.20%                  $10.00

Ongoing Offering Costs           0.50%                  $25.00

LESS Interest Income*           (5.00)%               ($250.00)
----

RETURN ON $5,000                 7.30%                 $365.00
INITIAL INVESTMENT
REQUIRED FOR
"BREAK-EVEN" IF
UNITS HELD AT
LEAST TWELVE
MONTHS

TWELVE-MONTH
BREAKEVEN WITHOUT
REDEMPTION CHARGE                7.30%                 $365.00
                             -------------         ---------------

Redemption Charge
 (on redemptions prior to
 twelve months after purchase)   3.00%                 $150.00



TWELVE-MONTH
BREAKEVEN WITH
REDEMPTION CHARGE               10.30%                 $515.00
--------                     -------------         ----------------


* Estimated. The Incentive Fee is 15% of New Trading Profits and is paid quarterly; consequently, an Incentive Fee could be due in a breakeven or losing year.

++ Assumes a constant $5,000 Net Asset Value.

                            SEE "CHARGES" AT PAGE 51.

PRINCIPAL TAX ASPECTS OF OWNING UNITS

         Investors are taxed each year on any gains recognized by the Trust whether or not they redeem any Units or receive any distributions from the Trust.

         40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at the individual investor's ordinary income tax rate (39.6% maximum), while 60% of such gains are taxed as long-term capital gain at a 20% maximum rate for individuals. The Trust's trading gains from other contracts will be primarily short-term capital gain. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor held a stock or bond for twelve months or longer, all the gain realized on its sale would generally be taxed at a 20% maximum rate.

         Losses on the Units may be deducted against capital gains. Any losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, investors could pay tax on the Trust's interest income even though they have lost money on their Units. See "Tax Consequences" beginning at page 62.

AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED AS A LONG-TERM COMMITMENT

         The market conditions in which the Trust is likely to recognize significant profits occur infrequently. An investor should plan to hold Units for long enough to have a realistic opportunity for a number of such trends to develop.

         CISI believes that investors should consider the Units at least a three to five year commitment.

IS THE TRUST A SUITABLE INVESTMENT FOR YOU?

         You should consider investing in the Trust if you are interested in its potential to produce enhanced returns over the long-term that are generally unrelated to the returns of the traditional debt and equity markets and you are prepared to risk significant losses. CISI offers the Trust only as a diversification opportunity for an investor's entire investment portfolio, not as a complete investment program. No one should invest more than 10% of his or her readily marketable assets in the Trust.

THE RISKS YOU FACE

POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE TRUST

         You could lose all or substantially all of your investment in the Trust.

SPECIFIC RISKS ASSOCIATED WITH A SINGLE-ADVISOR FUND

         Even in the speculative area of managed futures, single-advisor funds are considered by some to be unusually high risk investments. Multi-advisor strategies are used by many "commodity pools" specifically for risk control purposes.

INVESTING IN THE UNITS MIGHT NOT DIVERSIFY AN OVERALL PORTFOLIO

         One of the objectives of the Trust is to add an element of diversification to a traditional securities portfolio. While the Trust may perform in a manner largely independent from the general stock and bond markets, there is no assurance it will do so. An investment in the Trust could increase rather than reduce overall portfolio losses during periods when the Trust as well as stocks and bonds decline in value. There is no way of predicting whether the Trust will lose more or less than stocks and bonds in declining markets. Investors must not rely on the Trust as any form of hedge against losses in their core securities portfolios.

         Prospective investors should consider whether diversification in itself is worthwhile even if the Trust is unprofitable.

INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER JWH OR THE TRUST IN DECIDING WHETHER TO BUY UNITS

         The performance of the Trust is entirely unpredictable, and the past performance of the Trust as well as of JWH is not necessarily indicative of their future results.

         The price data which JWH has researched in developing its programs may not reflect the changing dynamics of future markets. If not, the JWH programs would have little chance of being profitable. An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated. Not all of these factors can be identified, much less quantified. There can be no assurance that JWH will trade profitably.

VOLATILE JWH TRADING HISTORY

         JWH's performance, even when successful, has been characterized by significant volatility. Since the inception of trading of the JWH programs, the largest "peak-to-valley" drawdown experienced by any single program was nearly 60% on a composite basis, and certain individual accounts managed pursuant to such program experienced even greater volatility. Moreover, certain programs have incurred losses of 10% or more in a single trading day. Even if the Trust is successful, it is likely to experience significant losses from time to time.

         The performance of the Trust to date has been volatile.

THE SIMILARITIES AMONG THE JWH PROGRAMS REDUCE DIVERSIFICATION, INCREASING THE RISK OF LOSS

         The similarities among the programs reduce the Trust's diversification. The less diversification, the higher the risk that the market will move against a large number of positions held by different programs at the same time, increasing losses.

OVERLAP OF THE MARKETS TRADED BY JWH ALSO REDUCES DIVERSIFICATION, INCREASING THE RISK OF LOSS

         The trading programs used by the Trust emphasize trading in the financial instrument and currency markets. The degree of market overlap changes with the program mix. However, in general, CISI expects the Trust will maintain a substantial concentration in these two sectors while the current programs continue to be used for the Trust. Market concentration increases the risk of major losses and unstable Unit values, as the same price movements adversely affect many of the Trust's concentrated positions at or about the same time.

         As it is impossible to predict where price trends will occur, certain trend-following managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible. The Trust does not follow this approach and, as a result, may not capture trends which would have been highly profitable.

ITS SUBSTANTIAL EXPENSES WILL CAUSE LOSSES FOR THE TRUST UNLESS OFFSET BY PROFITS AND INTEREST INCOME

         The Trust pays fixed annual expenses of approximately 11.30% of its average month-end assets. In addition to this 11.30% annual expense level, the Trust is subject to 15% quarterly Incentive Fees on any New Trading Profits. Because these Incentive Fees are calculated quarterly, they could represent a substantial expense to the Trust even in a breakeven or losing year. Based on CISI's experience with its other funds, CISI expects that approximately 1% of the Trust's average month-end assets might be paid out in Incentive Fees even during a losing year. Overall, investors must expect that the Trust will pay about 12.30% per year in expenses, 15.30% including the 3% redemption charge in effect for the first twelve months after a Unit is issued.

         The Trust's expenses could, over time, result in significant losses. Except for the Incentive Fee, these expenses are not contingent and are payable whether or not the Trust is profitable.

JWH ANALYZES ONLY TECHNICAL MARKET DATA, NOT ANY ECONOMIC FACTORS EXTERNAL TO MARKET PRICES

         The JWH programs focus exclusively on statistical analysis of market prices. Consequently, any factor external to the market itself which dominates prices is likely to cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but JWH would continue to maintain positions that would incur major losses as a result of such movement, if its programs indicated that it should do so.

         The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, JWH's historical price analysis could establish positions on the wrong side of the price movements caused by such events.

LACK OF PRICE TRENDS OR OF THE TYPES OF PRICE TRENDS WHICH JWH PROGRAMS CAN IDENTIFY WILL CAUSE MAJOR LOSSES

         The Trust cannot trade profitably unless major price trends occur in at least certain markets that it trades. Many markets are trendless most of the time, and in static markets the JWH programs are likely to incur losses. In fact, JWH expects more than half of its trades to be unprofitable; it depends on significant gains from a few major trends to offset these losses. It is not just any price trend, but price trends of the type which JWH's systems have been designed to identify, which are necessary for the Trust to be profitable.

THE DANGER TO THE TRUST OF "WHIPSAW" MARKETS

         Often, the most unprofitable market conditions for the Trust are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, the JWH programs may establish losing positions based on incorrectly identifying both the brief upward or downward price movements as trends.

THE LARGE SIZE OF THE TRUST'S TRADING POSITIONS INCREASES THE RISK OF SUDDEN, MAJOR LOSSES

         The Trust takes positions with face values up to as much as approximately eight times its total equity. Consequently, even small price movements can cause major losses.

UNIT VALUES ARE UNPREDICTABLE AND VARY SIGNIFICANTLY MONTH-TO-MONTH

         The Net Asset Value per Unit can vary significantly month-to-month. In August 1998, there was almost an 11% change in the value of a Unit. Investors cannot know at the time they submit a subscription or a redemption request what the subscription price or redemption value of their Units will be.

         The only way to take money out of the Trust is to redeem Units. You can only redeem Units at month-end on five business days' advance notice and subject to possible redemption charges. The restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming Units.

         Transfers of Units are subject to limitations as well, such as advance written notice of any intent to transfer and the consent of CISI to such transfer.

         In addition, investors are unable to know whether they are subscribing for Units after a significant upswing in the Net Asset Value per Unit -- often a time when the Trust has an increased probability of entering into a losing period.

THE OPPORTUNITY COSTS OF REBALANCING THE JWH PROGRAMS

         The quarterly rebalancing of the Trust's assets among its JWH trading programs may result in the liquidation of profitable positions, thereby foregoing greater profits which the Trust would otherwise have realized, and the establishment of unprofitable positions, thereby incurring losses which the Trust would otherwise have avoided had rebalancing not occurred.

ALTERATION OF TRADING SYSTEMS AND CONTRACTS AND MARKETS TRADED

         JWH may, in its discretion, change and adjust the trading programs, as well as the contracts and markets which they trade. These adjustments may result in foregoing profits which the trading programs would otherwise have captured, as well as incurring losses which they would otherwise have avoided. Neither the Managing Owner nor the Unitholders are likely to be informed of any non-material changes in the trading programs.

INCREASED COMPETITION FROM OTHER TREND-FOLLOWING TRADERS COULD REDUCE JWH'S PROFITABILITY

         There has been a dramatic increase over the past twenty years in the amount of assets managed by trend-following trading systems like the JWH programs. In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by October 1999, this estimate had risen to approximately $44 billion. It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems. Although the amount of trading in the futures industry as a whole has increased significantly during the same period of time, the increase in managed money increases trading competition. The more competition there is for the same positions, the more costly and harder they are to acquire.

JWH'S HIGH LEVEL OF EQUITY UNDER MANAGEMENT COULD LEAD TO DIMINISHED RETURNS

         JWH has a significant amount of assets under management. As of January 1, 1990, JWH had approximately $197 million under management; as of October 31, 1999, this figure had risen to approximately $2.0 billion. The more money JWH manages, the more difficult it may be for JWH to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Large trades result in more price slippage than do smaller orders.

ILLIQUID MARKETS COULD MAKE IT IMPOSSIBLE FOR JWH TO REALIZE PROFITS OR LIMIT LOSSES

         In illiquid markets, JWH could be unable to capitalize on the opportunities identified by it or to close out positions against which the market is moving. There are numerous factors which can contribute to market illiquidity, far too many for JWH to predict when or where illiquid markets may occur. JWH attempts to limit its trading to highly liquid markets, but there can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

         Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets, fixed income relative value strategies and mortgage-backed securities. There can be no assurance that the same will not happen to the Trust at any time or from time to time. The large size of the positions which JWH acquires for the Trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

JWH TRADES EXTENSIVELY IN FOREIGN MARKETS; THESE MARKETS ARE LESS REGULATED THAN U.S. MARKETS AND ARE SUBJECT TO EXCHANGE RATE, MARKET PRACTICES AND POLITICAL RISKS

         The trading programs used for the Trust trade a great deal outside the U.S. From time to time, as much as 30%-50% of the Trust's overall market exposure could involve positions taken on foreign markets. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. In addition, the Trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which JWH bases its strategies may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

UNREGULATED MARKETS LACK REGULATORY PROTECTIONS OF EXCHANGES

         A substantial portion of the Trust's trading -- primarily its trading of spot and forward contracts in currencies -- takes place in unregulated markets. It is impossible to determine fair pricing, prevent abuses such as "front-running" or impose other effective forms of control over such markets. The absence of regulation could expose the Trust in certain circumstances to significant losses which it might otherwise have avoided.

MANDATORY CLOSING OUT OF OFFSETTING POSITIONS

         Applicable CFTC rules require that offsetting positions taken by JWH on behalf of the Trust, even though taken by different programs, be closed out. JWH does not believe that the requirement of liquidating offsetting positions held for the Trust by the trading programs will, at this point, impede the operation of the Trust. However, it is possible that under certain circumstances the requirement to close out offsetting positions on an inter-program basis could adversely affect the performance of the Trust. The fact that JWH operates three strategies for the same account without having its overall performance disrupted by the CFTC's "close out" rule demonstrates the extent of the similarities between the trading programs and the likelihood of significant positive correlation among their respective trading results.

REGULATORY CHANGES COULD RESTRICT THE TRUST'S OPERATIONS

         The Trust implements a speculative, highly leveraged strategy. From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, the Malaysian government recently blamed the collapse of its currency on speculative funds and called for international restrictions on their operations.

         Regulatory changes could adversely affect the Trust by restricting its markets, limiting its trading and/or increasing the taxes to which Unitholders are subject. As an example, in the mid-1980s the CFTC raised doubts concerning the legality of futures funds trading currency forwards, and the legality of EFP transactions come under periodic CFTC review. EFPs are a mechanism for converting a foreign currency forward into a futures contract. If JWH could not trade currency forwards or EFPs for the Trust, the effect on the Trust could be material and adverse. CISI is not aware of any pending or threatened regulatory developments which might adversely affect the Trust. However, adverse regulatory initiatives could develop suddenly and without notice.

POSSIBLE EFFECTS OF THE EUROPEAN MONETARY UNION

         JWH historically has traded European currencies. The market's reaction to the Euro, or to any nation's possible withdrawal from the European Monetary Union, may adversely affect the trading opportunities, or trading results generally, of currency traders. The absence of historical Euro pricing data could be detrimental to trend-following traders such as JWH.

         The conversion to a single Euro-currency is a very significant and novel political and economic event and there can be no certainty about its direct or indirect future effects on currency markets. Unforeseen effects of the European Monetary Union could result in trading losses for the Trust.

         Euro risk, in the form of positions in Euro forward contracts and futures contracts on Euro-denominated bond interest rates, has been gradually introduced with increasing exposure throughout 1999 to maintain the Trust's European risk allocations at a level similar to pre-Euro weightings.

THE TRUST COULD LOSE ASSETS AND HAVE ITS TRADING DISRUPTED DUE TO THE BANKRUPTCY OF CISI OR OTHERS

         The Trust is subject to the risk of CISI, exchange or clearinghouse insolvency. Trust assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings. Were a substantial portion of the Trust's capital tied up in a bankruptcy, CISI might suspend or limit trading, perhaps causing the Trust to miss significant profit opportunities. No CISI fund has ever lost any assets due to the bankruptcy or default of a broker, exchange or clearinghouse, but there can be no assurance that this will not happen in the future.

POSSIBILITY OF TERMINATION OF THE TRUST BEFORE EXPIRATION OF ITS STATED TERM

         As Managing Owner, CISI may withdraw from the Trust upon 120 days' notice, which would cause the Trust to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by the Trust, could also cause the Trust to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in NFA of JWH, CISI or CIS were revoked or suspended, such entity would no longer be able to provide services to the Trust.

YEAR 2000 ISSUES

         The first time an Investor who subscribes on the basis of this prospectus can participate in the Trust is February 1, 2000. Many, if not all, of the effects of the Year 2000 Problem on the Trust and its service providers will be known by then. Nevertheless, the Trust and its service providers may continue to be affected negatively by the Year 2000 Problem.

         The Trust does not have any systems or technology applications of its own relevant to its operations. Instead, it relies on the smooth functioning of third parties' computer systems. Both CIS and JWH have taken steps to identify, update and test their internal computer systems that are Year 2000 vulnerable. Additionally, each has prepared contingency plans to address the malfunction of any part of its internal systems or the third-party systems on which they rely.

         Despite their efforts, there can be no assurance that CIS, CISFS, CISI, JWH and the Trust's other service providers have anticipated every step necessary to avoid any adverse effect on the Trust attributable to the Year 2000 Problem. CISI believes that a possible worst case scenario would be one in which it becomes impossible for the Trust to continue trading as a result of the Year 2000 Problem. If CISI and/or JWH foresee such a situation, the Trust will either attempt to liquidate all positions and/or establish relationships with additional counterparties in order to permit trading to continue.

                                 --------------

         THE FOLLOWING ARE NOT RISKS BUT RATHER IMPORTANT TAX FEATURES OF INVESTING IN THE TRUST WHICH ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER BEFORE DECIDING WHETHER TO PURCHASE UNITS.

INVESTORS ARE TAXED EVERY YEAR ON THEIR SHARE OF THE TRUST'S PROFITS -- NOT ONLY WHEN THEY REDEEM AS WOULD BE THE CASE IF THEY HELD STOCKS OR BONDS

         Investors are taxed each year on their investment in the Trust, irrespective of whether they redeem any Units.

         All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

         Over time, the compounding effects of the annual taxation of the Trust's income are material to the economic consequences of investing in the Trust. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year, the result would be $14,025.

THE TRUST'S TRADING GAINS ARE TAXED AT HIGHER SHORT-TERM CAPITAL GAINS RATE

         Investors are taxed on their share of any trading profits of the Trust at both short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates are determined irrespective of how long an investor holds Units. Consequently, the tax rate on the Trust's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

TAX COULD BE DUE FROM INVESTORS ON THEIR SHARE OF THE TRUST'S INTEREST INCOME DESPITE OVERALL LOSSES

         Investors may be required to pay tax on their allocable share of the Trust's interest income, even though the Trust incurs overall losses. Trading losses can only be used by individuals to offset trading gains and $3,000 of interest income each year. Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 economic loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

INVESTMENT FACTORS

         THE MANAGING OWNER'S OBJECTIVE IN SPONSORING THE TRUST WITH JWH AS ITS SOLE TRADING ADVISOR IS TO OFFER AN INVESTMENT WHICH HAS THE POTENTIAL OF ACHIEVING SUBSTANTIAL CAPITAL APPRECIATION OVER TIME TO THOSE INVESTORS WHOSE RISK TOLERANCE LEVELS CAN ACCEPT SIGNIFICANT RISK AND EXPECTED VOLATILITY IN PERFORMANCE. IF SUBSTANTIAL LOSSES CAN BE AVOIDED, THE MANAGING OWNER AND JWH BELIEVE THAT THE TRUST HAS A REASONABLE OPPORTUNITY TO GENERATE SIGNIFICANT PROFITS OVER TIME, DESPITE EXHIBITING CONSIDERABLE INTRA-PERIOD VOLATILITY, BY CAPITALIZING ON MAJOR PRICE MOVEMENTS WHEN THEY DO OCCUR. IF SUCCESSFUL, THE TRUST OFFERS INVESTORS THE FOLLOWING POTENTIAL ADVANTAGES.

ACCESS TO JWH AND THE TRADING PROGRAMS

         By investing in the Trust, subscribers have the opportunity to place assets with an experienced active managed futures advisor. JWH is one of the largest advisors in the managed futures industry in terms of assets under management. JWH has been continuously managing client funds in the futures and forward markets for over seventeen years and, as of October 31, 1999, managed approximately $2.0 billion in client capital. JWH has achieved substantial profits under a variety of different market conditions and trading a variety of different programs, including the Financial and Metals Portfolio, the G-7 Currency Portfolio and JWH GlobalAnalytics-Registered Trademark- Family of Programs.

INVESTMENT DIVERSIFICATION

         The globalization of the world's economy offers potentially valuable trading opportunities, as major political and economic events continue to influence world markets, at times dramatically. Volatility in interest rates, the possibility of significant fluctuations in the value of commodities and currencies, the consolidation of European currencies, fragility in world banking and credit mechanisms and the growing interdependence among national economies create high risks but also substantial opportunities for profit. These developments may make a diversification into an investment vehicle such as the Trust timely.

         Unlike a traditional diversified portfolio of stocks, bonds and real estate, the profit potential of the Trust does not depend upon favorable general economic conditions and the Trust is as likely to be profitable (or unprofitable) during periods of declining stock, bond and real estate markets as at any other time. In addition to the expected non-correlation in its performance with the performance of the general equity and debt markets, the Trust's flexibility to take either long or short positions, as opposed to traditional portfolios which are typically heavily weighted towards the former, can be an important advantage in times of economic uncertainty.

         An investor who is not prepared to spend substantial time trading in the futures and forward markets may nevertheless participate in the commodities and financial markets through investing in the Trust, thereby obtaining diversification from traditional investments such as a diversified portfolio of stocks, bonds and real estate. By allocating a portion of the risk segment of a traditional diversified portfolio to the Trust, an investor has the potential, if the Trust is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time and the dependence of such portfolio on any single country's economy.

OPPORTUNITY TO PROFIT IN DECLINING AS WELL AS IN RISING MARKETS

         The futures markets offer the ability to trade either side of the market. Unlike short selling in the securities markets, taking short positions in the futures market (or buying a put option or selling a call option) in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements. Selling short is no more difficult than establishing a long position.

         The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Positive and negative returns may be realized in both rising and declining markets. It is potentially advantageous for investors to own assets which can appreciate during a period of generally declining prices, financial disruption or economic instability.

INTEREST ON TRUST ASSETS

         The Trust receives interest income on its assets. On the fifth business day of each month, CIS and CISFS credit the Trust's account with interest as if 100% of the Trust's average daily balances on deposit with CIS or CISFS, as the case may be, in the previous month were continuously invested at the average 91-day Treasury bill rate for that previous month for deposits denominated in dollars and at the applicable rate for deposits denominated in currencies other than dollars. The interest earned on the Trust's assets can offset a substantial portion of its routine costs. The Trust's interest income represents a source of revenue entirely independent of the success or failure of its speculative futures and forward trading.

         Although CISI has not yet done so, CISI may place some of the Trust's assets with a Custodian and hire a third-party cash manager to manage that money. If Trust assets are deposited with such Custodian, the Trust will receive the interest actually earned by the third-party cash manager on such assets. CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS.

SMALL MINIMUM INVESTMENT

         JWH is typically available to manage individual accounts only of substantial size -- $5,000,000 or more. Investors in the Trust are currently able to gain access to three JWH programs for a minimum investment of only $5,000; $2,000 in the case of eligible employee benefit plans and individual retirement accounts. A small minimum investment requirement makes the Trust accessible to a wide range of investors and also means that no investor must commit a significant amount of assets in order to participate in the Trust.

LIMITED LIABILITY

         An investor who opens an individual futures account is generally liable for all losses incurred in such account, and may lose substantially more than such investor committed to the account, particularly in light of the large positions in relation to capital used in futures and forward trading. However, a Unitholder cannot lose more than his or her investment in the Trust plus undistributed profits. In fact, in the event the Net Asset Value of a Unit decreases to less than 50% of the previous highest month-end Net Asset Value per Unit as of the close of business on any day, the Managing Owner is required to cause the Trust to liquidate all open positions, suspend trading and declare a Special Redemption Date in accordance with the provisions in the Declaration and Agreement of Trust. Without limited liability, it could be imprudent for an investor to participate in strategies like those applied by JWH where positions may be large in relation to account equity.

ADMINISTRATIVE CONVENIENCE

         The Trust is structured so as to substantially eliminate the administrative burden which would otherwise be involved in Unitholders engaging directly in futures and forward trading. Unitholders receive monthly unaudited and annual certified financial reports as well as all tax information relating to the Trust necessary for Unitholders to complete their federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling your registered representative or CISI at (312) 460-4000 or toll free at (888) 292-9399.

HOW THE TRUST WORKS

BUYING UNITS

         You buy Units as of the last business day of any month at Net Asset Value. Your subscription must be submitted by the fifth business day prior to the month-end of investment. Late subscriptions will be applied to Unit sales as of the end of the second month after receipt, unless revoked.

         CISI has no present intention to terminate the offering, but may do so at any time.

         Units are offered at Net Asset Value.

         Investors need to submit Subscription Agreements with each purchase of Units.

         The minimum purchase for first-time investors is $5,000; $2,000 for IRAs and other tax-exempt accounts. Existing investors may make additional investments in $1,000 minimums.

USE OF PROCEEDS

         100% of all subscription proceeds are invested directly into the Trust. Neither the Trust nor any subscriber pays any selling commissions. CISI pays all such commissions as part of the ongoing syndication costs of the Trust. In return, CISI receives substantial revenues from the Trust over time.

         The Trust uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses. At the same time that the Trust's assets are being used as margin, they are also available for cash management. Substantially all the cash management return earned on the Trust's assets is paid to the Trust, although the CIS Group does retain certain economic benefits from possession of the Trust's assets, as described in more detail under "Interest Income" beginning at page 50.

REDEEMING UNITS

         You can redeem Units monthly. To redeem at month-end, contact your registered representative or CISI. Redemption requests must be received by CISI no later than the fifth business day prior to the month-end of redemption.

         The proceeds of Units redeemed through the eleventh month from the date of issuance are reduced by a charge of 3% of their redemption date Net Asset Value. This charge is paid to CIS. If a Unitholder acquires Units at more than one closing, the Units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed.

UNCERTAIN SUBSCRIPTION AND REDEMPTION VALUE OF UNITS

         The Trust sells and redeems Units at subscription or redemption date Net Asset Value, not at the Net Asset Value as of the date that subscriptions or redemption requests are submitted. Investors must submit irrevocable subscriptions and redemption requests no later than the fifth business day prior to the effective date of subscription or redemption. Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units.

         Materially adverse changes in the Trust's financial position could occur between the time an investor irrevocably commits to acquire or redeem Units and the time the purchase or redemption is made.

NO DISTRIBUTIONS INTENDED

         The Trust does not anticipate making any distributions to investors. No distributions have been made to date.

PERFORMANCE OF THE TRUST

         The following are the monthly rates of return and the month-end Net Asset Value per Unit from the inception of the Trust through November 30, 1999.

                                JWH GLOBAL TRUST
                        JUNE 2, 1997 - NOVEMBER 30, 1999

                     AGGREGATE SUBSCRIPTIONS: $116.6 MILLION
                      CURRENT CAPITALIZATION: $90.0 MILLION
                WORST MONTHLY DECLINE (MONTH/YEAR): (9.97)% 11/98
        WORST PEAK-TO-VALLEY DECLINE (MONTH/YEAR): (14.41)% 7/99 - 10/99
              NET ASSET VALUE PER UNIT, NOVEMBER 30, 1999: $106.39
                 NUMBER OF UNITHOLDERS, NOVEMBER 30, 1999: 3,625

----------------------------------------------------------------------------------------------------------------------------------
                                    1999                                  1998                                    1997
                        -----------------------------         ----------------------------          ------------------------------
                         MONTHLY                               MONTHLY                               MONTHLY
                        RATES OF           MONTH-END          RATES OF           MONTH-END          RATES OF           MONTH-END
 MONTH                   RETURN          NAV PER UNIT          RETURN          NAV PER UNIT          RETURN          NAV PER UNIT
----------------------------------------------------------------------------------------------------------------------------------
January                  (4.08)%            $110.70            (2.83)%            $106.59
----------------------------------------------------------------------------------------------------------------------------------
February                  2.78               113.78            (1.14)              105.38
----------------------------------------------------------------------------------------------------------------------------------
March                    (0.78)              112.89            (3.03)              102.20
----------------------------------------------------------------------------------------------------------------------------------
April                     3.89               117.28            (4.59)               97.51
----------------------------------------------------------------------------------------------------------------------------------
May                      (0.20)              117.04             3.44               100.85
----------------------------------------------------------------------------------------------------------------------------------
June                      2.58               120.06            (1.63)               99.21              0.16%             $100.16
----------------------------------------------------------------------------------------------------------------------------------
July                     (3.42)              115.96            (3.05)               96.18              6.64               106.81
----------------------------------------------------------------------------------------------------------------------------------
August                   (0.25)              115.66            10.84               106.61             (2.26)              104.39
----------------------------------------------------------------------------------------------------------------------------------
September                (3.67)              111.42             8.02               115.16             (1.46)              102.88
----------------------------------------------------------------------------------------------------------------------------------
October                  (7.16)              103.44             2.73               118.30              2.46               105.40
----------------------------------------------------------------------------------------------------------------------------------
November                  2.86               106.39            (9.97)              106.51              0.83               106.28
----------------------------------------------------------------------------------------------------------------------------------
December                                                        8.35               115.40              3.22               109.70
----------------------------------------------------------------------------------------------------------------------------------
COMPOUND
ANNUAL RATE              (7.81)%                                                                       9.70%
OF RETURN              (11 MONTHS)             --               5.20%                --             (7 MONTHS)               --
----------------------------------------------------------------------------------------------------------------------------------

               UNTIL OCTOBER 5, 1998, WHEN THE G-7 CURRENCY PROGRAM WAS ADDED TO THE TRUST'S PORTFOLIO, THE TRUST USED ONLY TWO JWH PROGRAMS, THE ORIGINAL INVESTMENT PROGRAM AND THE FINANCIAL AND METALS PORTFOLIO. EFFECTIVE JANUARY 1, 2000, THE TRUST SUBSTITUTED THE JWH GLOBALANALYTICS-REGISTERED TRADEMARK-FAMILY OF PROGRAMS FOR THE ORIGINAL INVESTMENT PROGRAM AND CHANGED THE ALLOCATION OF TRUST ASSETS AMONG THE THREE PROGRAMS.

               MONTHLY RATE OF RETURN IS THE NET PERFORMANCE OF THE TRUST DURING A MONTH (INCLUDING INTEREST INCOME) DIVIDED BY THE TOTAL EQUITY OF THE TRUST AS OF THE BEGINNING OF THE MONTH. PERFORMANCE INFORMATION IS CALCULATED ON AN ACCRUAL BASIS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

               WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST DECLINE IN THE NET ASSET VALUE PER UNIT WITHOUT SUCH NET ASSET VALUE PER UNIT BEING SUBSEQUENTLY EQUALED OR EXCEEDED.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SELECTED FINANCIAL INFORMATION

         The following Selected Financial Information for the period ended September 30, 1999 is derived from the unaudited financial statements of the Trust for the period from January 1, 1999 to September 30, 1999. The Selected Financial Information for the year ended December 31, 1998 and the period ended December 31, 1997 is derived from the financial statements for the year ended December 31, 1998 and the period from June 2, 1997 (commencement of trading operations) to December 31, 1997, which have been audited by KPMG LLP. See "Financial Statements" at page 68.

                          -------------------------


                                               JAN. 1, 1999                               JUNE 2, 1997
                                                   TO              JAN. 1, 1998          (COMMENCEMENT OF
                                              SEPT. 30, 1999           TO              TRADING OPERATIONS) TO
INCOME STATEMENT DATA                           (UNAUDITED)        DEC. 31, 1998           DEC. 31, 1997
---------------------                         --------------       -------------       ----------------------
Revenues:
  Realized gain (loss) on closed positions      $ 9,910,068        $ 10,418,484            $  1,761,637
  Change in unrealized gain (loss) on
     open positions                              (7,131,800)          3,078,002               4,481,153
  Interest income                                 3,192,209           3,669,771               1,042,648
  Foreign currency transaction gain (loss)         (260,400)           (296,969)               (297,458)
                                                -----------        ------------            ------------
  Total Revenues                                $ 5,710,077        $ 16,869,288            $  6,987,980
                                                ===========        ============            ============

Expenses:
  Commissions paid to CIS                         4,700,178           5,195,089               1,441,635
  Exchange, clearing, and NFA fees                   63,378              59,724                  12,426
  Management fees                                 2,935,732           3,239,007                 896,312
  Incentive fees                                    853,599           1,383,562                 715,477
  Amortization of prepaid initial
     organization and offering expenses              99,129             132,173                  66,238
  Ongoing organization and offering
     expenses                                       363,004             400,616                 110,352
  Operating expenses                                 45,639              58,596                  94,292
                                               ------------        ------------            ------------

        Total Expenses                            9,060,659          10,468,767               3,336,732
                                               ------------        ------------            ------------
        Net profit (loss)                       $(3,350,582)       $  6,400,521            $  3,651,248
                                               ============        ============            ============



                                              SEPT. 30, 1999
                                              --------------       DEC. 31, 1998           DEC. 31, 1997
                                                   NET            -------------           -------------
                                              ASSET VALUE              NET                      NET
BALANCE SHEET DATA                             (UNAUDITED)          ASSET VALUE             ASSET VALUE
------------------                             -----------          -----------             -----------
AGGREGATE NET ASSET VALUE                      $ 94,830,715        $ 95,472,546             $ 64,351,524

NET ASSET VALUE PER UNIT                       $     111.42        $     115.40             $     109.70


         THE $650,000 OF ORGANIZATIONAL AND INITIAL OFFERING COSTS REIMBURSED TO THE MANAGING OWNER BY THE TRUST AS OF THE COMMENCEMENT OF TRADING ARE BEING AMORTIZED OVER A SIXTY-MONTH PERIOD BEGINNING WITH JUNE 1997.

MANAGEMENT'S ANALYSIS
OF OPERATIONS

RESULTS OF OPERATIONS

GENERAL

         JWH programs do not predict price movements. No fundamental economic supply or demand analysis is used in attempting to identify mispricings in the market, and no macroeconomic assessments of the relative strengths of different national economies or economic sectors is made. Instead, the programs apply proprietary computer models to analyze past market data, and from this data alone attempt to determine whether market prices are trending. Technical traders such as JWH base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements. However, there are frequent periods during which fundamental factors external to the market dominate prices.

         If JWH's models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, the JWH programs do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Trust's positions while retaining most of the profits made from following the trend.

         In analyzing the performance of JWH's trend-following programs, economic conditions, political events, weather factors, etc., are not directly relevant because only market data has any input into JWH's trading results. There is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. The analysis is further complicated by the fact that the programs are designed to recognize only certain types of trends and to apply only certain criteria of when a trend has begun. Consequently, even though significant price trends may occur, if these trends are not comprised of the type of intra-period price movements which the programs are designed to identify, the Trust may miss the trend altogether.

         The Trust's success depends on JWH's ability to recognize and capitalize on major price movements and other profit opportunities in different sectors of the world economy. Because of the speculative nature of its trading, operational or economic trends have little relevance to the Trust's results, and its past performance is not necessarily indicative of its future results. The Managing Owner believes, however, that there are certain market conditions -for example, markets with major price movements -- in which the Trust has a better opportunity of being profitable than in others.

         The following performance summary outlines certain major price trends which the JWH programs have identified for the Trust since inception. The fact that certain trends were captured does not imply that others, perhaps larger and potentially more profitable trends, were not missed or that JWH will be able to capture similar trends in the future. Moreover, the fact that the programs were profitable in certain market sectors in the past does not mean that they will be so in the future.

         The performance summary is an outline description of how the Trust performed in the past, not necessarily any indication of how it will perform in the future. Furthermore, the general causes to which certain trends are attributed may or may not in fact have caused such trends, as opposed to simply having occurred at about the same time.

         While there can be no assurance that JWH will be profitable even in trending markets, markets in which substantial and sustained price movements occur offer the best profit potential for the Trust.

PERFORMANCE SUMMARY

1999

         Through September 30, 1999, total contributions to the Trust equalled $15,539,374, none of which were made by the Managing Owner, and investors redeemed Units in the amount of $12,830,623. The Trust achieved realized and unrealized trading gains of $2,517,868 and interest income of $3,192,209. Total expenses of the Trust were $9,060,659, resulting in a net loss of $3,350,583 and a decrease in the Net Asset Value per Unit of $3.98.

         In January, the Trust posted a loss resulting primarily from volatility in the currency sector as well as Japanese interest rates. The Trust posted a gain for February resulting primarily from trading in precious metals and currencies. During March, concerns about the military conflict in Kosovo mounted. As a result, the global markets experienced increased volatility, namely in precious metals and interest rates, and the Trust posted a small loss. Overall, the first quarter of fiscal 1999 ended negatively for the Trust, which recorded a loss of $2,085,640.

         The Trust recorded a gain of $6,060,792 for the second quarter of 1999. In April, the Trust posted a gain resulting primarily from an appreciating Japanese stock market, rising crude oil prices, falling commodity prices and continued appreciation of the U.S. Dollar versus the Euro and Swiss Franc. The Trust posted a loss during May resulting primarily from the currencies and indices and despite the declining price of gold and the continued decline of the Euro currency. The Trust posted a gain in June as it continued to benefit from the freefall in gold prices and the declining Euro currency.

         The third quarter ended negatively for the Trust, which recorded a loss of $7,325,734. In July, the Trust posted a loss resulting primarily from excessive volatility in the currency markets. The Trust posted small gains during August resulting primarily from the weakening U.S. dollar and long positions in the Yen which became more profitable due to the apparent flight to quality to the Yen. During September, the Trust surrendered profits due to rapidly escalating gold prices and the Trust's short gold positions.

1998

         During 1998, total contributions to the Trust equaled $37,938,405, including the Managing Owner's contribution of $361,483, and investors redeemed Units in the amount of $13,217,904. The Trust achieved realized and unrealized trading gains of $13,199,517 and interest income of $3,669,771. Total expenses of the Trust were $10,468,767, resulting in a net profit of $6,400,521 and an increase in the Net Asset Value per Unit of $5.70.

         The Trust had a profitable year in 1998, producing a net gain of 5.20% for the calendar year. The year 1998 was marked by declining global interest rates and commodity prices and extremely volatile currency fluctuations. One of the key markets that consistently reported profits during the year was the energy sector, primarily crude oil. Short crude oil prices throughout the year were beneficial to the Trust. Additionally, coffee prices fell 28% during the year and the Trust benefitted from its short positions in coffee prices.

         The first quarter was marked by a flight to quality in the bond market, namely German bunds and U.S. bonds amidst turbulence in the Asian markets. The U.S. dollar remained volatile for the first two months of the year and strengthened during March, primarily versus the German mark and Swiss franc. The volatility in both these sectors produced overall losses for the Trust. Warren Buffett was rumored and then confirmed to be holding significant silver positions anticipating a rise in silver prices. Long silver prices were beneficial to the Trust.

         In the second quarter, the U.S. dollar strengthened against the Japanese yen until the U.S. Government intervened to support the Japanese yen, essentially selling the U.S. dollar and depressing the value of the U.S. dollar relative to most major world currencies. By July, the U.S. dollar was back at all-time highs against the Japanese yen. Overall, the Trust gained as a result of the fluctuation of the U.S. dollar. However, the ripple effect created volatility for the U.S. dollar versus the European currencies. Precious metals, namely silver, reversed as prices slumped. Gold prices seesawed up and down never settling on direction. The volatility in these markets was unprofitable for the Trust.

         The third quarter was highlighted by a devaluation of the Russian ruble which sent shock waves through the world equity markets as traders liquidated equities in favor of sovereign debt. Even prior to the Russian crisis, the Trust was well positioned to take advantage of rising bonds. The Trust was long the U.S., German and Japan bond markets. Interest rates on the U.S. 30-year long bond fell below 5%, the lowest level in over 30 years. In addition, the Trust was short the Nikkei and FTSE equity indices. Gold and silver prices fell to 1998 lows, and short positions in these precious metals were profitable.

         The fourth quarter saw extremes in the currency sector as the U.S. dollar again gyrated for the last three months of the year. A long Japanese yen position provided the only profit for the Trust in October but was the largest losing position in November. Yet, by December, long Japanese yen positions were again providing profits. The Fed eased interest rates one quarter point three times in seven weeks. However, long U.S. bond positions reaped few rewards as these rate cuts had already been factored in the market. Global stock indices rebounded beginning in October and long positions in the S&P 500 and German DAX proved rewarding.

1997 (SEVEN MONTHS)

         During 1997, total contributions to the Trust equalled $61,630,136, including the Managing Owner's contribution of $610,000, and investors redeemed Units in the amount of $929,860. The Trust achieved realized and unrealized trading gains of $5,945,332 and interest income of $1,042,648. Total expenses of the Trust were $3,336,732, resulting in net income of $3,651,248 and an increase in the Net Asset Value per Unit of $9.70.

         The Trust posted positive returns for 1997, which was the Trust's first year of trading. In 1997 the global futures markets showed a great deal of volatility and JWH programs were well positioned to profit from these moves. The Trust produced a net gain of 9.70% for the seven months it traded during the calendar year. The year 1997 was marked by declining gold prices and interest rates around the globe and a rising U.S. dollar relative to the German mark and Japanese yen. The strength of these market moves proved beneficial to the Trust. The price of gold declined to the lowest level in over a decade reflecting its declining value as an alternative monetary asset as central banks increased their willingness to sell or lease the precious metal. Solid gains were generated in the global interest rate markets, particularly in the Japanese government bond where yields plummeted to historic lows as the nation sank relentlessly into a recession. Strong gains were also recorded in Australian 10-year bonds and 3-year notes and in German and Italian bonds. Gains were realized in positions in the German mark, which weakened in world markets as hopes for European monetary union rose. The U.S. dollar dominated the world currencies reflecting sound economic fundamentals in the U.S. The Trust benefited from the upward price movement in natural gas during the summer and fall. However, energy markets were disappointing as ample world inventories and mild weather kept supply and demand in balance. In addition, losses were incurred in agricultural markets, despite strong performance by coffee futures earlier in the year. The Trust ended the year with a profit of $3,651,248.

LIQUIDITY AND CAPITAL RESOURCES

         The amount of assets invested in the Trust generally does not affect its performance, as typically this amount is not a limiting factor on the positions acquired by JWH, and the Trust's expenses are primarily charged as a fixed percentage of its asset base, however large.

         The Trust sells no securities other than the Units. The Trust borrows only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Trust's dollar deposits. These borrowings are at a prevailing short-term rate in the relevant currency. They have been immaterial to the Trust's operation to date and are expected to continue to be so.

         The Net Asset Value of the Trust's cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Trust's debt securities to decline, but only to a limited extent. More importantly, changes in interest rates could cause periods of strong up or down price trends, during which the Trust's profit potential generally increases. Inflation or deflation in commodity prices could also generate price movements which the programs might successfully follow.

         The Trust's assets are held primarily in cash. Except in very unusual circumstances, the Trust should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices. This should permit JWH to limit losses as well as reduce market exposure on short notice should its programs indicate reducing market exposure. In addition, because there is a readily available market value for the Trust's positions and assets, the Trust's monthly Net Asset Value calculations are precise, and investors need only wait ten business days to receive the full redemption proceeds of their Units.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT THE TRUST'S MARKET RISK

INTRODUCTION

PAST RESULTS ARE NOT NECESSARILY
INDICATIVE OF FUTURE PERFORMANCE

       The Trust is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Trust's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust's main line of business.

       Market movements result in frequent changes in the fair market value of the Trust's open positions and, consequently, in its earnings and cash flow. The Trust's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust's open positions and the liquidity of the markets in which it trades.

       The Trust can acquire and/or liquidate both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust's past performance is not necessarily indicative of its future results.

       Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Trust's speculative trading and the recurrence in the markets traded by the Trust of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust's experience to date (I.E., "risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Trust's losses in any market sector will be limited to Value at Risk or by the Trust's attempts to manage its market risk.

STANDARD OF MATERIALITY

       Materiality as used in this section, "Qualitative and Quantitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Trust's market sensitive instruments.

INTERIM PERIODS

       Quantitative and qualitative disclosures about the Trust's market risk are provided as of December 31, 1998, and quantitative information regarding the Trust's Trading Value at Risk is provided as of September 30, 1999. CISI believes that there have not been any material changes to either the sources of the Trust's trading and non-trading market risk or their impacts on the Trust since the end of 1998.

QUANTIFYING THE TRUST'S TRADING VALUE AT RISK

QUANTITATIVE FORWARD-LOOKING STATEMENTS

       THE FOLLOWING QUANTITATIVE DISCLOSURES REGARDING THE TRUST'S MARKET RISK EXPOSURES CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SAFE HARBOR FROM CIVIL LIABILITY PROVIDED FOR SUCH STATEMENTS BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SET FORTH IN SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). ALL QUANTITATIVE DISCLOSURES IN THIS SECTION ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR, EXCEPT FOR STATEMENTS OF HISTORICAL FACT.

       The Trust's risk exposure in the various market sectors traded by JWH is quantified below in terms of Value at Risk. Due to the Trust's mark-to-market accounting, any loss in the fair value of the Trust's open positions is directly reflected in the Trust's earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

       Exchange maintenance margin requirements have been used by the Trust as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic funda-mentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component which is not relevant to Value at Risk.

       In the case of market sensitive instruments which are not exchange traded (almost exclusively currencies in the case of the Trust), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those rare cases in which a futures-equivalent margin is not available, dealers' margins have been used.

       The fair value of the Trust's futures and forward positions does not have any optionality component.

       In quantifying the Trust's Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects resulting from the fact that the Trust's positions are rarely, if ever, 100% positively correlated have not been reflected.

THE TRUST'S TRADING VALUE AT RISK IN DIFFERENT MARKET SECTORS

       The following tables indicate the trading Value at Risk associated with the Trust's open positions by market category as of September 30, 1999 and December 31, 1998. All open position trading risk exposures of the Trust have been included in calculating the figures set forth below. As of September 30, 1999, the Trust's total capitalization was approximately $94.8 million and, as of December 31, 1998, the Trust's total capitalization was approximately $95.5 million.

                              SEPTEMBER 30, 1999
                             -------------------
                                                                 % OF TOTAL
MARKET SECTOR                         VALUE AT RISK            CAPITALIZATION
-------------                         -------------            --------------
Interest Rates                        $ 5.8 million                 6.12%
Currencies                            $ 3.8 million                 4.01%
Stock Indices                         $ 0.8 million                 0.84%
Precious Metals                       $ 1.1 million                 1.16%
Commodities                           $ 0.9 million                 0.95%
Energy                                $ 0.7 million                 0.74%
                                      -------------
   Total                              $13.1 million                13.82%
                                      =============           ================

                              DECEMBER 31, 1998
                             -------------------
                                                                 % OF TOTAL
MARKET SECTOR                         VALUE AT RISK            CAPITALIZATION
-------------                         -------------            ---------------
Interest Rates                        $ 4.6 million                 4.82%
Currencies                            $ 1.9 million                 1.99%
Stock Indices                         $ 0.8 million                 0.84%
Precious Metals                       $ 0.5 million                 0.52%
Commodities                           $ 0.7 million                 0.73%
Energy                                $ 0.5 million                 0.52%
                                      -------------
   Total                              $ 9.0 million                 9.42%
                                      =============            ===============

MATERIAL LIMITATIONS ON VALUE AT RISK
AS AN ASSESSMENT OF MARKET RISK

         The face value of the market sector instruments held by the Trust is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Trust. The magnitude of the Trust's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -could cause the Trust to incur severe losses over a short period of time. The foregoing Value at Risk table -- as well as the past performance of the Trust -- give no indication of this "risk of ruin."

NON-TRADING RISK

         The Trust has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

         The Trust holds substantially all of its assets in cash on deposit with CIS and CISFS. The Trust has cash flow risk on these cash deposits because if interest rates decline, so will the interest paid out by CIS and CISFS at the 91-day Treasury bill rate. As of September 30, 1999 and December 31, 1998, the Trust had approximately $95,252,291 and $90,183,000, respectively, in cash on deposit with CIS and CISFS.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

         THE FOLLOWING QUALITATIVE DISCLOSURES REGARDING THE TRUST'S MARKET RISK EXPOSURES -- EXCEPT FOR (I) THOSE DISCLOSURES THAT ARE STATEMENTS OF HISTORICAL FACT AND (II) THE DESCRIPTIONS OF HOW THE TRUST AND JWH MANAGE THE TRUST'S PRIMARY MARKET RISK EXPOSURES -- CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. THE TRUST'S PRIMARY MARKET RISK EXPOSURES AS WELL AS THE STRATEGIES USED AND TO BE USED BY JWH FOR MANAGING SUCH EXPOSURES ARE SUBJECT TO NUMEROUS UNCERTAINTIES, CONTINGENCIES AND RISKS, ANY ONE OF WHICH COULD CAUSE THE ACTUAL RESULTS OF THE TRUST'S RISK CONTROLS TO DIFFER MATERIALLY FROM THE OBJECTIVES OF SUCH STRATEGIES. GOVERNMENT INTERVENTIONS, DEFAULTS AND EXPROPRIATIONS, ILLIQUID MARKETS, THE EMERGENCE OF DOMINANT FUNDAMENTAL FACTORS, POLITICAL UPHEAVALS, CHANGES IN HISTORICAL PRICE RELATIONSHIPS, AN INFLUX OF NEW MARKET PARTICIPANTS, INCREASED REGULATION AND MANY OTHER FACTORS COULD RESULT IN MATERIAL LOSSES AS WELL AS IN MATERIAL CHANGES TO THE RISK EXPOSURES AND THE RISK MANAGEMENT STRATEGIES OF THE TRUST. THERE CAN BE NO ASSURANCE THAT THE TRUST'S CURRENT MARKET EXPOSURE AND/OR RISK MANAGEMENT STRATEGIES WILL NOT CHANGE MATERIALLY OR THAT ANY SUCH STRATEGIES WILL BE EFFECTIVE IN EITHER THE SHORT- OR LONG-TERM. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE TRUST.

         The following were the primary trading risk exposures of the Trust as of September 30, 1999 and December 31, 1998, by market sector.

INTEREST RATES

         Interest rate risk is the principal market exposure of the Trust. Interest rate movements directly affect the price of the sovereign bond positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Trust's profitability. The Trust's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Trust also takes positions in the government debt of smaller nations -- E.G., Australia. The Managing Owner anticipates that G-7 interest rates will remain the primary market exposure of the Trust for the foreseeable future. The changes in interest rates which have the most effect on the Trust are changes in long-term, as opposed to short-term, rates. Most of the speculative positions held by the Trust are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on the Trust were the medium- to long-term rates to remain steady.

CURRENCIES

         The Trust's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies, including cross-rates -- I.E., positions between two currencies other than the U.S. dollar. However, the Trust's major exposures have typically been in the dollar/yen, dollar/mark and dollar/pound positions. The Managing Owner does not anticipate that the risk profile of the Trust's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the Euro on JWH's currency trading strategies. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based Trust in expressing Value at Risk in a functional currency other than dollars.

STOCK INDICES

         The Trust's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Trust are by law limited to futures on broadly based indices. As of September 30, 1999 and December 31, 1998, the Trust's primary exposures were in the Nikkei (Japan) and All Ordinaries (Australia) stock indices. The Managing Owner anticipates little, if any, trading in non-G-7 stock indices. The Trust is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Trust to avoid being "whipsawed" into numerous small losses.)

METALS

         The JWH programs currently used for the Trust trade mainly precious, not base, metals, and the Trust's primary metals market exposure is to fluctuations in the price of gold and silver. However, silver prices have remained volatile over this period, and JWH has from time to time taken substantial positions as it has perceived market opportunities to develop. The Managing Owner anticipates that gold and silver will remain the primary metals market exposure for the Trust.

COMMODITIES

         The Trust's primary commodities exposure is to agricultural price movements which are often directly affected by severe or unexpected weather conditions. Grains, coffee, sugar and cocoa accounted for the substantial bulk of the Trust's commodities exposure as of September 30, 1999 and December 31, 1998. In the past, the Trust has had material market exposure to live cattle, cotton and the soybean complex and may do so again in the future. However, JWH and the Trust will maintain an emphasis on grains, coffee, sugar and cocoa, in which the Trust has historically taken its largest commodity positions.

ENERGY

         The Trust's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although JWH trades natural gas to a limited extent, oil is by far the dominant energy market exposure of the Trust. Oil prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE

         The following were the only non-trading risk exposures of the Trust as of September 30, 1999 and December 31, 1998.

FOREIGN CURRENCY BALANCES

         The Trust's primary foreign currency balances are in Japanese yen, German marks, British pounds and Australian dollars. The Trust controls the non-trading risk of these balances by regularly converting these balances back into dollars (no less frequently than twice a month).

CASH POSITION

         The Trust holds substantially all its assets in cash at CIS and CISFS, earning interest at the 91-day Treasury bill rate (calculated daily).

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

         The Managing Owner monitors the Trust's performance and the concentration of its open positions, and consults with JWH concerning the Trust's overall risk profile. If the Managing Owner felt it necessary to do so, the Managing Owner could require JWH to close out individual positions as well as entire programs traded on behalf of the Trust. However, any such intervention would be a highly unusual event. The Managing Owner primarily relies on JWH's own risk control policies while maintaining a general supervisory overview of the Trust's market risk exposures.

RISK MANAGEMENT

         JWH attempts to control risk in all aspects of the investment process -- from confirmation of a trend to determining the optimal exposure in a given market, and to money management issues such as the startup or upgrade of investor accounts. JWH double checks the accuracy of market data, and will not trade a market without multiple price sources for analytical input. In constructing a portfolio, JWH seeks to control overall risk as well as the risk of any one position, and JWH trades only markets that have been identified as having positive performance characteristics. Trading discipline requires plans for the exit of a market as well as for entry. JWH factors the point of exit into the decision to enter (stop loss). The size of JWH's positions in a particular market is not a matter of how large a return can be generated but of how much risk it is willing to take relative to that expected return.

         To attempt to reduce the risk of volatility while maintaining the potential for excellent performance, proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. Research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a new methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts from a program, or a change in position size in relation to account equity. The weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant.

         JWH may determine that risks arise when markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. In such cases, JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively.

         Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in certain markets or entire programs. Such adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment and evaluation of these and other general market conditions.

THE MANAGING OWNER

         The Managing Owner and Commodity Pool Operator of the Trust is CISI, a wholly-owned subsidiary of CIS, the Trust's Futures Broker. The Managing Owner was incorporated in Delaware in 1983. It has been registered with the CFTC under the CEA as a Commodity Pool Operator since December 13, 1985 and is a member of NFA in such capacity. CISI maintains its principal office at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606; telephone (312) 460-4000. The records of the Trust are kept at CISI's principal office. The officers and directors of CISI do not receive any compensation directly from CISI.

         In addition to the Trust, CISI currently operates two public commodity pools jointly with IDS Futures Corporation and one private commodity pool. CISI operated one other private commodity pool which has been liquidated. The past performance record of the Managing Owner's other pools is set forth on pages 94 to 97.

         The directors and officers of CISI are as follows:

         BERNARD W. DAN (born in December 1960) is President and a director. Mr. Dan has been President of CIS since June 1, 1998. He joined CIS in 1985 and held various operational positions. In 1986 Mr. Dan was assigned to Cargill Investor Services, Ltd. in London as Administrative Manager for all operational activities. In 1989 Mr. Dan was assigned to the CIS New York Regional Office as the Administrative Manager. Mr. Dan was named Director of Cargill Investor Services (Singapore) Pte Ltd. at the formation of the company in November 1994 and continued in that position until April 1997. Mr. Dan actively serves within the futures industry on exchange committees and industry user groups. He received a B.S. degree in accounting from St. John's University, Collegeville, Minnesota.

         BARBARA A. PFENDLER (born in May 1953) is Vice President and a director. Ms. Pfendler is a graduate of the University of Colorado, Boulder. She began her career with Cargill, Incorporated in 1975. She held various merchandising and management positions within the organization's Oilseed Processing Division before transferring to CIS in 1986 where she is responsible for the Fund Services Group. She was appointed Vice President of CISI in May 1990 and Vice President of CIS in June 1996.

         SHAUN D. O'BRIEN (born in November 1964) is Vice President-Controller/Treasurer and a director. Mr. O'Brien became a Vice President and a director of CISI on July 1, 1999. Mr. O'Brien graduated from Northeastern University in 1987 and received a Master's degree from the University of Minnesota's Carlson School of Management in 1999. Mr. O'Brien began working for Cargill in 1988 and joined CIS in 1999.

         JAN R. WAYE (born in June 1948) is Vice President. Mr. Waye assumed the position of Senior Vice President of CIS in mid-September 1996, after returning from London where he held various management positions for Cargill Investor Services, Ltd. including most recently Managing Director for CIS Europe. He was appointed Vice President with CISI on June 24, 1997. Mr. Waye joined Cargill in 1970 and served in various commodity trading and management position in Chesapeake, Virginia; Winnipeg, Manitoba; and Vancouver, British Columbia. In 1978 he moved to New York and shortly thereafter Minneapolis as head of Foreign Exchange for Cargill's metals trading business. Mr. Waye served in various management positions in the Financial Markets Group until 1988 when he assisted in the management and sale of Cargill's life insurance business in Akron, Ohio. He moved to London in late 1988. Mr. Waye has served as a member of the Board of LIFFE, the London International Financial Futures and Options Exchange, and as Vice Chairman of its Membership and Rules Committee. He also served on the Board of the London Commodity Exchange up to its merger with LIFFE. Mr. Waye graduated from Concordia College, Moorhead, Minnesota, with a B.A. degree in Communications and Economics in 1970.

         CHRISTOPHER MALO (born in August 1956) is Vice President. Mr. Malo graduated from Indiana University in 1978 with a B.S. in Accounting and further completed the University of Minnesota Executive Program in 1993. He started work at Cargill, Incorporated in June 1978. He joined CIS in 1979, and served as Secretary/Treasurer and Controller from 1983 until 1991. He was elected Vice President, Administration and Operations in July 1991. He was Managing Director in Europe from 1996 until January 1999, responsible for CIS activities and operations in Europe, the Middle East and Russia. He was an active member of the FIA-UK Chapter and LIFFE Membership and Rules Committee. He currently serves on the Board of the FIA in Chicago.

         RONALD L. DAVIS (born in September 1953) is Vice President. Mr. Davis graduated from Illinois Institute of Technology, Chicago, Illinois in 1975 with a B.S. and an M.B.A. in 1977. He began his career in the futures industry with
A. G. Becker, Incorporated in 1980 and joined CIS in 1987 as the Administrative Manager of the Fund Services Group. He is responsible for all administrative, accounting and reporting functions of all CISI funds. In June 1998, Mr. Davis became Business Development Manager of the Fund Services Group.

         REBECCA S. STEINDEL (born in April 1965) is Secretary. Ms. Steindel graduated from the University of Illinois in 1987. She began working at CIS in August 1987. She has held various financial and risk management positions at CIS and was elected Risk and Compliance Officer and Secretary in August 1997. She currently serves on the Board of Directors and Executive Committee of the FIA Financial Management Division.

         PATRICE H. HALBACH (born in August 1953) is an Assistant Secretary. Ms. Halbach graduated Phi Beta Kappa from the University of Minnesota with a B.A. degree in history. In 1980 she received a J.D. degree CUM LAUDE from the University of Minnesota. She is a member of the Tax Executives Institute, the American Bar Association and the Minnesota Bar Association. Ms. Halbach joined the Law Department of Cargill, Incorporated in February 1983. She had previously been an attorney with Fredrikson & Byron, Minneapolis, Minnesota. In December 1990, she was named Senior Tax Manager for Cargill, Incorporated's Tax Department and became Assistant Tax Director in March 1993. She was named Assistant Vice President of Cargill, Incorporated's Administrative Division in April 1994. In January 1999, she was named Vice President, Tax, of Cargill, Incorporated. In her current position as Vice President, Tax, Ms. Halbach oversees Cargill, Incorporated's global tax function.

         The following are additional officers of CISI:
JAMES CLEMENS, Assistant Secretary; and LILLIAN LUNDEEN, Assistant Secretary.

JOHN W. HENRY & COMPANY, INC.

BACKGROUND

         John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the State of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor ("CTA"; a person who directs the trading of futures accounts for clients, including commodity pools). In 1997, JWH reincorporated in the State of Florida. JWH's offices are located at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431 and One Glendinning Place, Westport, Connecticut 06880. JWH's registration as a CTA became effective in November 1980. JWH is a member of NFA in this capacity. "JWH" is the registered trademark of John W. Henry & Company, Inc.

         For a description of the principals of JWH, see "JWH Principals" beginning at page 32.

TRADING STRATEGY

         THE FOLLOWING DESCRIPTION OF JWH'S TRADING STRATEGY RELATES TO JWH GENERALLY AND NOT TO THE TRUST ITSELF.

GENERAL

         JWH specializes in managing institutional and individual capital in the global futures, financial futures and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on intermediate and long-term rather than short-term, day-to-day trends. As of the date of this prospectus, JWH operates eleven trading programs.

INVESTMENT PHILOSOPHY AND METHODOLOGY

         JWH's investment philosophy is based on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions. JWH believes that changes in market prices initially reflect human reactions to new or emerging information or events that will cause trends, but that prices eventually reflect all relevant information. The price adjustment process takes time, however, since reactions of market participants to changing market dynamics initially may be inefficient. For example, investors may not react immediately to information because of differing abilities to process and evaluate data, differing levels of risk tolerance or uncertainty. Gradual price adjustments manifest themselves in long-terms trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management. Systematic risk taking may be rewarded as markets adjust to a new price.

         There is strong economic and statistical evidence to suggest that trends do exist in most markets although they may be difficult to identify. Since it was founded, JWH has employed analytical methods to identify short- to long-term trends. Comprehensive research undertaken by the firm's founder, John
W. Henry, led to the development of disciplined systematic quantitative models. JWH's computer models examine market data for systematic price behavior or relationships which will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH's investment process.

         JWH attempts to control risk throughout the investment process. This includes the confirmation of a trend, determining the optimal exposure in a given market and money management issues such as the startup or upgrade of an account. JWH's research on these and other issues has resulted in investment program modifications from time to time that have decreased from previous levels the overall volatility of its investment programs while maintaining the potential for generating attractive performance returns.

DURATION OF POSITIONS HELD

         JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. Therefore, market exposure to profitable positions is not changed based on the time horizon of a trade. Losing positions are generally pared relatively quickly, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained in order to capture the potential benefits of participating in that trend. Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained.

EQUITY DRAWDOWNS

         Historically, only 30% to 40% of all trades made pursuant to JWH's programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in daily net asset value which JWH has experienced since inception in any single program on a composite basis was nearly 60%. Prospective investors in the Trust should understand that similar or greater drawdowns are possible in the future.

         To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in more than sixty markets, encompassing interest rates, currencies and commodities such as agricultural products, energy and precious and base metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

OVERSIGHT OF TRADING POLICIES

         The JWH Investment Policy Committee ("IPC") is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The IPC provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH's investment process and its application to markets, including research on new markets and strategies.

         Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles and new product and market strategies. The IPC also makes the discretionary decisions concerning investment program selection, asset allocation and leverage levels for the Strategic Allocation Program, a multi-program asset allocation methodology. Composition of the IPC, and participation in its discussions and decisions by nonmembers, may vary over time. All recommendations of the IPC require approval by the chairman. The IPC does not make day-to-day trading decisions.

DISCRETIONARY ASPECTS

         JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events. Subjective aspects of JWH's quantitative models also include the determination of position size in relation to account equity, when an account should commence trading, the investment of assets associated with additions, redemptions and allocations, contracts and contract month selection and effective trade execution.

PROGRAM MODIFICATIONS

         Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts. This may occur, for example, when the testing of a different methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for an investment program or a change in position size in relation to account equity. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

         All cash in a JWH investment program is available to be used to trade in a JWH program. The amounts committed to margin will vary from time to time. As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. CISI will generally not be informed of any such changes.

ADJUSTING THE SIZE OF POSITIONS TAKEN

         Adjustments to position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to account equity in certain markets or entire investment programs. Such adjustments may be made at certain times for some investment programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure and subjective judgment and evaluation of these and other general market conditions. Such decisions to change the size of a position in relation to account equity may positively or negatively affect performance and will alter risk exposure for an account. Such adjustments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is or can be given that such adjustments will result in profits for investors in the Trust. JWH reserves the right to alter, at its sole discretion and without notification to the Trust, its policy regarding the size of positions taken in relation to account equity.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL ACCOUNTS

         Investors purchase or redeem Units at Net Asset Value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the Trust's equity on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions and redemptions at a Net Asset Value that will be the same for each of these transactions, and to eliminate possible variations in Net Asset Values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with Trust equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

PHYSICAL AND CASH COMMODITIES

         JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price. The CFTC does not regulate cash transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts.

THE TRADING ADVISORY AGREEMENT

         The Trust has entered into a Trading Advisory Agreement with JWH. The agreement provides that JWH will be the sole trading advisor for the Trust and will have sole responsibility for determining transactions in commodity interests with respect to Trust assets. The Trading Advisory Agreement also provides that the Managing Owner, with the agreement of JWH, may reallocate assets between the trading programs, delete a trading program or add one or more other JWH programs. The Trading Advisory Agreement has an initial term ending on the last day of the twelfth full calendar month after commencement of trading by the Trust, with automatic renewal for three one-year periods on the same terms unless the Managing Owner gives notice of termination to JWH at least forty-five days prior to the expiry of the then current term. The Trading Advisory Agreement will terminate automatically if the Trust is terminated.

         JWH, its principals and employees will not be liable to the Managing Owner or its principals and employees, the Trust, the Unitholders, or any of their successors or assigns except by reason of acts or omissions due to bad faith, misconduct, negligence or not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust. The Trust and the Managing Owner will, jointly and severally, indemnify JWH, its principals and employees to the fullest extent permitted by law against any liability incurred or sustained by JWH in connection with any acts or omissions of JWH relating to its management of Trust assets or arising out of or in connection with the Trading Advisory Agreement or arising out of JWH's management of Trust assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct, bad faith or a breach of the Trading Advisory Agreement nor any judicial determination that the conduct which was the basis for such liability was not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Trust. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Trust only upon the opinion of mutually acceptable independent legal counsel that JWH has met the applicable standard of conduct described above. The Trading Advisory Agreement prohibits JWH from receiving any commission, compensation, remuneration or payment whatsoever from any broker with whom the Trust carries any account by reason of the Trust's transactions.

LEGAL CONCERNS

         There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH or its principals.

         Principals of JWH serve on the board of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations even if those actions were to be adverse to the interest of JWH and its clients.

JWH PRINCIPALS

         The following are the principals of JWH:

         The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. MR. JOHN W. HENRY is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust. Mr. Henry is also a member of the Investment Policy Committee. He currently concentrates his activities at JWH on portfolio management, research and new system development, day-to-day decisions involving the strategic direction and business of the firm and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts.

         Mr. Henry has served on the Board of Directors of the Futures Industry Association ("FIA"), the National Association of Futures Trading Advisors ("NAFTA") and the Managed Futures Trade Association, and has served on the Nominating Committee of NFA. He has served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida, and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Asset Management, Inc. and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates, including acting as Chairman of the Florida Marlins Baseball Club LLC, which continues to be operated by a professional baseball staff.

         MR. MARK H. MITCHELL is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. He is also vice chairman and a director of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in January 1994,

Mr. Mitchell was a partner at Chapman and Cutler, in Chicago, where he headed the law firm's futures law practice from August 1983 to December 1993. He also served as General Counsel of the Managed Funds Association ("MFA") and General Counsel of NAFTA. Mr. Mitchell is currently a member of the NFA CPO/CTA Advisory Committee. In addition, he has served as a member of the NFA Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules, the MFA Government Relations Committee and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

         MR. VERNE O. SEDLACEK is the president and chief operating officer and a member of the JWH Investment Policy Committee. He is responsible for the day-to-day management of the firm. Mr. Sedlacek is also president and director of Westport Capital Management Corporation and Global Capital Management Limited, and vice president of JWH Financial Products, Inc. Prior to joining JWH in July 1998, Mr. Sedlacek was the executive vice president and chief financial officer of Harvard Management Company, Inc., a wholly-owned subsidiary of Harvard University, which at the time of his departure managed approximately $14 billion of University-related funds. He joined Harvard Management Company in March 1983 and was responsible for managing the areas of personnel, budgets, systems, performance analysis, contracts, credit, compliance, custody, operations, cash management, securities lending and market risk evaluation. Mr. Sedlacek currently serves on the Board of Directors of the FIA and the Chicago Mercantile Exchange, and is a member of the Global Markets Advisory Committee of the CFTC. He is also a member of the NFA/FII Best Practices Study End User Expert Panel. He received his A.B. in Economics from Princeton University, M.B.A. in Accounting from New York University and was certified as a C.P.A. in the State of New York in 1978.

         DR. MARK S. RZEPCZYNSKI is a senior vice president, research and trading, and a member of the JWH Investment Policy Committee. He is also a vice president of JWH Financial Products, Inc. Dr. Rzepczynski joined JWH in May 1998. From May 1995 to April 1998, he was vice president and director of taxable credit and quantitative research in the fixed-income division of Fidelity Management and Research, where he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed-income funds. From April 1993 to April 1995, he was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed- income money management subsidiary of Prudential Insurance. Dr. Rzepczynski has a B.A. CUM LAUDE in Economics from Loyola University of Chicago and an A.M. and Ph.D. in Economics from Brown University.

         E. LYNDON TEFFT is a senior vice president and the chief financial officer. He is also the treasurer of Westport Capital Management Corporation and JWH Asset Management, Inc., vice president of JWH Financial Products, Inc. and a director, secretary and treasurer of JWH Securities, Inc. Prior to joining JWH in October 1998, Mr. Tefft was the Director of MIS and a vice president at Harvard Management Company, Inc. where he was responsible for directing the design, development and operation of global equity, bond and derivative trading, accounting and settlement systems beginning in May 1994. Mr. Tefft received a B.S. in Industrial Management from Purdue University and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

         MS. ELIZABETH A. M. KENTON is a senior vice president, compliance. She is responsible for the day-to-day management of compliance, as well as overall issues pertaining to administration and human resources. She is also a vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc., and a director of Westport Capital Management Corporation and Global Capital Management Limited. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. She received a B.S. in Finance from Ithaca College.

         MR. DAVID M. KOZAK is a senior vice president, general counsel and secretary to the corporation. He is also secretary of JWH Asset Management, Inc. and JWH Financial Products, Inc., and a director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler from 1989. In his practice there, he concentrated in commodity futures law, with an emphasis on commodity money management. Mr. Kozak is currently the secretary and a director of the MFA, and is a member of that organization's Executive Committee and chairman of its Government Relations Committee. He is also a member of the Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-Tiered Regulatory Approach to NFA Rules, both of the NFA. He is also chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the Association of the Bar of the City of New York.
He received a B.A. from Lake Forest College, an M.A. from the University of Chicago and a J.D. from Loyola University of Chicago.

         MR. DAVID I. GINSBERG is a member of the JWH Board of Directors and special advisor to the chairman. Mr. Ginsberg joined JWH in October 1999. He served as the managing director of the Multi-Manager Group at Global Asset Management ("GAM") from its inception in September 1989 until July 1995. This GAM group was, and continues to be, one of the largest multi-advisor groups specializing in hedge funds. Since leaving GAM, Mr. Ginsberg has been a private investor. Mr. Ginsberg received a M.B.A. with a concentration in Finance from Boston University and a B.A. from Kenyon College. Mr. Ginsberg is a member of the board of directors of GAM Diversity, Inc., a global multi-advisor hedge fund with assets in excess of $1 billion that specializes in hedge funds, and a director of the Adelphi Europe Fund, a hedge fund specializing in European equities.

         MR. KEVIN S. KOSHI is a senior vice president, proprietary trading and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990, has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

         MR. MATTHEW J. DRISCOLL is a vice president, trading, and chief trader and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. He has played a major role in the development of JWH's 24-hour trading operation. Mr. Driscoll attended Pace University.

         MR. EDWIN B. TWIST is a director of JWH. He is also a director of JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991 and has been a director since August 1993. His responsibilities include assisting with the day-to-day administration and internal projects of JWH's Florida office.

         MR. JULIUS A. STANIEWICZ is a vice president, senior strategist and a member of the JWH Investment Policy Committee. He is also president of JWH Asset Management, Inc. and JWH Financial Products, Inc. He joined JWH in March of 1992. Mr. Staniewicz received a B.A. in Economics from Cornell University.

         The additional principals of JWH have the following titles: Mr. Christopher E. Deakins, vice president, investor services; Ms. Nancy O. Fox, C.P.A., vice president, investment support; Mr. Andrew D. Willard, vice president, information technology; Mr. Paul D. Braica, C.P.A., vice president, analytics; Ms. Florence Y. Sofer, vice president, marketing; Mr. Robert B. Lendrim, vice president, investor services; and Ms. Wendy B. Goodyear, vice president, investor services.

PERFORMANCE OF THE JWH PROGRAMS

GENERAL

         The composite capsule performance of all accounts managed by JWH and JWH Investments, Inc., an affiliate of JWH which ceased operations, is presented below. All performance is current as of October 31, 1999.

         Monthly rates of return from inception of client trading through October 31, 1999 are also presented below for the programs used for the Trust. Descriptions of these programs are set forth on pages 4 and 5. The line appearing in these performance tables between 1994 and 1993 separates the CFTC required performance period for the past five years and year to date from the performance record of the investment programs prior to that period.

         Brief summaries of the programs not used for the Trust are set forth on page 43. The Trust may use any of the active programs in the future subject to JWH's agreement.

         FROM THE INCEPTION OF TRADING OF THE JWH PROGRAMS, THE GREATEST CUMULATIVE PERCENTAGE DECLINE IN DAILY NET ASSET VALUE EXPERIENCED IN ANY SINGLE PROGRAM WAS NEARLY 60% ON A COMPOSITE BASIS, AND CERTAIN INDIVIDUAL ACCOUNTS INCLUDED IN SUCH PROGRAM EXPERIENCED EVEN GREATER DECLINES. CERTAIN JWH ACCOUNTS HAVE LOST 10% OR MORE IN A SINGLE TRADING DAY. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT SIMILAR OR GREATER DRAWDOWNS ARE POSSIBLE IN THE FUTURE. THERE CAN BE NO ASSURANCE THAT JWH WILL TRADE PROFITABLY FOR THE TRUST OR AVOID SUDDEN AND SEVERE LOSSES.

                       THE JWH PROGRAMS USED BY THE TRUST
                             CAPSULE PERFORMANCE AND
                       ANNUAL AND MONTHLY RATES OF RETURN

                         FINANCIAL AND METALS PORTFOLIO
                        OCTOBER 1984 THROUGH OCTOBER 1999

            INCEPTION OF CLIENT ACCOUNT TRADING BY JWH: OCTOBER 1982 INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: OCTOBER 1984
    ASSETS UNDER MANAGEMENT IN ALL PROGRAMS ON OCTOBER 31, 1999: $2.0 BILLION ASSETS UNDER MANAGEMENT IN THE PROGRAM ON OCTOBER 31, 1999: $824,980,639
                           NUMBER OF OPEN ACCOUNTS: 26
      WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS: (10.1)% (2/96)
        WORST PEAK-TO-VALLEY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS:
                              (30.5)% (6/94-1/95)
             1999 COMPOUND ANNUAL RATE OF RETURN: (13.6)% (10 MOS.)
                   1998 COMPOUND ANNUAL RATE OF RETURN : 7.2%
                   1997 COMPOUND ANNUAL RATE OF RETURN: 15.2%
                   1996 COMPOUND ANNUAL RATE OF RETURN: 29.7%
                   1995 COMPOUND ANNUAL RATE OF RETURN: 38.5%
                   1994 COMPOUND ANNUAL RATE OF RETURN: (5.3)%
     AVERAGE COMPOUNDED ANNUALIZED RATE OF RETURN SINCE JANUARY 1994: 10.7%
          AVERAGE COMPOUNDED ANNUALIZED RATE OF RETURN FROM INCEPTION
                    IN OCTOBER 1984 TO OCTOBER 1999: 33.1%


----------------------------------------------------------------------------------------------------------------------------------
                                                 ANNUAL AND MONTHLY RATES OF RETURN (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       COMPOUND
Year  January  February   March    April    May     June     July   August   September   October  November  December  ANNUAL ROR
----------------------------------------------------------------------------------------------------------------------------------
1999  (4.8)      0.9      (2.6)     1.6     5.9      6.1    (2.3)   (3.1)     (7.0)      (8.1)      N/A       N/A      (13.6)
                                                                                                                     (10 MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
1998  (3.5)     (4.0)     (1.6)    (7.9)    3.2     (4.8)   (0.9)   17.5      15.3       (3.8)     (7.5)      8.9       7.2
----------------------------------------------------------------------------------------------------------------------------------
1997   4.4      (2.2)     (0.7)    (2.9)   (8.3)     4.1    15.8    (3.7)      2.2        2.0       2.5       2.9      15.2
----------------------------------------------------------------------------------------------------------------------------------
1996   6.0      (5.5)      0.7      2.3    (1.7)     2.2    (1.1)   (0.8)      3.2       14.3      10.9      (2.6)     29.7
----------------------------------------------------------------------------------------------------------------------------------
1995  (3.8)     15.7      15.3      6.1     1.2     (1.7)   (2.3)    2.1      (2.1)       0.3       2.6       1.7      38.5
----------------------------------------------------------------------------------------------------------------------------------
1994  (2.9)     (0.6)      7.2      0.9     1.3      4.5    (6.1)   (4.1)      1.5        1.7      (4.4)     (3.5)     (5.3)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
1993   3.3      13.9      (0.3)     9.3     3.3      0.1     9.7    (0.8)      0.2       (1.1)     (0.3)      2.9      46.8
----------------------------------------------------------------------------------------------------------------------------------
1992 (18.0)    (13.5)      3.0    (12.2)   (5.7)    21.9    25.5    10.2      (5.2)      (4.5)     (0.8)     (2.6)    (10.9)
----------------------------------------------------------------------------------------------------------------------------------
1991  (2.3)      3.8       4.5     (0.8)   (0.3)    (1.3)  (13.4)    4.8      25.8       (7.7)      6.6      39.4      61.9
----------------------------------------------------------------------------------------------------------------------------------
1990  28.0      19.5      11.4      2.4   (22.7)     6.9    12.2    11.2       8.3       (5.0)      3.1      (3.7)     83.6
----------------------------------------------------------------------------------------------------------------------------------
1989  31.7      (8.7)      8.5      3.2    37.0     (6.6)    4.4    (8.2)    (14.9)     (17.5)     21.6      (4.5)     34.6
----------------------------------------------------------------------------------------------------------------------------------
1988 (12.6)      9.8      (2.3)   (15.0)    0.3     44.2     5.5     6.9      (8.1)       2.5       5.2     (19.2)      4.0
----------------------------------------------------------------------------------------------------------------------------------
1987  33.0      12.1      34.2     18.2    (7.2)   (10.7)   12.2   (14.6)     (8.9)      28.0      32.5      21.2     252.4*
----------------------------------------------------------------------------------------------------------------------------------
1986   4.8      21.9      (6.3)     3.7   (17.5)    17.6    25.0     9.4      (0.2)       2.6      (3.6)     (0.5)     61.5
----------------------------------------------------------------------------------------------------------------------------------
1985   6.6      17.7      (9.3)    (7.8)   (7.7)    (1.8)   41.3   (10.1)    (27.3)       6.4      26.6       1.9      20.7
----------------------------------------------------------------------------------------------------------------------------------
1984   N/A       N/A       N/A      N/A     N/A      N/A     N/A     N/A       N/A        1.6      (3.2)     11.7       9.9
                                                                                                                      (3 MONTHS)
----------------------------------------------------------------------------------------------------------------------------------

* The timing of additions and withdrawals materially inflated the 1987 rate of return. The three accounts that were open for the entire year of 1987 achieved rates of return of 138%, 163% and 259%.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       THE JWH PROGRAMS USED BY THE TRUST
                             CAPSULE PERFORMANCE AND
                       ANNUAL AND MONTHLY RATES OF RETURN

                             G-7 CURRENCY PORTFOLIO
                       FEBRUARY 1991 THROUGH OCTOBER 1999

            INCEPTION OF CLIENT ACCOUNT TRADING BY JWH: OCTOBER 1982 INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: FEBRUARY 1991
    ASSETS UNDER MANAGEMENT IN ALL PROGRAMS ON OCTOBER 31, 1999: $2.0 BILLION
     ASSETS UNDER MANAGEMENT IN THE PROGRAM ON OCTOBER 31, 1999: $35,574,260
                           NUMBER OF OPEN ACCOUNTS: 4
      WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS: (12.3)% (11/94)
           WORST PEAK-TO-VALLEY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS:
                             (31.4)% (10/92-1/95)
              1999 COMPOUND ANNUAL RATE OF RETURN: 10.0% (10 MOS.)
                   1998 COMPOUND ANNUAL RATE OF RETURN: (4.8)%
                   1997 COMPOUND ANNUAL RATE OF RETURN: 21.0%
                   1996 COMPOUND ANNUAL RATE OF RETURN: 14.5%
                   1995 COMPOUND ANNUAL RATE OF RETURN: 32.2%
                   1994 COMPOUND ANNUAL RATE OF RETURN: (4.9)%
     AVERAGE COMPOUNDED ANNUALIZED RATE OF RETURN SINCE JANUARY 1994: 10.9%
                  AVERAGE COMPOUNDED ANNUALIZED RATE OF RETURN
              FROM INCEPTION IN FEBRUARY 1991 TO OCTOBER 1999: 13.0%

----------------------------------------------------------------------------------------------------------------------------------
                                               ANNUAL AND MONTHLY RATES OF RETURN (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       COMPOUND
Year  January  February   March    April    May     June     July   August   September   October  November  December  ANNUAL ROR
----------------------------------------------------------------------------------------------------------------------------------
1999  (2.2)      3.3       5.9      5.0    (1.4)    (0.3)   (5.6)    4.2       1.4       (0.1)      N/A       N/A      10.0
                                                                                                                     (10 MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
1998  (4.1)     (2.6)      4.7     (1.9)    6.6     (2.8)    0.4    (2.5)      2.0        7.4      (9.1)     (1.7)     (4.8)
----------------------------------------------------------------------------------------------------------------------------------
1997   2.5       3.9       0.4      3.1    (3.3)     5.7     4.1    (3.5)     (1.2)       1.2       6.0       0.9      21.0
----------------------------------------------------------------------------------------------------------------------------------
1996   2.9      (4.2)     (0.4)     2.2     0.7      1.8    (2.7)   (4.3)      1.6       10.9       4.1       1.8      14.5
----------------------------------------------------------------------------------------------------------------------------------
1995  (3.0)      9.6      21.2      2.2    (4.3)    (0.2)   (1.8)    5.3       1.8        2.0      (1.3)     (0.8)     32.2
----------------------------------------------------------------------------------------------------------------------------------
1994  (1.3)     (1.7)      0.9     (1.3)   (1.0)     7.9    (3.5)   (0.3)      2.9        4.1      (7.2)     (3.6)     (4.9)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
1993  (4.4)     7.9%      (0.3)    (1.8)   (1.0)     4.6     2.6    (5.0)     (1.8)      (5.4)     (0.6)     (0.5)     (6.3)
----------------------------------------------------------------------------------------------------------------------------------
1992 (10.7)     (1.4)     (0.1)    (2.6)    1.8     10.0     5.8    10.9       1.6        2.3      (0.3)     (1.8)     14.6
----------------------------------------------------------------------------------------------------------------------------------
1991   N/A      (1.8)     19.6      0.8     3.5      7.8    (2.9)   (4.1)      2.1        0.5       1.7      15.7      48.5
                                                                                                                     (11 MONTHS)
----------------------------------------------------------------------------------------------------------------------------------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       THE JWH PROGRAMS USED BY THE TRUST
                             CAPSULE PERFORMANCE AND
                       ANNUAL AND MONTHLY RATES OF RETURN

             JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS
                         JUNE 1997 THROUGH OCTOBER 1999

         The performance of JWH GlobalAnalytics-Registered Trademark- Family of Programs is presented in three components: (1) JWH GlobalAnalytics-Registered Trademark- Family of Programs Composite Performance Record; (2) JWH GlobalAnalytics-Registered Trademark- Family of Programs Exclusive Fund Accounts Composite Performance Record; and (3) JWH GlobalAnalytics-Registered Trademark- 99. The first two components relate to the same two accounts. These two accounts are subject to an exclusivity agreement with one client operating two funds. Between May 8, 1998 and September 18, 1998, position size in relation to account equity was increased approximately 10% for these two accounts. As a result, the performance of these two accounts is presented separately for the periods June 1997 through May 7, 1998 and from May 8, 1998 through October 1999. Because such changes in position size in relation to account equity, which are unavailable for investment by other clients, could occur periodically, these accounts may trade differently from other accounts that use this program.

         In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics-Registered Trademark- Family of Programs. This account is referred to as JWH GlobalAnalytics-Registered Trademark- 99. Due to the size of the account, it may have different results than other accounts using this program. Therefore, performance for this account is presented separately. The monthly rates of return from March 1999 through October 1999 are (4.7)%, 2.9%, 2.3%, 2.9%, (3.2)%, (1.5)%, (1.7)% and (9.4)%. Please see
page 40 for the capsule performance information of this account.

           JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS
                          COMPOSITE PERFORMANCE RECORD
                           (JUNE 1997 TO MAY 7, 1998)

            INCEPTION OF CLIENT ACCOUNT TRADING BY JWH: OCTOBER 1982 INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: JUNE 1997
    ASSETS UNDER MANAGEMENT IN ALL PROGRAMS ON OCTOBER 31, 1999: $2.0 BILLION
         ASSETS UNDER MANAGEMENT IN THE PROGRAM ON OCTOBER 31, 1999: $0
                           NUMBER OF OPEN ACCOUNTS: 0
       WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS: (5.0)% (4/98)
           WORST PEAK-TO-VALLEY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS:
                              (5.3)% (4/98 - 5/98)
                    1999 COMPOUND ANNUAL RATE OF RETURN: N/A
              1998 COMPOUND ANNUAL RATE OF RETURN: (3.6)% (5 MOS.)
               1997 COMPOUND ANNUAL RATE OF RETURN: 17.6% (7 MOS.)
                AVERAGE COMPOUNDED ANNUALIZED RATE OF RETURN
             FROM INCEPTION TO MAY 8, 1998: 13.5% (6/97 - 5/98)

                                                   ANNUAL AND MONTHLY RATES OF RETURN (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL AND MONTHLY RATES OF RETURN (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       COMPOUND
Year  January  February   March    April    May     June     July   August   September   October  November  December  ANNUAL ROR
----------------------------------------------------------------------------------------------------------------------------------
1998  (1.8)     (1.1)      4.7     (4.9)   (0.3)     N/A     N/A     N/A       N/A        N/A       N/A      N/A       (3.6)
                                                                                                                    (5 MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
1997   N/A       N/A       N/A      N/A     N/A      3.2     8.4    (4.4)      3.4        0.7       0.5      5.0       17.6
                                                                                                                     (7 MONTHS)
----------------------------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         THE JWH PROGRAMS USED BY THE TRUST
                               CAPSULE PERFORMANCE AND
                         ANNUAL AND MONTHLY RATES OF RETURN

             JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS
                          JUNE 1997 THROUGH OCTOBER 1999
                                    (CONTINUED)

      JWH GLOBALANALYTICS-REGISTERED TRADEMARK- FAMILY OF PROGRAMS EXCLUSIVE
                   FUND ACCOUNTS COMPOSITE PERFORMANCE RECORD
                        (MAY 8, 1998 TO OCTOBER 31, 1999)

            INCEPTION OF CLIENT ACCOUNT TRADING BY JWH: OCTOBER 1982 INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: JUNE 1997
    ASSETS UNDER MANAGEMENT IN ALL PROGRAMS ON OCTOBER 31, 1999: $2.0 BILLION
     ASSETS UNDER MANAGEMENT IN THE PROGRAM ON OCTOBER 31, 1999: $91,809,696
                           NUMBER OF OPEN ACCOUNTS: 2
      WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS: (9.2)% (10/99)
            WORST PEAK-TO-VALLEY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS:
                               (13.5)% (7/99 - 10/99)
                   1999 COMPOUND ANNUAL RATE OF RETURN: (6.6)%
               1998 COMPOUND ANNUAL RATE OF RETURN: 25.5% (8 MOS.)
                    1997 COMPOUND ANNUAL RATE OF RETURN: N/A
      AVERAGE COMPOUNDED ANNUALIZED RATE OF RETURN SINCE MAY 8, 1998: 11.2%

----------------------------------------------------------------------------------------------------------------------------------
                                               ANNUAL AND MONTHLY RATES OF RETURN (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       COMPOUND
Year  January  February   March    April    May     June     July   August   September   October  November  December  ANNUAL ROR
----------------------------------------------------------------------------------------------------------------------------------
1999  (1.9)      4.0      (3.9)     3.7     2.6      3.0    (2.6)   (0.7)     (1.0)      (9.2)      N/A      N/A       (6.6)
                                                                                                                    (10 MONTHS)
----------------------------------------------------------------------------------------------------------------------------------
1998   N/A       N/A       N/A      N/A     6.2     (1.9)    0.6    12.4       8.2       (0.3)     (5.6)     4.8       25.5
                                                                                                                     (8 MONTHS)
----------------------------------------------------------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                          JWH CAPSULE PERFORMANCE RECORD
                                        FOR PROGRAMS NOT USED BY THE TRUST
                                         JANUARY 1994 THROUGH OCTOBER 1999


-------------------------------------------------------------------------------------------------------------------------
                                           Original              Global                 JWH               The World
                                          Investment          Diversified         GlobalAnalytics         Financial
                                           Program             Portfolio     -Registered Trademark-99    Perspective
-------------------------------------------------------------------------------------------------------------------------
Inception of trading by JWH              October 1982         October 1982         October 1982         October 1982
-------------------------------------------------------------------------------------------------------------------------
Inception of trading in program          October 1982          June 1988            March 1999           April 1987
-------------------------------------------------------------------------------------------------------------------------
Assets under management in all          $2,000,000,000       $2,000,000,000       $2,000,000,000       $2,000,000,000
programs on October 31, 1999
-------------------------------------------------------------------------------------------------------------------------
Assets under management in               $248,056,550         $117,761,608          $6,995,731           $26,095,533
program on October 31, 1999
-------------------------------------------------------------------------------------------------------------------------
Number of open accounts                       18                   8                     1                    2
-------------------------------------------------------------------------------------------------------------------------
Worst monthly decline on an                (16.3)%              (15.0)%               (9.4)%               (11.7)%
individual account basis                   (10/94)              (10/99)               (10/99)              (2/94)
-------------------------------------------------------------------------------------------------------------------------
Worst peak-to-valley on an                 (31.0)%              (24.1)%               (15.1)%              (25.9)%
individual account basis                 (7/94-10/94)         (6/95-10/95)         (7/99-10/99)          (7/94-1/95)
-------------------------------------------------------------------------------------------------------------------------
1999 compound annual rate of               (12.9)%              (13.0)%               (12.3)%               (4.6)
return                                   (10 months)          (10 months)           (8 months)           (10 months)
-------------------------------------------------------------------------------------------------------------------------
1998 compound annual rate of                10.8%                23.5%                  --                  7.2%
return
-------------------------------------------------------------------------------------------------------------------------
1997 compound annual rate of                 5.7%                 3.3%                  --                  10.4%
return
------------------------------------------------------------------------------------------------------------------------
1996 compound annual rate of                22.6%                26.9%                  --                  40.9%
return
------------------------------------------------------------------------------------------------------------------------
1995 compound annual rate of                53.2%                19.6%                  --                  32.2%
return
------------------------------------------------------------------------------------------------------------------------
1994 compound annual rate of                (5.7)%               10.1%                  --                 (15.2)%
return
------------------------------------------------------------------------------------------------------------------------

              THESE PROGRAMS ARE NOT CURRENTLY USED FOR THE TRUST.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                          JWH CAPSULE PERFORMANCE RECORD
                                        FOR PROGRAMS NOT USED BY THE TRUST
                                         JANUARY 1994 THROUGH OCTOBER 1999


----------------------------------------------------------------------------------------------------------------------------------
                                                                                               International
                                                           International                         Foreign
                                       Global Financial     Currency and       Worldwide         Exchange
                                          Portfolio        Bond Portfolio     Bond Program*      Program         Dollar Program*
----------------------------------------------------------------------------------------------------------------------------------

Inception of trading by JWH              October 1982       October 1982       October 1982       October 1982        October 1982
----------------------------------------------------------------------------------------------------------------------------------
Inception of trading in program           June 1994         January 1993         July 1996         August 1986         July 1996
----------------------------------------------------------------------------------------------------------------------------------
Assets under management in all          $2,000,000,000     $2,000,000,000     $2,000,000,000     $2,000,000,000     $2,000,000,000
programs on October 31, 1999
----------------------------------------------------------------------------------------------------------------------------------
Assets under management in               $73,245,908        $25,271,448             $0             $75,748,587            $0
program on October 31, 1999
----------------------------------------------------------------------------------------------------------------------------------
Number of open accounts                       4                  1                   0                  4                 0
----------------------------------------------------------------------------------------------------------------------------------
Worst monthly decline on an                (19.5)%             (7.8)%             (3.8)%             (8.3)%             (8.4)%
individual account basis                   (11/94)             (7/94)             (4/97)             (5/97)             (5/97)
----------------------------------------------------------------------------------------------------------------------------------
Worst peak-to-valley on an                 (48.9)%            (23.6)%             (6.2)%             (35.9)%           (11.6)%
individual account basis                 (7/94-1/95)        (7/94-1/95)        (12/96-5/97)        (9/92-1/95)       (5/97-9/97)
----------------------------------------------------------------------------------------------------------------------------------
1999 compound annual rate of                (1.2)%             (0.2)%               --                (9.7)              --
return                                   (10 months)        (10 months)                            (10 months)
----------------------------------------------------------------------------------------------------------------------------------
1998 compound annual rate of                 9.9%              16.1%              (0.4)%              13.9%             (4.9)%
return                                                                          (5 months)                            (5 months)
----------------------------------------------------------------------------------------------------------------------------------
1997 compound annual rate of                 4.9%              17.0%               9.5%               71.1%              6.8%
return
----------------------------------------------------------------------------------------------------------------------------------
1996 compound annual rate of                32.4%              19.9%               17.8%              3.7%              10.6%
return                                                                          (6 months)                            (6 months)
----------------------------------------------------------------------------------------------------------------------------------
1995 compound annual rate of                86.2%              36.5%                --                16.9%              --
return
----------------------------------------------------------------------------------------------------------------------------------
1994 compound annual rate of               (37.7)%             (2.3)%               --               (6.3)%              --
return                                    (7 months)
----------------------------------------------------------------------------------------------------------------------------------


* The performance data for this program is only through May 7, 1998. This program continues to operate, but only as a portion of a special multi-program trading strategy that is currently the subject of an exclusivity agreement. For performance information subsequent to May 7, 1998, see the Exclusive Fund Accounts on page 46.

              THESE PROGRAMS ARE NOT CURRENTLY USED FOR THE TRUST.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         JWH CAPSULE PERFORMANCE RECORD
                               FOR CLOSED PROGRAMS

                        JANUARY 1994 THROUGH OCTOBER 1999

-------------------------------------------------------------------------------------------------------------------------

                                        Delevered Yen                                                        JWH
                                         Denominated                                                   Investments, Inc.
                                        Financial and                             KT Diversified         Financial and
                                        Metals Profile         InterRate(TM)          Program          Metals Portfolio
-------------------------------------------------------------------------------------------------------------------------
Inception of trading by JWH              October 1982         October 1982         October 1982         October 1982
-------------------------------------------------------------------------------------------------------------------------
Inception of trading in program          October 1995        December 1988         January 1984        September 1991
                                       (ceased trading      (ceased trading       (ceased trading      (ceased trading
                                        December 1996)         July 1996)         February 1994)         July 1995)
-------------------------------------------------------------------------------------------------------------------------
Assets under management in all          $2,000,000,000       $2,000,000,000       $2,000,000,000       $2,000,000,000
programs on October 31, 1999
-------------------------------------------------------------------------------------------------------------------------
Assets under management in                    $0                   $0                   $0                   $0
program on October 31, 1999
-------------------------------------------------------------------------------------------------------------------------
Number of open accounts                       0                    0                     0                    0
-------------------------------------------------------------------------------------------------------------------------
Worst monthly decline on an                 (3.2)%               (3.1)%               (19.6)%              (4.8)%
individual account basis                    (2/96)              (11/94)               (8/93)               (7/94)
-------------------------------------------------------------------------------------------------------------------------
Worst peak-to-valley on an                  (5.1)%              (19.7)%               (33.9)%              (12.2)%
individual account basis                 (2/96-8/96)          (9/92-11/93)          (8/93-2/94)         (7/94-12/94)
-------------------------------------------------------------------------------------------------------------------------
1999 compound annual rate of                 --                   --                    --                   --
return
-------------------------------------------------------------------------------------------------------------------------
1998 compound annual rate of                 --                   --                    --                   --
return
-------------------------------------------------------------------------------------------------------------------------
1997 compound annual rate of                 --                   --                    --                   --
return
-------------------------------------------------------------------------------------------------------------------------
1996 compound annual rate of                 9.4%                5.79%                  --                   --
return                                                         (7 months)
-------------------------------------------------------------------------------------------------------------------------
1995 compound annual rate of                 0.2%                5.19%                  --                  30.3%
return                                    (3 months)                                                     (7 months)
-------------------------------------------------------------------------------------------------------------------------
1994 compound annual rate of                 --                  3.42%                (14.0)%              (0.8)%
return                                                                              (2 months)
-------------------------------------------------------------------------------------------------------------------------


            THESE PROGRAMS ARE CLOSED AND ARE NOT USED FOR THE TRUST.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

DESCRIPTION OF JWH'S PROGRAMS NOT USED FOR THE TRUST

         The Original Investment Program began trading client capital in October 1982 and was the first program offered by JWH. The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and nonfinancial futures markets including interest rates, non-U.S. stock indices, currencies, metals, energies and agricultural commodity markets.

         The Global Diversified Portfolio, which began trading client capital in June 1988, seeks to capitalize on intermediate-term movements in a broad spectrum of financial and non-financial markets including interest rates, stock indices, currencies, metals, energies and agricultural commodity markets.

         The World Financial Perspective, which began trading client capital in April 1987, seeks to capitalize on long-term price movements in five worldwide market sectors: interest rates, stock indices, currencies, metals and energies. Rather than concentrating on the profit potential available solely from the point of view of one country, the program holds positions from several currency perspectives, including the British pound, Canadian dollar, Euro, Japanese yen, Swiss franc and U.S. dollar.

         The Global Financial Portfolio, which began trading client capital in June 1994, seeks to identify and capitalize on long-term price movements in five worldwide market sectors: interest rates, non-U.S. stock indices, currencies, metals and energies.

         The International Currency and Bond Portfolio, which began trading client capital in January 1993, seeks to identify and capitalize on intermediate-term price movements in the currency and interest rate markets. The International Currency and Bond Portfolio targets currencies and the long-term portion of interest rate markets of major industrialized nations.

         The Worldwide Bond Program, which began trading client capital in July 1996, seeks to capitalize on intermediate-term trends by investing in the long-term portion of the worldwide interest rate markets. Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading the interest rate markets of major industrialized countries.

         The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market.

         The Dollar Program, which began trading client capital in July 1996, seeks to identify and capitalize on intermediate-term price movements in the foreign exchange sector, trading major currencies against the U.S.
dollar.

         InterRate-TM- began trading client capital in 1988 and closed in 1996. This program was designed to enhance returns available in U.S. treasury bills to provide both secure income and collateral for a portfolio of interbank forward and exchange-traded futures contracts.

         The Yen Financial Portfolio, which began trading client capital in 1992 and closed in 1997, offered investors access to a select group of Japanese financial futures markets. The program was designed to capitalize on intermediate and long-term price movements and attempted to exit the markets during periods when sustained trends were not identified.

         The Delevered Yen Financial and Metals Profile, which began trading client capital in 1995 and closed in 1996, was opened at the request of a client. This program was traded at approximately one half of the position size in relation to account equity of the traditional Financial and Metals Portfolio and was traded from the perspective of the Japanese yen.

         THESE PROGRAMS ARE NOT CURRENTLY USED FOR THE TRUST.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                             YEN FINANCIAL PORTFOLIO
                 JANUARY 1, 1994 - MARCH 31, 1997 (TERMINATION)

            INCEPTION OF CLIENT ACCOUNT TRADING BY JWH: October 1982 INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1992
    ASSETS UNDER MANAGEMENT IN ALL PROGRAMS ON OCTOBER 31, 1999: $2.0 billion
           ASSETS UNDER MANAGEMENT IN PROGRAM ON OCTOBER 31, 1999: $0
                           NUMBER OF OPEN ACCOUNTS: 0

------------------------------------------------------------------------------------------------------------------------------
                                     AGGREGATE                                            WORST                 WORST
   ACCOUNT      INCEPTION OF          ASSETS             COMPOUND ANNUAL RATE            MONTHLY            PEAK-TO-VALLEY
     NO.           TRADING         OCTOBER 31, 1999            OF RETURN %               DECLINE %             DECLINE %
------------------------------------------------------------------------------------------------------------------------------
      1             1/92            closed - 3/97     1997:  (3.3)  (3 months)         (7.3) - 7/95      (30.5) - 4/95 - 7/96
                                                      1996:  (8.5)
                                                      1995:  20.6
                                                      1994: (13.0)

      2             1/93            closed - 1/97     1997:  (0.1)  (1 month)          (6.9) - 7/95      (29.0) - 4/95 - 7/96
                                                      1996:  (9.9)
                                                      1995:  21.0
                                                      1994:  (8.8)
      3             1/94            closed - 1/97     1997:  (2.4)  (1 month)          (6.0) - 7/95      (26.6) - 4/95 - 7/96
                                                      1996: (10.9)
                                                      1995:  22.4
                                                      1994:  (7.5)
      4             6/94            closed - 3/97     1997:   1.4   (3 months)         (6.5) - 7/95      (22.3) - 4/95 - 7/96
                                                      1996:  (0.6)
                                                      1995:  24.2
                                                      1994:  (1.6)  (7 months)

      5             8/94            closed -  3/97    1997:  (2.4)  (3 months)         (7.1) - 7/95      (30.4) - 4/95 - 7/96
                                                      1996:  (6.0)
                                                      1995:  21.1
                                                      1994:  (4.3)  (5 months)

      6             1/95            closed - 3/97     1997:  (3.7)  (3 months)         (7.5) - 7/95      (35.5) -  4/95 - 7/96
                                                      1996: (13.5)
                                                      1995:  13.2
      7             3/94            closed - 3/97     1997:   4.0   (3 months)         (6.7) - 7/96      (15.9) - 2/96 - 7/96
                                                      1996:   7.8
                                                      1995:  28.1
                                                      1994: (11.2)  (10 months)

     10             3/94            closed - 12/94    1994:  (7.4)  (10 months)        (5.4) - 5/94      (10.5) - 4/94 - 12/94

     11            11/93            closed -  8/95    1995:  20.0   (8 months)         (9.0) - 8/95      (18.8) - 4/95 - 8/95
                                                      1994: (13.4)

     12            11/93            closed - 1/95     1995:  (0.6)  (1 month)          (6.3) - 5/94      (16.5) - 4/94 -1/95
                                                      1994: (15.0)
     13            12/92            closed - 3/96     1996:  (4.1)  (3 months)         (4.9) - 7/95      (15.8) - 12/93 - 1/95
                                                      1995:  31.4
                                                      1994: (14.1)
     14             1/93            closed - 12/95    1995:  10.9                      (6.2) - 7/95      (15.8) - 4/95 - 12/95
                                                      1994:  (4.1)

     15             4/93            closed - 9/94     1994: (19.0)  (9 months)         (5.8) - 5/94      (19.9) - 11/93 - 9/94

     16             1/94            closed - 8/94     1994:  (6.7)  (8 months)         (5.5) - 5/94      (11.0) - 4/94 - 8/94

     17            12/92            closed - 1/96     1996:   0.3   (1 month)          (6.0) - 7/95      (12.4) - 4/95 - 10/95
                                                      1995:  26.6
                                                      1994:  (5.1)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              THIS PROGRAM IS CLOSED AND IS NOT USED FOR THE TRUST.

                     JOHN W. HENRY & COMPANY, INC. PROGRAMS
                             YEN FINANCIAL PORTFOLIO (CONT'D)
                 JANUARY 1, 1994 - MARCH 31, 1997 (TERMINATION)

            INCEPTION OF CLIENT ACCOUNT TRADING BY JWH: October 1982 INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1992
    ASSETS UNDER MANAGEMENT IN ALL PROGRAMS ON OCTOBER 31, 1999: $2.0 billion
           ASSETS UNDER MANAGEMENT IN PROGRAM ON OCTOBER 31, 1999: $0
                           NUMBER OF OPEN ACCOUNTS: 0

------------------------------------------------------------------------------------------------------------------------------
                                     AGGREGATE                                            WORST                 WORST
   ACCOUNT      INCEPTION OF          ASSETS             COMPOUND ANNUAL RATE            MONTHLY            PEAK-TO-VALLEY
     NO.           TRADING         OCTOBER 31, 1999            OF RETURN %               DECLINE %             DECLINE %
------------------------------------------------------------------------------------------------------------------------------

     18             3/94            closed - 4/96     1996:  (6.3)  (4 months)         (6.2) - 7/95      (18.5) - 4/95 - 4/96
                                                      1995:  18.5
                                                      1994: (10.1) (10 months)

     19            12/94            closed - 4/96     1996:  (7.8)  (4 months)         (6.6) - 7/95      (21.1) - 4/95 - 4/96
                                                      1995:  18.3
                                                      1994:   0.2  (1 month)

     20             6/94            closed - 12/94    1994:  (7.9) (7 months)          (5.1) - 7/94      (10.4) - 6/94 - 11/94

     21             6/94            closed - 3/95     1995:  48.1  (3 months)          (3.6) - 7/94      (9.9) - 6/94 - 1/95
                                                      1994:  (6.6) (7 months)

     22             4/94            closed - 9/94     1994:  (4.6) (6 months)          (4.7) - 5/94      (7.0) - 4/94 - 9/94

     23             3/94            closed - 9/94     1994:  (9.7) (7 months)          (6.3) - 5/94      (11.0) - 4/94 - 9/94

     24             4/94            closed - 9/94     1994:  (9.8) (6 months)          (9.1) - 5/94      (12.9) - 4/94 - 9/94

     25             4/93            closed - 12/94    1994: (16.6)                     (6.1) - 5/94      (17.9) - 11/93 - 12/94

     26             9/93            closed - 12/94    1994: (12.4)                     (6.0) - 5/94      (14.1) - 4/94 - 12/94


                The Yen Financial Portfolio closed in March 1997.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              THIS PROGRAM IS CLOSED AND IS NOT USED FOR THE TRUST.

                                  JWH PROGRAMS
                              PERFORMANCE SUMMARIES

                             EXCLUSIVE FUND ACCOUNTS

                  Pursuant to a special JWH multi-program trading strategy that is currently the subject of an exclusivity arrangement with one client operating two funds (the "Exclusive Fund Accounts"), JWH makes various discretionary trading adjustments for the accounts of those funds, including selection of programs, ongoing allocations and reallocations of fund assets among the investment programs and periodic adjustments to position size in relation to account equity. As a result of a change made to these accounts on May 8, 1998, these accounts have traded differently than the other accounts in the respective JWH investment program. Set forth below are capsule performance records for the Exclusive Fund Accounts.


                                      ORIGINAL           GLOBAL                JWH            FINANCIAL AND        GLOBAL
                                     INVESTMENT       DIVERSIFIED  GLOBALANALYTICS-Registered    METALS          FINANCIAL
                                                                           Trademark-
                                      PROGRAM          PORTFOLIO        FAMILY OF PROGRAMS      PORTFOLIO        PORTFOLIO
                                     EXCLUSIVE         EXCLUSIVE            EXCLUSIVE           EXCLUSIVE        EXCLUSIVE
Inception of Trading by JWH         October 1982      October 1982         October 1982       October 1982      October 1982

Inception of Trading in Program       May 1998          May 1998             May 1998           May 1998          May 1998

Assets Under Management in all
Programs                            $2.0 billion      $2.0 billion         $2.0 billion       $2.0 billion      $2.0 billion

Assets Under Management in the
Program                             $99,834,416       $49,603,167          $91,809,696         $64,356,955      $81,655,009

Number of Open Accounts                  2                 2                    2                   2                2

Worst Monthly Decline for an          (12.0)%           (14.1)%               (9.2)%             (8.7)%            (8.8)%
Individual Account                    (11/98)           (10/99)              (10/99)             (10/99)          (10/99)

Worst Peak-to-Valley Decline for an   (13.9)%           (18.3)%              (13.5)%             (19.2)%           (11.6)%
Individual Account                  (7/99-10/99)      (8/99-10/99)         (7/99-10/99)       (7/99-10/99)      (7/99-10/99)

Average Compounded Annualized
Rate of Return                          7.0%             18.0%                11.2%               10.6%            12.7%

1999 Rate of Return (10 mos.)          (7.9)             (8.3)%               (6.6)%             (12.8)             1.1%
1998 Rate of Return (8 mos.)           20.2%             39.7%                25.5%               33.5%            18.4%

                                                                                     INTERNATIONAL
                                     WORLDWIDE           G-7                            FOREIGN
                                       BOND           CURRENCY          DOLLAR          EXCHANGE
                                      PROGRAM         PORTFOLIO        PROGRAM          PROGRAM
                                     EXCLUSIVE        EXCLUSIVE       EXCLUSIVE        EXCLUSIVE
Inception of Trading by JWH        October 1982     October 1982     October 1982     October 1982

Inception of trading in program       May 1998        May 1998         May 1998        April 1999

Assets Under Management in all
Programs                           $2.0 billion     $2.0 billion     $2.0 billion     $2.0 billion

Assets Under Management in the
Program                            $29,080,585       $57,106,464      $29,649,368      $25,763,276

Number of Open Accounts                 2                 2                2                2

Worst Monthly Decline for an          (7.0)%            (8.6)%           (7.2)%           (6.3)%
Individual Account                   (10/98)           (11/98)          (11/98)          (10/99)

Worst Peak-to-Valley Decline for an   (7.4)%           (11.9)%           (7.7)%           (10.8)%
Individual Account                 (10/98-11/98)      (11/98-1/99)     (11/98-1/99)     (4/99-10/99)

Average Compounded Annualized
Rate of Return                        (14.1)%            6.8%             6.7%              N/A

                                                                                           (10.8)%
1999 Rate of Return (10 mos.)          (3.1)             9.7%             7.3%            (7 mos.)

1998 Rate of Return (8 mos.)           25.9%             0.7%             2.7%               --

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

       THE EXCLUSIVE FUND ACCOUNTS HAVE TRADED DIFFERENTLY THAN THE TRUST.

           SEE NOTES TO THE CAPSULE PERFORMANCE SUMMARIES AT PAGE 47.

                                   -----------

NOTES ON PERFORMANCE RECORDS

         An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) client trading restrictions, including futures versus forward contracts and contract months; (d) trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment of new accounts and new capital; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (f) the amount of interest income earned by an account, which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the commissions negotiated by the client with the broker; (h) the timing of orders to open or close positions; (i) the market conditions, which in part determine the quality of trade executions; (j) variations in fill prices; and (k) timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.

         Composite performance presentation is only allowed for accounts which are not materially different. For the purpose of determining whether material differences exist among accounts traded pursuant to the same trading program, the gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed against the following parameters established by interpretations of the Division of Trading and Markets of the CFTC to determine whether the differences are material: (i) if the arithmetic average of two percentages is greater than ten percentage points, the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than five percentage points but less than ten percentage points, the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than five percentage points, the difference between the two is one percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are material. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters (i) - (iii) is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

         The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. Investors are further cautioned that the data set forth in the performance capsule records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

         During the periods covered by the preceding capsule performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity utilized currently or in the future may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

Original Investment Program --
         reduced 25% commencing in October 1995
Financial and Metals Portfolio --
         reduced 50% commencing in August 1992
Global Financial Portfolio --
         reduced 50% commencing in April 1995

International Currency and Bond Portfolio --
         increased 20% commencing in May 1998
G-7 Currency Portfolio --
         increased 50% commencing in May 1998.

         Prior to December 1991 for JWH, and July 1992 for JWH Investments, Inc., capsule performance records are presented on a cash basis except as otherwise stated in the notes to the records. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods are immaterial to the overall performance presented. With the change to the accrual basis of accounting for incentive fees in December 1991 for JWH, and July 1992 for JWH Investments, Inc., the net effect on monthly net performance and the rate of return in the capsule performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio in July 1992, and at the inception of client trading for the International Currency and Bond Portfolio, Worldwide Bond Program, Dollar Program and JWH GlobalAnalytics-Registered Trademark- Family of Programs. In August 1998, JWH made an adjustment to the accounting method employed for every investment program not already utilizing the full accrual basis of accounting. This adjustment moved all JWH investment programs to the full accrual basis beginning on September 1, 1998.

         The calculation of management and incentive fees is subject to variation due to the agreed upon definitions contained in each account's advisory agreement. Management fees range historically from 0% to 6% of assets under management and incentive fees range from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.

NOTES TO JWH PROGRAMS' CAPSULE PERFORMANCE RECORDS

         Number of open accounts is the number of accounts directed by JWH or JWH Investments, Inc. pursuant to the investment program shown as of October 31, 1999.

         Assets under management in a program is the aggregate amount of total equity, excluding "notional" equity under management, of JWH or JWH Investments, Inc. in the investment program shown as of October 31, 1999.

         Worst monthly decline on an individual account basis within the past five years is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Worst monthly decline information includes the month and year of such decline.

         Worst peak-to-valley decline on an individual account basis is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month-end net asset value being equalled or exceeded as of a subsequent month-end by the individual account, expressed as a percentage of the total equity (including "notional" equity) in the account. The worst peak-to-valley decline since inception is the worst peak-to-valley decline by the program as a composite.

         Compound Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date.

         Average Compounded Annualized Rate of Return is calculated in a similar manner to Compound Annual Rate of Return, except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the program's performance record, then one (1) is subtracted.

         Monthly Rates of Return are daily compounded monthly rates of return in the investment program. The daily compounded monthly rate of return is calculated by compounding the daily rates of return over the number of days in the month. For example, each of the daily rates of return in hundredths is added to one (1) and the result is multiplied by the previous day's daily rate of return similarly expressed. One (1) is then subtracted from the product. The daily rates of return are calculated by dividing the day's net performance by the sum of the beginning equity, plus additions minus withdrawals for the day. Prior to September 1998, Monthly Rates of Return were calculated by dividing net performance by the sum of the beginning equity, plus additions minus withdrawals in the investment program for the month. For such purposes all additions and withdrawals were treated as if they had been made on the first day of the month, even if, in fact, they occurred later. From December 1991 through August 1998, if additions and withdrawals were material to a program's performance, they were time weighted. If time weighting was materially misleading, then the only accounts traded method was utilized. As of September 1998, time weighting is no longer relevant as the monthly rates of return are daily compounded monthly rates of return.

         Proprietary capital is included in the rates of return for the Original Investment Program, the Financial and Metals Portfolio and the International Foreign Exchange Program for certain periods. The absence of management and incentive fees as well as reduced commissions during these periods may have had a material effect on the rates of return for each program. This potential material effect occurred from inception of the program through July 1988 for the Original Investment Program, through July 1987 for the Financial and Metals Portfolio and through November 1987 for the International Foreign Exchange Program. In addition, during the period May 1991 through August 1995, the Financial and Metals Portfolio included two other proprietary accounts, which had no material impact on the rates of return presented.

         For periods other than those described above, proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund. Therefore, there is no material impact on the rates of return presented. The International Currency and Bond Portfolio also had proprietary capital as an investment in a fund. This proprietary account was traded in the exact same manner that client funds would be traded and was subject to all of the same fees and expenses that would be charged to a client investment in a fund had there been other client accounts traded. Therefore, there is no material impact to the rates of return presented.

ADDITIONAL NOTE FOR THE
FINANCIAL AND METALS PORTFOLIO

         In May 1992, position sizes were reduced by 50% for 35% of the assets in the Financial and Metals Portfolio at the request of a client. This reduction in position size materially affected the rates of return in some JWH accounts; the 1992 annual rate of return for the relevant accounts was negative 24.3%. The 1992 annual rate of return for the Financial and Metals Portfolio was negative 10.9%. If these accounts had been excluded from the performance record, the 1992 annual rate of return would have been negative 3.9%. The effect of this reduction in position size was eliminated in September 1992 when all accounts in this program underwent a reduction in position size.

ADDITIONAL NOTE FOR THE
GLOBAL FINANCIAL PORTFOLIO

         The timing of individual account openings in the Global Financial Portfolio has had a material impact on compounded rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio performance record has varied. In 1994, the two accounts that were open generated separate rates of return of -44% and -17%. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%. By June 1995, these accounts maintained mature positions and were performing consistently with each other. Due to the six-month period in 1995 of varied performance, the three accounts achieved an annual rate of return of 122%, 92% and 78%.

ADDITIONAL NOTE FOR THE
YEN FINANCIAL PORTFOLIO

             The Yen Financial Portfolio traded client capital from January 1992 through March 1997. The program offered access to a select group of Japanese financial futures markets. The program was designed to capitalize on intermediate and long-term price movements and attempted to exit the markets during periods when sustained trends were not identified. The Yen Financial Portfolio was traded from the Japanese yen perspective.

             The performance summary of the Yen Financial Portfolio is presented on an individual account by account basis due to material differences among accounts' historical performance. Account performance has varied historically due to a number of factors unique to this Program, including whether an account was denominated in U.S. dollars or Japanese yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that have materially influenced performance depended upon clients' specific instructions that effectively resulted in customized client portfolios.

ADDITIONAL NOTE TO THE PERFORMANCE
SUMMARIES OF THE DISCONTINUED PROGRAMS

            Performance summaries are included for InterRate-TM-, the Delevered Yen Denominated Financial and Metals Profile, the KT Diversified Program and the Yen Financial Portfolio. All of these programs have been discontinued.

INTEREST INCOME

         The Trust's assets are generally deposited with CIS and CISFS.

         On the fifth business day of each month, CIS and CISFS credit the Trust with interest on 100% of the Trust's average daily balances on deposit with CIS or CISFS, as the case may be, in the previous month at the average 91-day Treasury bill rate for such previous month in respect of deposits denominated in dollars. CIS has agreed to credit the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the investment adviser) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS.

         On Trust assets held in a foreign currency (for purposes of making margin deposits with respect to positions on an exchange outside the United States on which JWH currently trades), CIS and CISFS credit the Trust with interest on the fifth business day of each month on the average daily balance of Trust assets held in such currency during the previous month at a rate equal to 0.75% below the average rate paid with respect to deposits in such currency by the relevant clearing association for such previous month (which is zero in certain cases) except that the rate of interest at which CIS or CISFS credit the Trust for deposits in Spanish pesetas will be 2.75% below the average Madrid interbank offered rate for the month in question. With respect to currencies required for margin on markets not currently traded by JWH, CIS and CISFS will credit the Trust with interest at the rates paid by, respectively, CIS and CISFS to other accounts similar in size and character to that of the Trust.

         The economic benefit from possession of the Trust's assets in excess of the interest credited by CIS and CISFS to the Trust is retained by CIS and CISFS, respectively.

         To the extent that the Trust participates in the spot and forward currency markets, the Trust is required to deposit margin with CISFS. CIS satisfies such margin requirements by transferring Trust assets from the Trust's account at CIS to CISFS. Amounts transferred to CISFS as margin on spot and forward currency and precious metals positions are not held by CISFS as customer segregated funds under the CEA and the rules of the CFTC but are included in determining the interest to be credited to the Trust as described above.

         The Trust's assets are used either as margin to secure the Trust's obligations under the open positions which it holds in the markets or as a reserve to support further trading in the event of market losses. The assets deposited as margin with and held by the Futures Broker are held in "customer segregated funds accounts" or "foreign futures and foreign options secured amount accounts" (in the case of futures and options traded on nonU.S. exchanges), as prescribed by the CEA and applicable CFTC regulations. Assets deposited as margin with and held by the Foreign Currency Broker are held in unregulated accounts. In general, approximately 80% to 94% of the Trust's assets are held in customer segregated funds accounts or with a Custodian, approximately 5% to 15% in foreign futures and options secured amount accounts and approximately 1% to 8% in unregulated accounts. Assets held in "customer segregated funds accounts" may be held in cash or invested in United States Treasury bills or notes. Assets held at a Custodian may be held in cash or invested on an unleveraged basis in Treasury bills, notes and bonds as well as other securities issued or guaranteed as to principal and/or interest by certain U.S. government agencies or instrumentalities.

         Although currently not contemplated, CISI may deposit a portion of Trust assets with a Custodian and engage a third-party cash manager to manage such assets. Such assets will be invested on an unleveraged basis in Treasury bills, notes and bonds as well as other securities issued or guaranteed as to principal and/or interest by certain U.S. government agencies or instrumentalities. The fees of such third-party cash manager will be paid by the Trust. CIS has agreed to credit to the account of the Trust at each month-end the amount, if any, by which returns (net of fees of the cash manager) for such month on Trust assets held by a Custodian are less than the return that would have been realized by the Trust had such assets been deposited with CIS. THERE CAN BE NO ASSURANCE THAT, IF THE SERVICES OF ONE OR MORE CASH MANAGERS ARE USED, THE TRUST WILL AVOID LOSS OF PRINCIPAL WITH RESPECT TO TRUST ASSETS PLACED WITH SUCH MANAGERS.

                            -------------------------

CHARGES

                            CHARGES PAID BY THE TRUST

         The Trust is subject to the following charges and fees.

RECIPIENT                  NATURE OF PAYMENT                  AMOUNT OF PAYMENT
---------                  -----------------                  ------------------
CISI                       Organizational and                 CISI advanced these costs, approximately $650,000,
                           initial offering costs             and was reimbursed by the Trust at the initial closing.
                                                              These costs are being amortized over the first sixty months of the Trust's operations, subject to a maximum monthly payment of 1/60 of 2% of the month-end Net Assets. Year-to-date through
                                                              October 1999, amortized organizational and initial offering costs equalled $110,144. During 1998, amortized organizational and initial offering costs equalled $132,173.

Third Parties              Ongoing offering costs             As incurred, subject to a ceiling of 0.5% of the Trust's average month-end Net Assets in each fiscal year. Year-to-date through
                                                              October 1999, ongoing offering costs equalled $399,706. During
                                                              1998, ongoing offering costs equalled $400,616.

CIS                        Brokerage Fee                      6.5% annually (or approximately 0.542% per month) of the Trust's month-end assets (after deduction of the Management Fee payable to
                                                              JWH and before recognizing the purchases and redemptions for the month) is paid to CIS. Such Brokerage Fee covers all brokerage, exchange, clearing and NFA fees incurred in the Trust's trading including brokerage fees payable to CISFS on spot and forward currency trading. Year-to-date through October 1999, Brokerage
                                                              Fees equalled $5,066,031. During 1998, Brokerage Fees equalled
                                                              $5,254,813.

                                                              Certain large investors are eligible to be charged the Special
                                                              Brokerage Fee Rate as described under "Charges -- Brokerage Fee
                                                              -- Special Brokerage Fee Rate."


RECIPIENT                  NATURE OF PAYMENT                  AMOUNT OF PAYMENT
---------                  -----------------                  -----------------
CIS and CISFS              Interest income earned             CIS and CISFS credit the Trust with interest on 100% of
                           above amount credited to           the Trust's average daily U.S. dollar balances on deposit
                           the Trust, if any                  with CIS or CISFS during each month at the average 91-day
                                                              Treasury bill rate and at the applicable rates (which may
                                                              be zero in some cases) in respect of non-U.S. dollar deposits.
                                                              The economic benefit from the possession of the Trust's assets in excess of the interest credited by CIS and CISFS to the
                                                              Trust will be retained by CIS and CISFS, respectively.

Third Parties              Administrative expenses            As incurred, currently estimated to be approximately $70,000 annually. Year-to-date through October 1999, administrative expenses equalled $50,639. During 1998, administrative
                                                              expenses equalled $58,596.

JWH                        Management Fee                     4% annually (or approximately 0.333% per month) of the Trust's month-end assets after deduction of a portion of the Brokerage
                                                              Fee at a 1.25% annual rate (rather than 6.5% annual rate) and before recognizing the purchases and redemptions for the month;
                                                              payable monthly. Year-to-date through October 1999, Management
                                                              Fees equalled $3,232,093. During 1998, Management Fees equalled
                                                              $3,239,007.

JWH                        Incentive Fee                      As of each calendar quarter-end, 15% of any New Trading Profits for such quarter will be paid to JWH. Trading Profits for any period equal the sum of (i) the net of any profits and losses realized on all trades closed out during a quarter, (ii) the net of any unrealized profits and losses on open positions as of the end of such quarter less the net of any unrealized profits and losses on open positions as of the end of the immediately preceding quarter, minus (iii) the Brokerage Fee  at the annual rate of 1.25% (rather than 6.5% annual rate) of the Trust's month-end assets and the Management Fee.

                                                              Trading Profits do not include interest income.

                                                              Trading Profits are calculated on the basis of the overall performance of the Trust, not the performance of each trading program considered individually.

                                                              New Trading Profits for any quarter are the amount of cumulative calendar quarter-end Trading Profits in excess of the highest level of such cumulative Trading Profits as of any previous calendar quarter-end.


RECIPIENT                  NATURE OF PAYMENT                  AMOUNT OF PAYMENT
---------                  -----------------                  ------------------

JWH                        Incentive Fee (cont.)              Year-to-date through October 1999, Incentive Fees equalled
                                                              $853,899.  During 1998, Incentive Fees equalled $1,383,562.

Third Parties              Reimbursement of                   Actual payments to third parties; not subject to estimate.
                           delivery, insurance,
                           storage and any other
                           extraordinary charges;
                           taxes (if any)

                                 --------------------

The above fees are the complete compensation that will be received by CIS or its affiliates from the Trust. This excludes redemption fees which will be charged to some Unitholders if they redeem on or before the twelfth month of ownership.



                                 --------------------

BROKERAGE COMMISSIONS; ADMINISTRATIVE FEES

BROKERAGE FEE

         BROKERAGE FEE RATE. Commodity brokerage commissions are typically paid upon the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Trust does not pay commodity brokerage commissions on a per-trade basis but rather pays monthly flat-rate Brokerage Fees at the annual rate of 6.5% (or a monthly rate of approximately 0.542%) of the Trust's average month-end assets after deduction of the Management Fee but before inclusion of purchases and redemptions for the month. CIS receives such Brokerage Fee, irrespective of the number of trades executed on the Trust's behalf.

         SPECIAL BROKERAGE FEE RATE. A Unitholder who purchases at least $5,000,000 of Units as of any month-end (an "Eligible Unitholder") will be charged Brokerage Fees at the flat rate of 5% per annum (or 0.417% per month; the "Special Brokerage Fee Rate"). As of each month-end that a Unitholder holds Units with an aggregate issue price of at least $5,000,000, such Unitholder will remain an Eligible Unitholder regardless of the aggregate Net Asset Value of such Units.

         An investor who makes an additional purchase of Units on a closing date that causes the aggregate issue price of all of such investor's Units to equal at least $5,000,000 will be charged the Special Brokerage Fee Rate with respect to such additional Units as of the next month-end but with respect to earlier purchased Units only after such Units have been outstanding for at least twelve full months. For example, if an investor makes an initial investment of $3,000,000 as of March 31, 1999 ("Initial Purchase Date") and an incremental investment of $3,000,000 as of September 30, 1999 ("Subsequent Purchase Date"), such Eligible Unitholder will be eligible to be charged the Special Brokerage Fee Rate (i) immediately with respect to Units acquired as of the Subsequent Purchase Date and (ii) as of April 30, 2000 with respect to Units acquired as of the Initial Purchase Date. In determining the Brokerage Fees due on such an investor's Units, Units when redeemed will be treated on a "first-in, first-out" basis.

         The Special Brokerage Fee reduction is effected while maintaining a uniform Net Asset Value per Unit by issuing additional Units to Eligible Unitholders.

         THE TRUST'S BROKERAGE FEES CONSTITUTE A "WRAP FEE," WHICH COVER THE CIS GROUP'S COSTS AND EXPENSES, NOT JUST THE COST OF BROKERAGE EXECUTIONS.

         THE BROKERAGE FEES MAY NOT BE INCREASED ABOVE THE CURRENT LEVEL WITHOUT THE UNANIMOUS CONSENT OF ALL UNITHOLDERS.

JWH'S MANAGEMENT FEES

         The Trust pays monthly Management Fees to JWH at a rate of 0.333% (a 4% annual rate) of the month-end assets of the Trust, after reduction for a 1.25% (rather 6.5% per annum) portion of the Brokerage Fee charged, but before reduction for any Incentive Fee or other costs and before inclusion of purchases and redemptions for the month.

INCENTIVE FEES

METHOD OF CALCULATING

         The Trust pays to JWH an Incentive Fee equal to 15% of any New Trading Profits as of the end of each calendar quarter. New Trading Profits are any cumulative Trading Profit in excess of the highest level -- the "High Water Mark" -- of cumulative Trading Profits as of any previous calendar quarter-end.

         Trading Profits (i) include realized and unrealized profits and losses, (ii) exclude interest income and (iii) are reduced by Brokerage Fees of 1.25% (not 6.5%) of month-end assets, the Management Fee and by no other costs.

         Accrued Incentive Fees on Units when redeemed are paid to JWH. Any shortfall between cumulative Trading Profits and the "High Water Mark" in cumulative Trading Profits is proportionately reduced when Units are redeemed.

         Trading Profits are not reduced by redemption charges.

         For example, assume that as of January 1, 2000, the Trust is at a "High Water Mark" in cumulative Trading Profits. If Trading Profits for such month equalled $500,000, all of such Trading Profits would be New Trading Profits, resulting in an accrued $75,000 Incentive Fee. Assume also that by the end of the next month, losses, the 1.25% Brokerage Fee and the Management Fee have reduced the $500,000 New Trading Profits to a loss of $(180,000). If the Trust then withdrew 50% of its assets, this $(180,000) loss carryforward would be reduced by 50% to ($90,000) for Incentive Fee calculation purposes. If during the following month Trading Profits equalled $200,000, New Trading Profits of $110,000 would be accrued as of the end of such quarter, and JWH would be entitled to an additional Incentive Fee of $16,500.

PAID EQUALLY BY ALL UNITS

         New Trading Profits may be generated even though the Net Asset Value per Unit has declined below the purchase price of certain Units. Conversely, if new Units are purchased at a Net Asset Value reduced by an accrued Incentive Fee which is subsequently reversed, the reversal is allocated equally among all Units, although the accrual itself was attributable only to the previously outstanding Units.

EXTRAORDINARY EXPENSES

         The Trust will be required to pay any extraordinary expenses, such as taxes, incurred in its operation. The Trust has had no such expenses to date, and in CISI's experience with other managed futures funds, such expenses have been negligible. Extraordinary expenses, if any, would not reduce Trading Profits for purposes of calculating the Incentive Fees.

                                 --------------------

FEES AND EXPENSES PAID BY CIS

BROKERAGE FEE FOR CURRENCY AND PRECIOUS METALS TRADING

         CIS pays CISFS, from CIS's own funds, brokerage fees on a per trade basis for the Trust's trading of spot and forward contracts on currencies.

SELLING COMMISSIONS AND ONGOING COMPENSATION

         CIS pays the Selling Agents selling commissions of up to 4% (up to 2.5% in respect of Units sold to Eligible Unitholders). CIS also pays eligible Selling Agents ongoing compensation of up to 4% per annum of the average month-end Net Asset Value per Unit for all Units which remain outstanding for longer than twelve months (up to 2.5% per annum in respect of Units owned by Eligible Unitholders), beginning in the thirteenth month after sale. Selling Agents ineligible to receive ongoing compensation may receive installment selling commissions which, when added to the initial selling commission, may not exceed 9% of the initial subscription price of each Unit sold by any such Selling Agent. Such ongoing compensation may be deemed to constitute underwriting compensation. See "Federal Income Tax Aspects -- Syndication Expenses."

         Wholesalers who introduce Additional Selling Agents to CIS will share the selling commissions and ongoing compensation (or installment selling commissions) with their respective Additional Selling Agents. Additional Selling Agents who distribute Units through correspondents will also share the selling commissions and ongoing compensation (or installment selling commissions) with their respective correspondents. See "Plan of Distribution -- Selling Agents."

REDEMPTION CHARGES

         A redemption charge of 3% of the redemption date Net Asset Value per Unit is imposed on Units redeemed on or before the end of the first eleven months after issuance. This redemption charge is deducted from investors' redemption proceeds and paid to CISI.

BROKERAGE ARRANGEMENTS

THE FUTURES BROKER

         CIS, the Lead Selling Agent, is also the Trust's Futures Broker. CIS executes and clears the Trust's futures transactions and provides other brokerage-related services. CIS is a Delaware corporation. Its principal office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606. It has offices and affiliated offices in Chicago, New York, Kansas City and Minneapolis as well as in England, France, Switzerland and Singapore. The clients of CIS include commercial and financial institutions that use the futures markets for risk management purposes as well as private investors. CIS has more than 500 employees. CIS is a wholly-owned, but separately managed, subsidiary of Cargill, Incorporated, a privately-owned international merchant, warehouser, processor and transporter of agricultural and other bulk commodities that was founded in 1865.

         CIS is a clearing member of all of the principal futures exchanges in the United States and is a clearing broker or has clearing relationships on all major world futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of NFA in such capacity. Certain employees of CIS are members of U.S. futures exchanges and may serve on the governing bodies and standing committees of those exchanges, their clearinghouses and NFA. In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the Trust.

         Cargill, Incorporated owns and operates grain elevators and soybean processing plants that are designated as regular warehouses for delivery of certain physical commodities in satisfaction of futures contracts under the rules of the Chicago Board of Trade and similar rules of other U.S. futures exchanges.

         Cargill, Incorporated and its affiliates are substantial users of virtually all futures contracts for hedging purposes. Such hedging transactions are generally implemented by employees of Cargill, Incorporated, and CIS generally executes or clears those transactions. The volume of trading by Cargill, Incorporated and its affiliates is likely to result in their competing with the Trust for futures market positions. Thus, in certain instances, CIS may have orders for trades from the Trust and from Cargill, Incorporated or its affiliates, and CIS might be deemed to have a conflict of interest with respect to the sequence in which such orders will be transmitted to the trading floors of futures exchanges. In order to assure impartial treatment for such orders, CIS has an operating policy of transmitting orders to the trading floors in the sequence received regardless of which entity has placed the order. The Trust might enter into trades in which the other party is Cargill, Incorporated or one of its affiliates. It is possible that the hedging and cash operations of Cargill, Incorporated or trading by its affiliates may adversely affect the Trust. Records of such trading will not be made available to Unitholders. It is possible that these entities may compete for similar positions in the futures markets.

         NO OFFICERS, DIRECTORS OR EMPLOYEES OF CIS OR ITS AFFILIATES ARE PERMITTED TO TRADE FUTURES SPECULATIVELY FOR THEIR OWN ACCOUNTS.

         In the ordinary course of its business, CIS is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Trust.

         The Trust and CIS have entered into a Customer Agreement that provides that, for as long as the Trust maintains an account with CIS, CIS will execute and clear trades for the Trust upon instruction of JWH, and will receive the monthly flat-rate Brokerage Fees. The Customer Agreement is terminable on sixty days' notice by either party. If for any reason the Trust elects to terminate the Customer Agreement with CIS, no assurance may be given that the Trust will be able to retain the brokerage services of another futures broker at the same commission rate. In addition, under the Declaration and Agreement of Trust, Unitholders owning more than 50% of the outstanding Units may cause the Trust to terminate the Customer Agreement. CIS is responsible for execution and clearance of futures contracts (and options, if traded) as well as for certain administrative duties such as record keeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the Trust's account. The agreement provides that CIS will not be liable to the Trust except for bad faith or negligence.

         Trust assets are deposited with CIS in its capacity as the Trust's Futures Broker. CIS credits interest monthly to the Trust's account on substantially all of the Trust's average daily balances on deposit at CIS, as described under "Interest Income." CIS retains any economic benefit derived from possession of the Trust's assets in excess of the amount credited to the Trust's account.

THE FOREIGN CURRENCY BROKER

         CISFS acts as the Trust's counterparty in the Trust's spot and forward contracts trades. CISFS is a Delaware corporation that is a wholly-owned subsidiary of CIS Holdings, Inc. Under most normal circumstances, CISFS will contact at least two counterparties for a quote on each of the Trust's currency and precious metals trades. CISFS will enter a spot or forward contract with the selected counterparty and will enter into a back-to-back spot or forward contract with the Trust at the same price CISFS buys from (or sells to) the selected counterparty.

REDEMPTIONS;
NET ASSET VALUE

REDEMPTIONS

         THE TRUST IS INTENDED AS A MEDIUM- TO LONG-TERM, "BUY AND HOLD" INVESTMENT. THE TRUST'S OBJECTIVES ARE TO ACHIEVE SUBSTANTIAL CAPITAL APPRECIATION OVER TIME. THE TRUST IS NOT INTENDED TO ACHIEVE, NOR TO ATTEMPT TO ACHIEVE, SIGNIFICANT APPRECIATION OVER THE SHORT TERM.

         A Unitholder may cause the Trust to redeem any or all of such Unitholder's Units at Net Asset Value as of the close of business on the last business day of any calendar month. Written redemption requests may be submitted to CISI or to a redeeming Unitholder's Registered Representative but in either case must be received by CISI no later than five business days prior to month-end (including the last business day of the month) to effect redemption as of such month-end. A form of Request for Redemption is attached to the Subscription Agreement and Power of Attorney as an Annex.

         Redemption proceeds will generally be paid within ten business days after the month-end of redemption, either directly to the redeeming Unitholder or to the Unitholder's customer securities account as directed by the Unitholder. However, in special circumstances, including, but not limited to, default or delay in payments due to the Trust from banks or other persons, the Trust may, in turn, delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Trust represented by the sums that are the subject of such default or delay.

         A Unit which is redeemed at or prior to the end of the eleventh full month after its issuance will be assessed a redemption charge of 3% of the Net Asset Value per Unit as of the date of redemption. In the event that an investor acquires Units at more than one time, such investor's Units will be treated on a "first-in, first-out" basis for purposes of determining whether redemption charges apply.

         Applicable state "Blue Sky" policies require that redemption charges not be assessed on any Unitholder who redeems because the Trust's expenses have increased.

         The Managing Owner may declare additional redemption dates, including Special Redemption Dates under certain circumstances. If as of the close of business on any day the Net Asset Value of a Unit has decreased to less than 50% of the previous highest month-end Net Asset Value per Unit, after adding back all distributions, the Managing Owner shall liquidate all of the Trust's open positions, suspend trading and within ten business days after the suspension of trading declare a Special Redemption Date by notice to Unitholders and otherwise in accordance with the Declaration of Trust.

         Unitholders may not transfer or assign Units without providing prior written notice to the Managing Owner. No assignee may become a substitute Unitholder except with the consent of the Managing Owner.

         NOTICES OF REDEMPTION ARE IRREVOCABLE ONCE SUBMITTED. THE NET ASSET VALUE PER UNIT AS OF THE DATE OF REDEMPTION MAY DIFFER SUBSTANTIALLY FROM THE NET ASSET VALUE PER UNIT AS OF THE DATE THAT IRREVOCABLE NOTICE OF REDEMPTION MUST BE SUBMITTED.

         UNITHOLDERS NEED NOT REDEEM ALL THEIR UNITS IN ORDER TO REDEEM ANY SUCH UNITS, PROVIDED THAT AT LEAST $1,000 OF UNITS ARE REDEEMED AND THAT THE MINIMUM INVESTMENT OF $1,000 IS MAINTAINED AFTER ANY PARTIAL REDEMPTION.

NET ASSET VALUE

         The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding.

         Futures or option contracts traded on a United States commodity exchange are valued at the settlement price on the date of valuation. If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the position can be liquidated shall be the basis for determining the liquidating value of such position for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Incentive Fee liabilities reduce Net Asset Value (subject, however, to possible whole or partial reversal if the Trust incurs subsequent losses) even if such accrued Incentive Fees may never, in fact, be finally paid to JWH.

         Organizational and initial offering cost reimbursements reduce Net Asset Value only as amortized over the first 60 months of the Trust's trading.

CONFLICTS OF INTEREST

GENERAL

         Neither CISI nor JWH has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how CISI or JWH resolves these conflicts which can be relied upon by investors as ensuring that the Trust is treated equitably with other CISI or JWH clients.

         Because no formal procedures are in place for resolving conflicts, they may be resolved by CISI and/or JWH in a manner which causes the Trust losses. The value of Unitholders' investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

         Although the following conflicts of interest are present in the operation of the Trust, CISI does not believe that they are likely to have a material adverse effect on its performance. This belief is based on a number of factors, including the following.

(i) JWH trades all similarly situated CIS accounts in parallel, placing bulk orders which are allocated among the JWH accounts pursuant to pre-established procedures. Consequently, JWH has little opportunity to prefer another JWH client over the Trust.

(ii) CIS simply receives and executes JWH's bulk orders based on pre-established procedures. CIS has no ability in allocating positions to favor one account over another.

(iii)    JWH charges similar accounts the same fees.

(iv) CISI, as a fiduciary, is prohibited from benefiting itself at the expense of the Trust.

         In CISI's view, the most important conflict of interest relating to the Trust is that the business terms applicable to the CIS Group's dealings with the Trust were not negotiated when they were initially established. These business terms are described in detail in this prospectus in order to give prospective investors ample opportunity to accept or reject such terms. However, it may be difficult for investors to assess, for example, the extent of the adverse impact which the high level of the Trust's Brokerage Fees has on its long-term prospects for profitability.

CISI

         CISI organized and controls the Trust. CISI and its affiliates are the primary service providers to the Trust and will remain so even if using other firms might be better for the Trust. Futures trading is highly competitive. To the extent that CIS Group entities continue to be retained by the Trust despite providing noncompetitive services, the Trust is likely to be less profitable or incur greater losses.

         CISI allocates its resources among a number of different funds. CISI may have financial incentives to favor certain funds over the Trust. To the extent that CISI actually does so, the Net Asset Value per Unit is likely to be negatively impacted.

         The business terms of the Trust -- other than the Management and Incentive Fees due to JWH which were negotiated between CISI and JWH -- were not negotiated. CISI unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to CISI.

         CISI'S INTEREST IN MAXIMIZING ITS REVENUES COULD CAUSE IT TO TAKE ACTIONS WHICH ARE DETRIMENTAL TO THE TRUST IN ORDER TO INCREASE CISI'S INCOME FROM THE TRUST OR DECREASE ITS COSTS IN SPONSORING THE TRUST. ALSO, BECAUSE CISI DOES NOT HAVE TO COMPETE WITH THIRD PARTIES TO PROVIDE SERVICES TO THE TRUST, THERE IS NO INDEPENDENT CHECK ON THE QUALITY OF SUCH SERVICES. CISI MAY LOWER THE QUALITY OF SUCH SERVICES IN ORDER TO MAXIMIZE THE NET REVENUES WHICH IT RECEIVES FROM THE TRUST, WHILE AT THE SAME TIME CAUSING THE NET ASSET VALUE PER UNIT TO DECLINE.

CIS; CISFS

GENERAL

         CIS executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Trust, causing the Trust to pay higher prices for its positions.

         Many CIS clients pay lower brokerage rates than the Trust. Brokerage Fees are a major drag on the Trust's performance, and the cumulative effect of the higher rates paid by the Trust is material.

         CIS and CISFS must allocate their resources among many different clients. They all have financial incentives to favor certain accounts over the Trust. Because of the competitive nature of the markets in which they trade, to the extent that either CIS or CISFS prefers other clients over the Trust, the Trust is likely to be negatively impacted.

         CIS AND CISFS DO NOT HAVE TO COMPETE TO PROVIDE SERVICES TO THE TRUST; CONSEQUENTLY, THERE IS NO INDEPENDENT CHECK ON THE QUALITY OF THEIR SERVICES.

JWH

GENERAL

         JWH manages many accounts other than the Trust. Consequently, JWH may devote less resources to the Trust's trading than JWH otherwise might, to the detriment of the Trust.

         Some of JWH's principals devote a substantial portion of their business time to ventures other than managing the Trust, including ventures unrelated to futures trading. The Trust may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading.

FINANCIAL INCENTIVES TO DISFAVOR THE TRUST

         If the Trust has losses, JWH may have an incentive to prefer other clients because JWH could begin to receive incentive compensation from such clients without having to earn back any losses.

         ANY ACTION WHICH JWH TAKES TO MAXIMIZE ITS REVENUES BY DISFAVORING THE TRUST, EITHER IN RESPECT OF THE RESOURCES DEVOTED TO ITS TRADING OR THE PROGRAMS SELECTED FOR IT, COULD ADVERSELY AFFECT THE TRUST'S PERFORMANCE, PERHAPS TO A MATERIAL EXTENT.

THE SELLING AGENTS

         The Selling Agents receive substantial selling commissions on the sale of Units. Consequently, the Selling Agents have a conflict of interest in advising their clients whether to invest in the Units.

         The Selling Agents receive, beginning in the thirteenth month after each month-end sale of Units, ongoing compensation based on the Net Asset Value of Units sold by them which remain outstanding. Consequently, in advising clients whether to redeem their Units the Selling Agents will have a conflict of interest between their interest in maximizing the compensation which they will receive from the Trust and giving their clients the financial advice which the Selling Agents believe to be in such clients' best interests. The same conflict of interest extends to the Wholesalers and correspondents who distribute Units.

PROPRIETARY TRADING

         The CIS Group and their employees are prohibited from trading for their own accounts.

         JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same as or opposite to client positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods; on occasion, their orders may receive better fills than investor accounts. Records for these accounts will not be made available to the Trust.

         Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts when an independent trader manages trading in that vehicle, and in The JWH Employee Fund, L.P., for which JWH is the trading advisor. Records of these accounts will not be made available to the Trust.

         Records of proprietary trading will not be available for inspection by Unitholders.

         Proprietary trading by JWH or Mr. Henry could, if substantial in size and conducted in the same markets traded by the Trust, cause losses for the Trust by increasing the cost at which it must acquire and liquidate positions. Over time, the losses resulting from such increased prices could make it difficult for the Trust to earn profits even if its trading were otherwise successful.

TRANSACTIONS BETWEEN THE CIS GROUP AND THE TRUST

         All of the service providers to the Trust, other than JWH and the Trustee, are affiliates of CIS. CISI negotiated with JWH over the level of its Management and Incentive Fees. However, none of the fees paid by the Trust to the CIS Group were negotiated, and they may be higher than would have been obtained in arm'slength bargaining.

         The Trust pays CIS substantial Brokerage Fees. The Trust also pays CIS interest on short-term loans extended by CIS to cover losses on foreign currency positions and permits CIS to retain a portion of the benefit derived from possession of the Trust's assets.

         Within the CIS Group, CISI is the direct beneficiary of the revenues received by CIS from the Trust. CISI controls the management of the Trust and CIS serves as its promoter. Although CISI has not sold any assets, directly or indirectly, to the Trust, CISI makes substantial profits from the Trust due to the foregoing revenues.

         No loans have been, are or will be outstanding between CISI or any of its principals and the Trust.

         CIS pays substantial selling commissions (up to 4% of the subscription price of Units) and trailing commissions (up to 4% annually of the average Net Asset Value per Unit, beginning in the thirteenth month after a Unit is sold) to the Selling Agents for distributing the Units. CIS is ultimately paid back for these expenditures from the revenues it receives from the Trust.

         Descriptions of the dealings between the Trust and the CIS Group are set forth under "Selected Financial Data," "Interest Income" and "Charges."

THE TRUST AND THE TRUSTEE

PRINCIPAL OFFICE; LOCATION OF RECORDS

         The Trust is organized under the Delaware Business Trust Act. The Trust is administered by the Managing Owner, whose office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606 (telephone: (312) 460-4000). The records of the Trust, including a list of the Unitholders and their addresses but excluding detailed trading records of JWH, is located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives during regular business hours as provided in the Declaration and Agreement of Trust. (Section 10). There is a limitation to non-commercial purposes. Transfer agent services will be provided by CIS at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606 at no additional cost to the Trust. The Managing Owner will maintain and preserve the books and records of the Trust for a period of not less than six years.

CERTAIN ASPECTS OF THE TRUST

         THE TRUST IS THE FUNCTIONAL EQUIVALENT OF A LIMITED PARTNERSHIP; PROSPECTIVE INVESTORS SHOULD NOT ANTICIPATE ANY LEGAL OR PRACTICAL PROTECTIONS UNDER THE DELAWARE BUSINESS TRUST ACT GREATER THAN THOSE AVAILABLE TO LIMITED PARTNERS.

         No special custody arrangements are applicable to the Trust which would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to the Managing Owner. The Managing Owner is the functional equivalent of the general partner in a limited partnership. (Sections 5(a), 9 and 19).

         Although units of beneficial interest in a trust need not carry any voting rights, the Declaration and Agreement of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 19).

         The Delaware Business Trust Act under which the Trust is formed is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

THE TRUSTEE

         Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee's principal offices are located at Rodney

Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with either the Managing Owner or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration and Agreement of Trust.

         The rights and duties of the Trustee, the Managing Owner and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration and Agreement of Trust.

         The Trustee serves as the Trust's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Trustee is permitted to resign upon at least 60 days' notice to the Trust, provided that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration and Agreement of Trust provides that the Trustee is compensated by the Trust, and is indemnified by the Managing Owner against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration and Agreement of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

         Only the Managing Owner has signed the Registration Statement of which this prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration and Agreement of Trust.

         Under the Declaration and Agreement of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration and Agreement of Trust. In the course of its management, the Managing Owner may, in its sole and absolute discretion, retain such persons (except where the Managing Owner has been notified by the Unitholders that the Managing Owner is to be replaced as the managing owner), including an affiliate or affiliates of the Managing Owner, as the Managing Owner deems necessary for the efficient operation of the Trust. (Sections 2 and 9).

         Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

         The Trust's Declaration of Trust effectively gives CISI, as Managing Owner, full control over the management of the Trust. Unitholders have no voice in its operations. In addition, CISI in its operation of the Trust is specifically authorized to engage in the transactions described herein (including those involving affiliates of CISI), and is exculpated and indemnified by the Trust against claims sustained in connection with the Trust, provided that such claims were not the result of negligence or misconduct and that CISI determined that such conduct was in the best interests of the Trust.

         Although as Unitholders investors have no right to participate in the control or management of the Trust, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Trust's books and records; (iv) redeem Units; and (v) not have the business terms of the Trust changed in a manner which increases the compensation received by CISI or its affiliates without their unanimous consent.

         Unitholders' voting rights extend to any proposed change in the Declaration of Trust which would adversely affect them, as well as to their right to terminate the Trust's contracts with affiliates of CISI. Unitholders also have the right to call meetings of the Trust in order to permit Unitholders to vote on any matter on which they are entitled to vote, including the removal of CISI as Managing Owner of the Trust.

         Unitholders or their duly authorized representatives may inspect the Trust's books and records, for any purpose reasonably related to their status as Unitholders in the Trust, during normal business hours upon reasonable written notice to the CISI. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Unitholders represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholders' interest in the Trust.

         The Declaration of Trust contains restrictions on CISI's ability to raise Brokerage Fees, Administrative Fees and other revenues received by the CIS Group from the Trust, as well as certain other limitations on the various conflicts of interest to which the CIS Group is subject in operating the Trust.

         The Declaration of Trust provides for the economic and tax allocations of the Trust's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to Unitholders who redeem at a profit.

         A Unitholder may transfer or assign his or her units in the Trust upon prior written notice to his or her registered representative and CISI and subject to approval of the assignee, CISI will provide consent when it is satisfied that the transfer complies with applicable laws. An assignee not admitted to the Trust as a Unitholder will have only limited rights to share the profits and capital of the Trust and a limited redemption right.

         The Managing Owner may amend the Declaration of Trust in any manner not adverse to the Unitholders without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes CISI deems advisable so long as they do not change the basic investment policy or structure.

         The Trust has agreed to indemnify CISI, as Managing Owner, for actions taken on behalf of the Trust, provided that CISI's conduct was in the best interests of the Trust and the conduct was not the result of negligence or misconduct. Indemnification by the Trust for alleged violation of securities laws is only available if the following conditions are satisfied:

         1) a successful adjudication on the merits of each count alleged has been obtained, or

         2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

         4) in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

TAX CONSEQUENCES

         THE FOLLOWING CONSTITUTES THE OPINION OF SIDLEY & AUSTIN AND SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS.

THE TRUST'S TAX STATUS

         In the opinion of Sidley & Austin, the Trust will be classified as a partnership for federal income tax purposes. Consequently, the Unitholders individually, not the Trust itself, are subject to tax.

         The Managing Owner believes that all of the income expected to be generated by the Trust will constitute "qualifying income" and has so advised Sidley & Austin. As a result, in the opinion of Sidley & Austin, the Trust will not be subject to tax as a corporation under the provisions applicable to "publicly-traded partnerships."

TAXATION OF UNITHOLDERS ON PROFITS OR LOSSES OF THE TRUST

         Each Unitholder must pay tax on his or her share of the Trust's income and gains. Such share must be included each year in a Unitholder's taxable income whether or not such Unitholder has redeemed Units. In addition, a Unitholder may be subject to paying taxes on the Trust's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-Tax on Capital Gains and Losses; Interest Income," below.

         The Trust provides each Unitholder with an annual schedule of his or her share of the Trust's tax items. The Trust generally allocates these items equally to each Unit. However, when a Unitholder redeems Units, the Trust allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such Units.

LIMITED DEDUCTIBILITY OF TRUST LOSSES AND DEDUCTIONS

         A Unitholder may not deduct Trust losses or deductions in excess of his or her tax basis in his or her Units as of year-end. Generally, a Unitholder's tax basis in his or her Units is the amount paid for such Units reduced (but not below zero) by his or her share of any Trust distributions, losses and deductions and increased by his or her share of the Trust's income and gains.

LIMITED DEDUCTIBILITY FOR CERTAIN EXPENSES

         Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley & Austin has opined that the amount, if any, of the Trust's expenses which might be subject to this limitation should be DE MINIMIS. However, the IRS could take a different position. The IRS could contend that the Management and Incentive Fees should be characterized as "investment advisory expenses" because the Trust is not engaged in a "trade or business."

         Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

YEAR-END MARK-TO-MARKET OF OPEN POSITIONS

         Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options. Certain of the Trust's open positions are Section 1256 Contracts. Section 1256 Contracts that remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on
Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures and forwards are generally non-Section 1256 Contracts. Gain or loss on non-Section 1256 Contracts will be recognized when sold by the Trust and will be primarily short-term gain or loss. Gain or loss on certain currency contracts will be ordinary income or loss.

TAX ON CAPITAL GAINS AND LOSSES; INTEREST INCOME

         As described under "-- Year-End Mark-to-Market of Open Positions," the Trust's trading generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

         Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Trust could incur significant losses but a Unitholder could be required to pay taxes on his or her share of the Trust's interest income.

         If an individual taxpayer incurs a net capital loss for a year, he may elect to carryback (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carryforward such losses indefinitely as losses on Section 1256 Contracts.

SYNDICATION EXPENSES

         The $650,000 in organizational and initial offering costs reimbursed by the Trust to CISI were non-deductible syndication expenses, as will be the estimated $250,000 in costs in 1999 associated with the ongoing offering of the Units under this prospectus and any subsequent ongoing offering expenses incurred by the Trust. The IRS could also contend that a portion of the Brokerage Fees paid to CIS constitute non-deductible syndication expenses.

TAXATION OF FOREIGN INVESTORS

         A Unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Unitholder") generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as "effectively connected." An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Trust will be conducted as described in this prospectus. Pursuant to a "safe harbor" in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. The Managing Owner has advised Sidley & Austin of the contracts that the Trust will trade. Based on a review of such contracts as of the date of this prospectus, the Trust has been advised by its counsel, Sidley & Austin, that such contracts should satisfy the safe harbor. If the contracts traded by the Trust in the future were not covered by the safe harbor, there is a risk that the Trust would be treated as engaged in a trade or business within the United States. In the event that the Trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under Section 1446 of the Code.

         A Foreign Unitholder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Unitholder, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Unitholder provides the Trust with a Form W-8.

UNRELATED BUSINESS TAXABLE INCOME

         Tax-exempt Unitholders will not be required to pay tax on their share of income or gains of the Trust, provided that such Unitholders do not purchase Units with borrowed funds.

IRS AUDITS OF THE TRUST AND ITS UNITHOLDERS

         The IRS is required to audit Trust-related items at the Trust rather than the Unitholder level. CISI is the Trust's "tax matters partner" with general authority to determine the Trust's responses to a tax audit. If an audit of the Trust results in an adjustment, all partners may be required to pay additional taxes plus interest as well as penalties, and additions to tax.

STATE AND OTHER TAXES

          In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes. For example, the Trust may be subject to a 1.5% Personal Property Replacement Tax in Illinois. Such tax is imposed on the net income of the Trust allocable to Illinois.

                              --------------------
                            PROSPECTIVE INVESTORS ARE
                           URGED TO CONSULT THEIR TAX
                            ADVISERS BEFORE DECIDING
                               WHETHER TO INVEST.

PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

         Units are offered at Net Asset Value as of the close of business on the last business day of each calendar month. The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Subscriptions in excess of these minimums are permitted in $100 increments. Additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments. Units are sold in fractions calculated to five decimal places.

         In order to purchase Units, an investor must complete, execute and deliver to a Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus, together with a check for the amount of his or her subscription. Pending investment in the Units, subscriptions will be held in escrow at Bank One. Checks should be made payable to "BANK ONE, ESCROW AGENT FOR JWH GLOBAL TRUST," and shall be transmitted to the Escrow Agent by noon of the second business day after receipt by the Managing Owner.

         Subscription payments by clients of certain Selling Agents may be made by authorizing the Selling Agents to debit a subscriber's customer securities account with the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account when the subscription is submitted. The account will be debited, and amounts so debited will be transmitted directly to Bank One by such Selling Agent via Selling Agent check or wire transfer made payable to "BANK ONE, ESCROW AGENT FOR JWH GLOBAL TRUST" for deposit in the escrow account of the Trust.

         The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. Such determination is made within five business days after the receipt of a subscription by the Managing Owner. The Managing Owner will send each subscriber whose subscription for Units has been accepted a confirmation of such acceptance.

         Subscription documents must be received no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be accepted as of the last day of the month.

         Subscription funds are invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the Units and will earn interest at the applicable rates paid on these instruments. Escrow interest is allocated PRO RATA among all subscribers during a particular escrow period based on the amount of their respective subscriptions and the length of time on deposit in escrow. Interest actually earned on subscriptions while held in escrow will be invested in the Trust, and investors will be issued additional Units reflecting each investor's allocable share of such interest.

         No fees are charged on any subscriptions while held in escrow. Subscribers are notified prior to any return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.

         Subscriptions, if rejected, will be promptly returned to investors directly or, if applicable, to the appropriate Selling Agent for credit to an investor's customer securities account, together with all interest earned thereon while held in escrow.

         No subscriptions are final or binding on a subscriber until the close of business on the fifth business day following such subscriber's receipt of a final prospectus (I.E., the date of subscription).

         CISI advanced the Trust's organizational and initial offering costs (approximately $650,000), for which CISI was reimbursed by the Trust at the initial closing. The Trust is amortizing such costs over the first sixty months of its operations, up to a limit at each month-end of 1/60 of 2% of the Trust's Net Assets as of such month-end. CISI will return to the Trust any unamortized amount at the end of the amortization period or earlier termination of the Trust. See "Charges -- Organizational and Initial Offering Costs."

SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES

         By executing a Subscription Agreement and Power of Attorney Signature Page, such subscriber is representing and warranting, among other things, that:
(i) the subscriber is of legal age to execute and deliver the Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands "Exhibit B -- Subscription Requirements" of this prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this prospectus. These representations and warranties might be used by the Managing Owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

         While the foregoing representations and warranties will be binding on subscribers, the Managing Owner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. NONETHELESS, NO PROSPECTIVE SUBSCRIBER WHO IS NOT PREPARED TO MAKE SUCH REPRESENTATIONS AND WARRANTIES, AND TO BE BOUND BY THEM, SHOULD CONSIDER INVESTING IN THE UNITS.

THE SELLING AGENTS

         No selling commissions are paid from the proceeds of this offering. The Selling Agents are paid selling commissions by CIS of up to 4% of the subscription price of all Units sold by each Selling Agent. In addition to selling commissions, CIS will also pay ongoing compensation to the Selling Agents which are registered with the CFTC as "futures commission merchants" or "introducing brokers" in the amount of up to 0.333% (a 4.0% annual rate) of the month-end Net Asset Value of all Units sold by them which remain outstanding, beginning with the end of the thirteenth full month after the date such Units were first issued (not the date the subscription was accepted); provided that such ongoing compensation may only be paid on Units in respect of which Registered Representatives who are registered with the CFTC and have passed either the Series 3 or the Series 31 Examination agree to provide certain ongoing services to their clients who own outstanding Units. Such ongoing compensation may be deemed to constitute underwriting compensation. See "Federal Income Tax Aspects -- Syndication Expenses."

         Under applicable rules of the National Association of Securities Dealers, Inc., if either a Selling Agent or a Selling Agent's Registered Representative is not duly registered with the CFTC, or such Registered Representative does not agree to provide ongoing services to his or her clients who own outstanding Units, no ongoing compensation may be paid either to such Selling Agent or to such Registered Representative by CIS. Rather, such Selling Agent and such Registered Representatives are restricted to receiving installment selling commissions, which will be calculated in the same manner as ongoing compensation except that the total amount of installment selling commissions and initial selling commission received by any such Registered Representative on each Unit sold by him or her that remains outstanding may not exceed 9% of the initial subscription price of the Unit.

         Selling Commissions and ongoing compensation payable in respect of Units sold to any Eligible Unitholder (an investor who purchases at least $5,000,000 of Units, as described under "Charges -- Brokerage Fee -- Special Brokerage Fee Rate") shall be up to 2.5% of the subscription amount and up to 2.5% of the average month-end Net Asset Value. The total amount of initial selling commissions and installment selling commissions paid on Units sold to Eligible Unitholders by a Selling Agent or Registered Representative ineligible to receive ongoing compensation also may not exceed 9% of the initial subscription price of such Units.

         The Lead Selling Agent may engage Wholesalers who are registered broker-dealers, or their Registered Representatives who will introduce Additional Selling Agents to the Lead Selling Agent and assist such Additional Selling Agents in the offering and sale of Units. Each such Wholesaler will share with an Additional Selling Agent introduced by the Wholesaler (i) the up to 4% (in the case of sales to Eligible Unitholders, up to 2.5%) initial selling commissions and (ii) the up to 4% (in the case of sales to Eligible Unitholders, up to 2.5%) ongoing compensation payable in respect of Units sold by such Additional Selling Agent.

         Certain Additional Selling Agents may select certain correspondent "introducing brokers" to distribute Units. On Units sold through each such correspondent, who must be registered as a broker-dealer, the relevant Additional Selling Agent will retain (i) up to 1% of the 4% (in the case of sales to an Eligible Unitholder, up to 0.5% of the 2.5%) initial selling commissions and (ii) up to 1% of the 4% (in the case of sales to an Eligible Unitholder, up to 0.5% of the 2.5%) ongoing compensation to be received by such Additional Selling Agent in respect of Units sold by such correspondent, and will in each case pass on the remainder of the initial selling commissions and ongoing compensation to the correspondent.

         Wholesalers and correspondents must meet the same eligibility requirements applicable to Selling Agents in order to receive ongoing compensation.

LAWYERS; ACCOUNTANTS

         Sidley & Austin, Chicago, Illinois and Richards, Layton & Finger, Wilmington, Delaware have advised CISI and CIS on the offering of the Units. Sidley & Austin drafted "Tax Consequences."

         The financial statements of CISI as of May 31, 1999 and 1998 and the financial statements of the Trust as of December 31, 1998 and 1997 included herein have been audited by KPMG LLP.

FINANCIAL STATEMENTS

         SCHEDULES ARE OMITTED FOR THE REASON THAT THEY ARE NOT REQUIRED OR ARE NOT APPLICABLE OR THAT EQUIVALENT INFORMATION HAS BEEN INCLUDED IN THE FINANCIAL STATEMENTS OR NOTES THERETO.

                                 ---------------

                          INDEPENDENT AUDITORS' REPORT

                          INDEX OF FINANCIAL STATEMENTS

                                                                               PAGE
                                                                               ----
JWH GLOBAL TRUST
    Statement of Financial Condition (unaudited) as of
         September 30, 1999 and 1998........................................... 70

    Statement of Operations (unaudited) for the period from
         January 1, 1999 to September 30, 1999 and the period from
         January 1, 1998 to September 30, 1998................................. 71

    Statement of Unitholders' Capital (unaudited) for the period from January 1, 1999 to September 30, 1999 and the period
         from January 1, 1998 to September 30, 1998............................ 72

    Statement of Cash Flows (unaudited) for the period from
         January 1, 1999 to September 30, 1999 and the period from
         January 1, 1998 to September 30, 1998................................. 73

    Independent Auditors' Report............................................... 74

    Statements of Financial Condition as of December 31, 1998 and 1997......... 75

    Statements of Operations for the year ended December 31, 1998 and the period from June 2, 1997 (commencement of operations)
         to December 31, 1997.................................................. 76

    Statements of Unitholders' Capital for the year ended December 31, 1998 and the period from June 2, 1997 (commencement of operations) to
         December 31, 1997..................................................... 77

    Statement of Cash Flows for the year ended December 31, 1998 and the period from June 2,1997 (commencement of operations) to
         December 31, 1997..................................................... 78

    Notes to Financial Statements ............................................. 79

CIS INVESTMENTS, INC.

    Balance Sheet (unaudited) as of October 31, 1999........................... 85

    Independent Auditors' Report............................................... 86

    Statements of Financial Condition as of May 31, 1999 and 1998.............. 87

                                                                               PAGE
                                                                               ----
JWH GLOBAL TRUST

    Statements of Income for the years ended May 31, 1999 and 1998............. 88

    Statements of Changes in Stockholder's Equity for the years ended
         May 31, 1999 and 1998................................................. 89

    Statements of Cash Flows for the years ended May 31, 1999 and 1998......... 90

    Notes to Financial Statements  ............................................ 91

                                    --------------------

JWH GLOBAL TRUST

Statements of Financial Condition (unaudited)


September 30, 1999 and 1998
--------------------------------------------------------------------------------------------------------------------
                         ASSETS                                  SEPT. 30, 1999                    SEPT. 30, 1998
--------------------------------------------------------------------------------------------------------------------
Assets:
Receivable for units sold                                        $ 1,148,150                       $   841,652
Equity in commodity futures trading accounts:
   Cash on deposit with Clearing Broker                           95,252,291                        78,275,749
   Unrealized gain on open futures contracts                         (25,507)                       16,701,417
--------------------------------------------------------------------------------------------------------------------
                                                                  96,374,934                        95,818,818

Interest receivable                                                  378,792                           330,553
 Prepaid initial organization and offering costs                     352,460                           484,632
--------------------------------------------------------------------------------------------------------------------

Total assets                                                     $97,106,186                       $96,634,003
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                   LIABILITIES AND PARTNERS' CAPITAL
--------------------------------------------------------------------------------------------------------------------
Liabilities:

  Accrued commissions on open futures contracts
      due to CIS                                                 $   509,258                       $   419,517
  Accrued management fees                                            319,696                           319,039
  Accrued incentive fees                                                  --                         1,263,310
  Accrued operating expenses                                         105,952                           185,849
  Redemptions payable                                              1,300,967                         2,301,580
  Accrued selling and offering expenses                               39,598                            39,007
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                  2,275,471                         4,528,301
--------------------------------------------------------------------------------------------------------------------

Unitholders' capital:
   Beneficial owners (842,520.14 and 791,423.72 units outstanding
      at September 30, 1999 and 1998, respectively)               93,872,685                        91,137,162
   Managing owner (8,598.45 and 8,410.68 units outstanding at
     September 30, 1999 and 1998, respectively                       958,030                           968,540
--------------------------------------------------------------------------------------------------------------------
Total unitholders' capital                                        94,830,715                        92,105,702
--------------------------------------------------------------------------------------------------------------------
Total liabilities and unitholders' capital                       $97,106,186                       $96,634,003
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

         THIS STATEMENT OF FINANCIAL CONDITION, IN THE OPINION OF MANAGEMENT, REFLECTS ALL ADJUSTMENTS NECESSARY TO FAIRLY STATE THE FINANCIAL CONDITION OF JWH GLOBAL TRUST AT SEPTEMBER 30, 1999 AND 1998.

JWH GLOBAL TRUST

Statements of Operations (unaudited)

Period ended September 30, 1999 and 1998
------------------------------------------------------------------------------------------------------
                                                                     JAN. 1, 1999        JAN. 1, 1998
                                                                          TO                  TO
                                                                    SEPT. 30, 1999      SEPT. 30, 1998
------------------------------------------------------------------------------------------------------
Revenues:
   Gain on trading of commodity futures and forwards
     contracts, physical commodities, and related options:
         Realized gain (loss) on closed positions                  $  9,910,068       $   (737,863)
         Change in unrealized gain (loss) on open positions          (7,131,800)        12,220,264
   Interest income                                                    3,192,209          2,702,286
   Foreign currency transaction loss                                   (260,400)          (334,421)
------------------------------------------------------------------------------------------------------

Total revenues                                                        5,710,077         13,850,266
------------------------------------------------------------------------------------------------------
Expenses:
   Commission paid to CIS                                             4,700,178          2,963,329
   Exchange, clearing, and NFA fees                                      63,378             42,463
   Management fees                                                    2,935,732          2,294,108
   Incentive fees                                                       853,599          1,263,310
   Ongoing organization and offering expenses                           462,133            382,915
   Operating expenses                                                    45,639            756,444
------------------------------------------------------------------------------------------------------

Total expenses                                                        9,060,659          7,702,569
------------------------------------------------------------------------------------------------------

Net profit (loss)                                                  $ (3,350,582)         6,147,697
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

Profit (loss) per unit of beneficial ownership interest            $      (3.98)              5.46
Profit (loss) per unit of managing ownership interest                     (3.98)              5.46
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

         THIS STATEMENT OF OPERATIONS, IN THE OPINION OF MANAGEMENT, REFLECTS ALL ADJUSTMENTS NECESSARY TO FAIRLY STATE THE FINANCIAL CONDITION OF JWH GLOBAL TRUST.

JWH GLOBAL TRUST

Statements of Unitholders' Capital (unaudited)


From January 1, 1999 through September 30, 1999

---------------------------------------------------------------------------------------------------------------------
                                                                      Beneficial         Managing
                                                      Units*            owners            owner          Total
---------------------------------------------------------------------------------------------------------------------
Unitholders' capital at January 1, 1999             817,899.61       $ 94,386,640       $1,085,906      $ 95,472,546
---------------------------------------------------------------------------------------------------------------------
Additional Units Sold                               136,348.97         15,632,871          (93,497)       15,539,374

Net profit (loss)                                         -            (3,316,203)         (34,379)       (3,350,582)
Partner's redemptions                              (111,728.44)       (12,830,623)            -          (12,830,623)
---------------------------------------------------------------------------------------------------------------------

Unitholders' capital at September 30, 1999          842,520.14       $ 93,872,685       $  958,030      $ 94,830,715
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Net asset value per unit at January 1, 1999                          $     115.40           115.40
Net profit (loss) per Unit                                                  (3.98)           (3.98)
Net asset value per unit at September 30, 1999                             111.42           111.42
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

*Units of beneficial ownership.

         THIS STATEMENT OF CHANGES IN UNITHOLDERS' CAPITAL, IN THE OPINION OF MANAGEMENT, REFLECTS ALL ADJUSTMENTS NECESSARY TO FAIRLY STATE THE FINANCIAL CONDITION OF JWH GLOBAL TRUST.

JWH GLOBAL TRUST

Statements of Cash Flows (unaudited)


Period ended September 30, 1999 and 1998
------------------------------------------------------------------------------------------------------
                                                                     JAN. 1, 1999        JAN. 1, 1998
                                                                          TO                  TO
                                                                    SEPT. 30, 1999      SEPT. 30, 1998
------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
   Net profit (loss)                                              $ (3,350,583)           6,147,696
   Adjustments to reconcile net profit (loss) to
     net cash provided by operating activities:
       Change in assets and liabilities:
       (Increase) decrease in receivable for Units sold                453,255            3,267,971
       (Increase) decrease in unrealized gain (loss)
         on open futures contracts                                   7,584,662          (12,220,265)
       (Increase) decrease in interest receivable                      (40,528)             (89,808)
       (Increase) decrease in prepaid organization
         and offering expenses                                          99,129               99,130
       Increase (decrease) in accrued liabilities                     (152,080)             902,146
       Increase (decrease) in redemptions payable                   (2,232,057)           2,270,384
       Increase (decrease) in accrued selling and
         offering expenses                                              (1,004)              13,878
------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                            2,360,794              391,132

Cash flows from financing activities:
   Additional Units sold                                            15,539,374           28,465,038
   Unit redemptions                                                (12,830,623)          (6,858,555)
------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                            2,708,751           21,606,483

Net increase in cash                                                 5,069,545           21,997,615

Cash at beginning of period                                         90,182,744           56,278,134

Cash at end of period                                             $ 95,252,289           78,275,749
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

         THIS STATEMENT OF CASH FLOWS, IN THE OPINION OF MANAGEMENT, REFLECTS ALL ADJUSTMENTS NECESSARY TO FAIRLY STATE THE FINANCIAL CONDITION OF JWH GLOBAL TRUST.

                          INDEPENDENT AUDITORS' REPORT

The Unitholders
JWH Global Trust:

We have audited the accompanying statements of financial condition of JWH Global Trust (the Trust) as of December 31, 1998 and 1997, and the related statements of operations, unitholders' capital, and cash flows for each of the years then ended. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JWH Global Trust as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the year ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

                                                      KPMG LLP

February 5, 1999

JWH GLOBAL TRUST

Statements of Financial Condition


December 31, 1998 and 1997
-----------------------------------------------------------------------------------------------------------
                         ASSETS                                       1998                        1997
-----------------------------------------------------------------------------------------------------------
Assets:
Receivable for units sold                                        $  1,601,405                  4,109,623
Equity in commodity futures trading accounts:
     Cash on deposit with Clearing Broker                          90,182,744                 56,278,134
     Unrealized gain on open futures contracts                      7,559,155                  4,481,153
-----------------------------------------------------------------------------------------------------------
                                                                   99,343,304                 64,868,910

Interest receivable                                                   338,264                    240,745
Prepaid initial organization and offering costs                       451,589                    583,762
-----------------------------------------------------------------------------------------------------------

Total assets                                                     $100,133,157                 65,693,417
===========================================================================================================

                   LIABILITIES AND PARTNERS' CAPITAL
-----------------------------------------------------------------------------------------------------------
Liabilities:
   Accrued commissions on open futures contracts                 $    528,885                    330,854
      due to CIS
   Accrued management fees                                            328,109                    205,109
   Accrued incentive fees                                             120,253                    656,583
   Accrued operating expenses                                         109,738                     93,023
   Accrued organization and offering expenses                          40,602                     25,129
   Redemptions payable                                              3,533,024                     31,195
-----------------------------------------------------------------------------------------------------------

Total liabilities                                                   4,660,611                  1,341,893
-----------------------------------------------------------------------------------------------------------

Unitholder's capital:
   Beneficial owners (817,899.61 and 580,678.76 units outstanding
      at December 31, 1998 and 1997, respectively)                 94,386,640                 63,702,878
   Managing owner (9,409.49 and 5,912.68 units outstanding at
   December 31, 1998 and 1997, respectively                         1,085,906                    648,646
-----------------------------------------------------------------------------------------------------------

Total unitholders' capital                                         95,472,546                 64,351,524
-----------------------------------------------------------------------------------------------------------

Total liabilities and unitholders' capital                       $100,133,157                 65,693,417
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statements of Operations


Year ended December 31, 1998 and 1997
-----------------------------------------------------------------------------------------------------------
                                                                      1998                          1997
-----------------------------------------------------------------------------------------------------------
Revenues:
   Gain on trading of commodity futures and forwards contracts, physical commodities, and related options:
         Realized gain on closed positions                       $10,418,484                   1,761,637
         Increase in unrealized gain on open positions             3,078,002                   4,481,153
   Interest income                                                 3,669,771                   1,042,648
   Foreign currency transaction loss                                (296,969)                   (297,458)
-----------------------------------------------------------------------------------------------------------

Total revenues                                                    16,869,288                   6,987,980
-----------------------------------------------------------------------------------------------------------
Expenses:
   Commission paid to CIS                                          5,195,089                   1,441,635
   Exchange, clearing, and NFA fees                                   59,724                      12,426
   Management fees                                                 3,239,007                     896,312
   Incentive fees                                                  1,383,562                     715,477
   Amortization of prepaid initial organization and
      offering costs                                                 132,173                      66,238
   Ongoing organization and offering expenses                        400,616                     110,352
   Operating expenses                                                 58,596                      94,292
-----------------------------------------------------------------------------------------------------------

Total expenses                                                    10,468,767                   3,336,732
-----------------------------------------------------------------------------------------------------------

Net profit                                                       $ 6,400,521                   3,651,248
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

Profit per unit of beneficial ownership interest                 $      5.70                        9.70
Profit per unit of managing ownership interest                          5.70                        9.70
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statements of Unitholders' Capital


Year ended December 31, 1998 and 1997
-----------------------------------------------------------------------------------------------------------------
                                                                      Beneficial         Managing
                                                      Units*            owners            owner          Total
-----------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                           8.17         $        817              183          1,000
-----------------------------------------------------------------------------------------------------------------

Redemption of initial ownership interests             (8.17)                (817)            (183)        (1,000)

Net income                                               -             3,612,602           38,646      3,651,248
Partner's contributions                          589,914.19           61,020,136          610,000     61,630,136
Partner's redemptions                             (9,235.43)            (929,860)             --        (929,860)
-----------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                     580,678.76         $ 63,702,878          648,646     64,351,524
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

Net Income                                             --              6,324,744           75,777      6,400,521
Partner's contributions                          357,777.17           37,576,922          361,483     37,938,405
Partner's redemptions                           (120,556.32)         (13,217,904)             --     (13,217,904)
-----------------------------------------------------------------------------------------------------------------

Balance at December 31, 1998                     817,899.61         $ 94,386,640        1,085,906     95,472,546
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Net asset value per unit at December 31, 1998                       $     115.40           115.40
Net asset value per unit at December 31, 1997                             109.70           109.70
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

*Units of beneficial ownership.

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statements of Cash Flows


Year ended December 31, 1998 and 1997
---------------------------------------------------------------------------------------------------------------
                                                                             1998                      1997
---------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net profit                                                             $ 6,400,521               3,651,248
   Adjustments to reconcile net profit to
     net cash used in operating activities:
       Change in assets and liabilities:
         Increase in unrealized gain on open futures contracts             (3,078,002)             (4,481,153)
         Increase in interest receivable                                      (97,519)               (240,745)
         Decrease (increase) in prepaid initial organization
                and offering costs                                            132,173                (583,762)
         Increase (decrease) in accrued liabilities                          (183,111)              1,310,698
---------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                         3,174,062                (343,714)
---------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Net proceeds from sale of units                                         40,446,623              57,521,513
   Unit redemptions                                                        (9,716,075)               (899,665)
---------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                  30,730,548              56,621,848
---------------------------------------------------------------------------------------------------------------

Net increase in cash                                                       33,904,610              56,278,134

Cash at beginning of year                                                  56,278,134                       -
---------------------------------------------------------------------------------------------------------------

Cash at end of year                                                       $90,182,744              56,278,134
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Notes to Financial Statements

Year ended December 31, 1998 and 1997
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1)      GENERAL INFORMATION AND SUMMARY

         JWH Global Trust (the Trust), a Delaware business trust organized on November 12, 1996, was formed to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals, and exchanges for physicals pursuant to the trading instructions of independent trading advisors. The Managing Owner of the Trust is CIS Investments, Inc. (CISI). The clearing broker is Cargill Investor Services, Inc. (Clearing Broker or CIS), the parent company of CISI. The forwards broker is CIS Financial Services, Inc. (CISFS or Forwards Currency Broker), an affiliate of CISI.

         Units of beneficial ownership of the Trust commenced selling on April 3, 1997. The initial amount offered for investment was $50,000,000. Trading began on June 2, 1997 with initial capitalization of $13,027,103. On September 26, 1997, the Trust registered an additional $155,000,000 for further investment and continued the offering. By December 31, 1998, a total of 947,699.53 units representing an investment for $84,449,294 of beneficial ownership interest had been sold in the combined offerings. In addition, during the offerings, the Managing Owner purchased a total of 9,409.49 units, representing a total investment of $971,483. See the JWH Global Trust prospectus for further details of the offering.

         The Trust will be terminated on December 31, 2026, if none of the following occur prior to that date: (1) beneficial owners holding more than 50% of the outstanding units notify the Managing Owner to dissolve the Trust as of a specific date; (2) disassociation of the Managing Owner with the Trust; (3) bankruptcy of the Trust; (4) a decrease in the net asset value to less than $2,500,000; (5) a decline in the net asset value per unit to $50 or less; (6) dissolution of the Trust; or (7) any event that would make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of the Trust conform to generally accepted accounting principles and to general practices in the commodities industry. The following is a description of the more significant of those policies which the Trust follows in preparing its financial statements.

              REVENUE RECOGNITION

              Commodity futures contracts, forward contracts, and physical commodities are recorded on the trade date. All such transactions are reported on an identified cost basis. Unrealized gains and losses reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and cash dealer prices at a pre-determined time for forward contracts and physical commodities) as of the last business day of the year or as of the last date of the financial statements.

              The Trust earns interest on its assets on deposit at CIS and CISFS at 100% of the 91-day Treasury bill rate for deposits denominated in U.S. dollars, and at the rates agreed between the Trust and CIS and CISFS for deposits denominated in other currencies.

JWH GLOBAL TRUST

Notes to Financial Statements

Year ended December 31, 1998 and 1997
------------------------------------------------------------------------------
------------------------------------------------------------------------------

              REDEMPTIONS

              A beneficial owner may cause any or all of his or her units to be redeemed by the Trust effective as of the last trading day of any month of the Trust based on the Net Asset Value per unit on five days' written notice to the Managing Owner. Payment will be made within 10 business days of the effective date of the redemption. Any redemption made during the first 11 months of investment is subject to a 3% redemption penalty. Any redemption made in the 12th month of investment or later will not be subject to any penalty. The Trust's Amended and Restated Declaration and Agreement of Trust contains a full description of redemption and distribution policies.

              COMMISSIONS

              Commodity brokerage commissions are typically paid for each trade transacted and are referred to as "round-turn commissions." These commissions cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Trust does not pay commodity brokerage commissions on a per-trade basis, but rather pays monthly flat-rate Brokerage Fees at the annual rate of 6.5% (or a monthly rate of approximately 0.542%) of the Trust's month-end assets after reduction of the Management Fee. The amount paid to CIS is reduced by exchange fees paid directly by the Trust. CIS receives these Brokerage Fees irrespective of the number of trades executed on the Trust's behalf. The round-turn equivalent rate for commissions paid by the Trust for the year ended December 31, 1998 was $61.

              Certain large investors are eligible for a "Special Brokerage Fee Rate" of 5% per year. As of December 31, 1998, there were no such eligible investors in the Trust.

              FOREIGN CURRENCY TRANSACTIONS

              Trading accounts in foreign currency denominations are susceptible to both movements in the underlying contract markets as well as fluctuation in currency rates. Translation of foreign currencies into U.S. dollars for closed positions are translated at an average exchange rate for the year, while year-end balances are translated at the year-end currency rates. The impact of the translation is reflected in the statements of operations.

              STATEMENTS OF CASH FLOWS

              For purposes of the statements of cash flows, cash includes cash on deposit with the Clearing Broker in the equity in commodity futures trading accounts.

JWH GLOBAL TRUST

Notes to Financial Statements

Year ended December 31, 1998 and 1997
------------------------------------------------------------------------------
------------------------------------------------------------------------------

              USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the period. Actual results could differ from those estimates.

(3)      FEES

         Management fees are accrued and paid monthly, incentive fees are accrued monthly and paid quarterly. Trading decisions for the period of these financial statements were made by John W. Henry & Company, Inc.
         (JWH) utilizing three of its trading programs, the Original Investment Program, the Financial and Metals Portfolio and the G-7 Currency Portfolio.

         Under signed agreement, JWH receives a monthly management fee of 1/12 of 4% of the Trust's month-end assets after deduction of a portion of the Brokerage Fee at the annual rate of 1.25% (rather than 6.5%) of month-end Trust assets but before deduction of any management fees, redemptions, distributions, or incentive fee accrued or payable as of the relevant month end.

         In addition, the Trust pays to JWH, a quarterly incentive fee equal to 15% of the new trading profits of the Trust. The incentive fee is based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust. This fee is also calculated by deducting Brokerage Fee at a rate of 1.25% (rather than the 6.5% rate).

(4)      INCOME TAXES

         No provision for Federal income taxes has been made in the accompanying financial statements as each beneficial owner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Trust. Generally, for both Federal and state tax purposes, trusts, such as the JWH Global Trust, are treated as partnerships. The Trust is responsible for the Illinois State Partnership Information and Replacement Tax based on the operating results of the Trust. Such tax amounted to $41,242 for the year ended December 31, 1998 and is included in operating expenses in the statement of operations.

(5)      FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         The Trust was formed to speculatively trade commodity interests. The Trust's commodity interest transactions and its related cash balance are on deposit with the Clearing Broker or the Forwards Currency Broker (Brokers) at all times. In the event that volatility of trading of other customers of the Brokers impaired the ability of the Brokers to satisfy the obligations to the Trust, the Trust would be exposed to off-balance sheet risk. Such risk is defined in Statement of Financial Accounting Standards No. 105 (SFAS 105) as a credit risk. To mitigate this risk, the Clearing Broker, pursuant to the mandates of the Commodity Exchange Act, is required to maintain funds deposited by customers relating to futures

JWH GLOBAL TRUST

Notes to Financial Statements

Year ended December 31, 1998 and 1997
------------------------------------------------------------------------------
------------------------------------------------------------------------------


         contracts in regulated commodities in separate bank accounts which are designated as segregated customers' accounts. In addition, the Clearing Broker has set aside funds deposited by customers relating to foreign futures and options in separate bank accounts which are designated as customer-secured accounts. Lastly, the Clearing Broker is subject to the Securities and Exchange Commission's Uniform Net Capital Rule, which requires the maintenance of minimum net capital at least equal to 4% of the funds required to be segregated pursuant to the Commodity Exchange Act. The Clearing Broker and Forwards Currency Broker both have controls in place to make certain that all customers maintain adequate margin deposits for the positions in which they maintain at each Broker. Such procedures should protect the Trust from the off-balance sheet risk as mentioned earlier. Neither the Clearing Broker nor the Forwards Currency Broker engage in proprietary trading and thus has no direct market exposure.

         The contractual amounts of commitments for the Trust to purchase and sell exchange traded futures contracts and foreign currency forwards contracts was $570,328,165 and $1,063,876,786, respectively on December 31, 1998, and $368,276,971 and $240,130,546, respectively on December 31, 1997. The contractual amounts of these instruments reflect the extent of the Trust's involvement in the related futures and forwards contracts and do not reflect the risk of loss due to counterparty performance. Such risk is defined by SFAS 105 as credit risk. The counterparty of the Trust for futures contracts traded in the United States and most non-U.S. exchanges on which the fund trades is the Clearing House associated with the exchange. In general, Clearing Houses are backed by their membership and will act in the event of nonperformance by one of their members or one of the members' customers and as such should significantly reduce this credit risk. In cases where the Trust trades on exchanges on which the Clearing House is not backed by the membership, the sole recourse of the Trust for nonperformance will be the Clearing House. The Forwards Currency Broker is the counterparty for the Trust's forwards transactions. CISFS policies require that they execute transactions only with top rated financial institutions with assets in excess of $100,000,000.

         The average fair value of commodity interests was $4,860,965 during 1998. Fair value as of December 31, 1998 was $7,559,155. The net gains or losses arising from the trading of commodity interests are presented in the statement of operations.

         The Trust holds futures positions on various exchanges throughout the world and forwards positions with CISFS which transacts with various top rated banks throughout the world. As defined by SFAS 105, futures and forward currency contracts are classified as financial instruments. SFAS 105 requires that the Trust disclose the market risk of loss from all of its financial instruments. Market risk is defined as the possibility that future changes in market prices may make a financial instrument less valuable or more onerous. If the markets should move against all of the futures and forwards positions of the Trust at the same time (both long positions and short positions), and if the markets moved such that the CTA was unable to offset the futures positions of the Trust, the Trust could lose all of its assets and the beneficial owners would realize a 100% loss. The Trust utilizes three of the trading programs of the CTA. One trading program is diversified among all commodity groups, while the other two are diversified among the various futures contracts and forwards contracts in the financial and metals group. All three programs trade in the U.S. and outside of the U.S. Such diversification should greatly reduce this market risk.

JWH GLOBAL TRUST

Notes to Financial Statements

Year ended December 31, 1998 and 1997
------------------------------------------------------------------------------
------------------------------------------------------------------------------

         At December 31, 1998, the cash requirement of the commodity interests of the Trust was $9,700,885. This cash requirement is met by $85,532,262 held in segregated funds, $10,790,940 held in secured funds and $1,418,697 held in nonregulated funds. At December 31, 1997, the cash requirement of the commodity interests of the Trust was $9,299,511. This cash requirement was met by $48,132,040 held in segregated funds, $6,027,922 held in secured funds and $6,599,325 held in nonregulated funds. At December 31, 1998 and 1997, cash was on deposit with the Clearing Broker and the Forwards Currency Broker which exceeded the cash requirement amount.

JWH GLOBAL TRUST

Notes to Financial Statements

Year ended December 31, 1998 and 1997

The following chart discloses the dollar amount of the unrealized gain or loss on open contracts of the Trust at December 31, 1998 and 1997:
===========================================================================


COMMODITY GROUP                                     1998              1997
---------------                                 -----------       ---------
Agricultural                                    $   283,099          99,960
Currency                                            337,027         720,970
Stock Indices                                      (275,499)        321,503
Energies                                            325,869         490,370
Metals                                              111,650       1,955,345
Interest                                          6,777,009         893,005
                                                -----------       ---------
          Total                                 $ 7,559,155       4,481,153
                                                ===========       =========

        The range of expiration dates of these open contracts is February 1999 to December 1999.

CIS INVESTMENTS, INC.

Balance Sheet (unaudited)


October 31, 1999
-----------------------------------------------------------------------------------------------------------------
                                      ASSETS                                              OCTOBER 31, 1999
-----------------------------------------------------------------------------------------------------------------
Assets:
   Receivable from JWH Global Trust                                                      $   599,025
   Investments in registered commodity pools                                               1,997,347
-----------------------------------------------------------------------------------------------------------------
Total assets                                                                             $ 2,596,372
=================================================================================================================
                              LIABILITIES AND EQUITY
-----------------------------------------------------------------------------------------------------------------
Liabilities:
   Deferred Offering Costs                                                               $    85,176
   Deferred Income                                                                            24,060
   Income Taxes Payable                                                                       93,206
-----------------------------------------------------------------------------------------------------------------
Total liabilities                                                                            202,442
-----------------------------------------------------------------------------------------------------------------
Stockholder's equity:
  Common stock, $100 par value.  Authorized
    30,000 shares; issued 10 shares                                                            1,000
  Subscribed Stock 29,990 shares                                                           2,999,000
  Less subscriptions receivable                                                           (2,999,000)
  Paid-in capital                                                                         18,250,000
  Less demand note receivable                                                            (18,000,000)
  Retained earnings                                                                        2,142,930
-----------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                 2,393,930
-----------------------------------------------------------------------------------------------------------------
                                                                                         $ 2,596,372
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

      THIS BALANCE SHEET, IN THE OPINION OF MANAGEMENT, REFLECTS ALL ADJUSTMENTS NECESSARY TO FAIRLY STATE THE FINANCIAL CONDITION OF CIS INVESTMENTS, INC. AT OCTOBER 31, 1999. ALL ADJUSTMENTS MADE WERE OF A NORMAL AND RECURRING NATURE.

         PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CIS Investments, Inc.:

We have audited the accompanying statements of financial condition of CIS Investments, Inc. (a wholly owned subsidiary of Cargill Investor Services, Inc.) (the Company) as of May 31, 1999 and 1998, and the related statements of income, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIS Investments, Inc. as of May 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                 KPMG LLP

July 23, 1999


         PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.

Statements of Financial Condition

May 31, 1999 and 1998
---------------------------------------------------------------------------------------------------------------------------
                                   ASSETS                                                      1999                 1998
---------------------------------------------------------------------------------------------------------------------------
Assets:

  Receivable from JWH Global Trust                                                         $    219,991             337,513
  Accrued taxes receivable                                                                       44,223              45,321
  Investments in registered commodity pools                                                   2,259,643           1,914,443
---------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                $ 2,523,857           2,297,277
---------------------------------------------------------------------------------------------------------------------------
                    LIABILITIES AND STOCKHOLDER'S EQUITY
---------------------------------------------------------------------------------------------------------------------------
Liabilities:
  Accounts payable                                                                          $       387               3,899
  Deferred management fees                                                                       84,209              72,133
  Due to Cargill Inc.                                                                           417,943           1,192,827
---------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                               502,539           1,268,859
---------------------------------------------------------------------------------------------------------------------------
Stockholder's equity:
  Common stock, $100 par value.  Authorized
    30,000 shares; issued 10 shares                                                               1,000               1,000
  Common stock subscribed, 29,990 shares
     at the years ended 1999 and 1998, respectively                                           2,999,000           2,999,000
  Less subscriptions receivable                                                              (2,999,000)         (2,999,000)
  Paid-in capital                                                                            18,250,000          18,250,000
  Less demand note receivable                                                               (18,000,000)        (18,000,000)
  Retained earnings                                                                           1,770,318             777,418
---------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                    2,021,318           1,028,418
---------------------------------------------------------------------------------------------------------------------------
                                                                                            $ 2,523,857           2,297,277
===========================================================================================================================

See accompanying notes to financial statements.

        PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.

Statements of Income

Years ended May 31, 1999 and 1998
---------------------------------------------------------------------------------------------------------------------------
                                                                                                1999                1998
---------------------------------------------------------------------------------------------------------------------------
Revenues:
  Management fees                                                                           $   201,405              16,315
  Other professional services income                                                          1,256,260             670,912
  Realized and unrealized gain on investments                                                   303,696              32,558
---------------------------------------------------------------------------------------------------------------------------
Total revenues                                                                                1,761,361             865,785

Expenses - operating                                                                            172,976              47,249
---------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                    1,588,385             818,536

Income tax expense                                                                              595,485             288,484
---------------------------------------------------------------------------------------------------------------------------
Net income                                                                                   $  992,900             530,052
===========================================================================================================================

See accompanying notes to financial statements.

        PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.

Statements of Changes in Stockholder's Equity

Years ended May 31, 1999 and 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                    COMMON                                              DEMAND
                      COMMON         STOCK         SUBSCRIPTIONS      PAID-IN            NOTE           RETAINED
                      STOCK       SUBSCRIBED        RECEIVABLE        CAPITAL         RECEIVABLE        EARNINGS          TOTAL
----------------------------------------------------------------------------------------------------------------------------------
Balance at
May 31, 1997         $ 1,000       2,999,000        (2,999,000)        250,000              -           247,366          498,366

Contribution
of capital               -                                          18,000,000       (18,000,000)          -                -
from Cargill
                         -             -                  -              -                  -           530,052          530,052
Net income
----------------------------------------------------------------------------------------------------------------------------------
Balance at
May 31, 1998         $ 1,000       2,999,000        (2,999,000)     18,250,000       (18,000,000)       777,418        1,028,418

Net income               -             -                  -              -                  -           992,900          992,900
----------------------------------------------------------------------------------------------------------------------------------
Balance at
May 31, 1999         $ 1,000       2,999,000        (2,999,000)     18,250,000       (18,000,000)     1,770,318        2,021,318
================================================================================================================================

See accompanying notes to financial statements.

        PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.

Statements of Cash Flows

Years ended May 31, 1999 and 1998
---------------------------------------------------------------------------------------------------------------------------
                                                                                       1999                          1,998
---------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:

    Net income                                                                   $   992,900                    $   530,052
    Adjustments to reconcile net income to net cash
         provided by operating activities:

       Realized and unrealized gain on investments                                  (303,696)                       (32,558)
       Decrease (increase) in assets:
          Accrued taxes receivable                                                     1,098                         33,309
       Increase (decrease) in liabilities:
           Deferred management fees                                                   12,076                         13,370
          Accounts payable                                                            (3,512)                      (396,134)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                            698,866                        148,039
---------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Organizational and offering costs of JWH Global Trust                              117,522                        177,993
  Purchase of investments, net                                                       (41,504)                      (900,847)
---------------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by investing activities                                   76,018                       (722,854)
---------------------------------------------------------------------------------------------------------------------------
Cash flow from financing activity--
  amount advanced from (paid to) Cargill Inc.                                       (774,884)                       574,815
---------------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by financing activity                                   (774,884)                       574,815
---------------------------------------------------------------------------------------------------------------------------
Net change in cash                                                                      -                              -

Cash at beginning of year                                                               -                              -
---------------------------------------------------------------------------------------------------------------------------
Cash at end of year                                                              $      -                       $      -
===========================================================================================================================
Supplemental disclosures of cash flow information -
  cash paid during the year for income taxes                                     $   594,387                    $   255,142
===========================================================================================================================

See accompanying notes to financial statements.

        PURCHASERS OF UNITS WILL NOT RECEIVE AN INTEREST IN THIS ENTITY.

CIS INVESTMENTS, INC.

Notes to Financial Statements

Years ended May 31, 1999 and 1998
-------------------------------------------------------------------------------

(1)      GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below.

                  NATURE OF BUSINESS

                  CIS Investments, Inc. (the Company), a wholly owned subsidiary of Cargill Investor Services, Inc. (the Parent), is a registered commodity pool operator with the Commodity Futures Trading Commission. The Company is the general partner or managing owner in various limited partnerships or trusts (Funds) organized for the purpose of engaging in the speculative trading of commodity interests, including futures contracts, physical commodities, and related options.

                  MANAGEMENT FEES

                  Unearned management fees are amortized over one year, the life of the contract, using the straight-line method.

                  INVESTMENTS

                  Investments in Funds are recorded at a value which approximates the Company's proportionate share of each Fund's net asset value.

                  INCOME TAXES

                  The Company is included in the consolidated Federal income tax return of the Parent. Income tax expense is calculated as if the Company would file a separate return. Accrued taxes represents the remaining balance due from the Parent for the current year taxes including the impact of deferred taxes.

                  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  EXPENSES

                  Certain immaterial administrative overhead costs are expensed and paid by the Parent.

CIS INVESTMENTS, INC.

Notes to Financial Statements

May 31, 1999 and 1998
-------------------------------------------------------------------------------

                  USE OF ESTIMATES

                  The accompanying financial statements have been prepared in accordance with generally accepted accounting principles
                  (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

 (2)     INVESTMENTS IN FUNDS

         Investment in IDS Managed Futures, L.P. is approximately 1% of the total interest. Investment in IDS Managed Futures II, L.P. is approximately 2% of the total interest. Investment in Everest Futures Fund II, L.P. and JWH Global Trust is approximately 1.0% of the total interest. Investments in the Funds at May 31, 1999 and 1998 are as follows:

-------------------------------------------------------------------------------------------------------------------------------
                                                                          1999                               1998
                                                                ---------------------------------------------------------------
                                                                  UNITS          AMOUNT                UNITS           AMOUNT
-------------------------------------------------------------------------------------------------------------------------------
IDS Managed Futures, L.P.                                         1,423      $    513,151            1,299         $  428,833

IDS Managed Futures II, L.P.                                        322           212,795              322            194,618

Everest Futures Fund II, L.P.                                       370           554,674              370            457,647

JWH Global Trust                                                  8,598           979,023            8,007            833,345
-------------------------------------------------------------------------------------------------------------------------------
                                                                             $  2,259,643                        $  1,914,443
===============================================================================================================================


         The following represents condensed combined financial information of the Funds as of May 31, 1999 and 1998 (in thousands).

---------------------------------------------------
                                    1999       1998
                                --------    -------
Assets                          $221,779    185,018
---------------------------------------------------

Liabilities                        5,013      1,473
Capital                          216,766    183,545
---------------------------------------------------

Total liabilities and capital   $221,779    185,018
===================================================

CIS INVESTMENTS, INC.

Notes to Financial Statements

May 31, 1999 and 1998
-------------------------------------------------------------------------------

(3)      NET WORTH REQUIREMENTS

         The Company is required to maintain an amount of net worth as stated in each Fund's agreement. For the purpose of compliance, net worth is defined as the total of common stock issued and subscribed, paid in capital and retained earnings. At May 31, 1999, the Company believes it is in compliance with its net worth requirements.

 (4)    COMMON STOCK SUBSCRIPTIONS

        The Company and its Parent entered into stock subscription agreements whereby the Parent subscribed to purchase up to 29,990 shares of the Company's stock at $100 per share in order to ensure the Company's continued compliance with its net worth requirements. No subscribed stock was issued, nor is it known when and if any will be issued in the future. As such, the subscribed stock receivable amount is shown as a deduction from stockholder's equity.

 (5)     FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         The Funds hold futures contracts and options. A futures contract is defined as an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date. If the markets should move against all of the futures positions held by the Funds at the same time, and if the Funds are unable to offset the futures positions of the Funds, the Funds could lose all of their assets and the investors, including the Company, would realize a 100% loss of their investment.

 (6)     RECEIVABLE FROM JWH GLOBAL TRUST

         The Company has advanced JWH Global Trust (the Trust) its initial organizational and offering costs. These costs are being reimbursed currently by the Trust at a rate of 1/2 of 1% of the net assets of the Trust per year.

(7)      DEMAND NOTE RECEIVABLE

         The Company received a capital contribution of $18,000,000 from its Parent and entered into a related non interest bearing demand note for $18,000,000. No cash was transferred, nor is it known when and if any will be transferred in the future. As such, the demand note is shown as a deduction from stockholder's equity.

                    PERFORMANCE OF OTHER CISI-SPONSORED FUNDS

PERFORMANCE SUMMARIES OF OTHER CISI-SPONSORED FUNDS

         The following performance tables are included per CFTC requirements. However, the performance of these funds may have very little significance in terms of the performance of the Trust, as each is traded pursuant to materially different strategies.

         The following performance information has been calculated on the accrual basis of accounting in accordance with generally accepted accounting principles.

         THE FOLLOWING FUNDS HAVE TRADED PURSUANT TO STRATEGIES THAT ARE MATERIALLY DIFFERENT FROM THE TRUST. THEREFORE, THE PERFORMANCE OF SUCH CISI-SPONSORED POOLS IS NOT REPRESENTATIVE OF HOW THE TRUST WILL PERFORM.

         INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             FUTURES TRADING IS SPECULATIVE. INVESTORS MAY LOSE ALL
                    OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

                              PERFORMANCE SUMMARIES
                          OF OTHER CISI-SPONSORED FUNDS

                            IDS MANAGED FUTURES, L.P.

                  TYPE OF POOL: Publicly offered, multi-advisor
                         INCEPTION OF TRADING: June 1987
                     AGGREGATE SUBSCRIPTIONS: $59.1 million
                      CURRENT CAPITALIZATION: $47.0 million
                     WORST MONTHLY DRAWDOWN: (7.57)% (10/99)
              WORST PEAK-TO-VALLEY DRAWDOWN: (18.16)% (7/99-11/99)
                     1999 COMPOUND RATE OF RETURN: (18.78)%
                       1998 COMPOUND RATE OF RETURN: 8.55%
                       1997 COMPOUND RATE OF RETURN: 8.68%
                      1996 COMPOUND RATE OF RETURN: 20.08%
                      1995 COMPOUND RATE OF RETURN: 23.04%
                      1994 COMPOUND RATE OF RETURN: (6.93)%

                                  -------------

            NOVEMBER 30, 1999 VALUE OF INITIAL $1,000 UNIT: $4,126.88

                         ------------------------------

                          IDS MANAGED FUTURES II, L.P.

                  TYPE OF POOL: Publicly offered, multi-advisor
                        INCEPTION OF TRADING: March 1988
                     AGGREGATE SUBSCRIPTIONS: $15.6 million
                      CURRENT CAPITALIZATION: $8.8 million
                     WORST MONTHLY DRAWDOWN: (7.63)% (10/99)
              WORST PEAK-TO-VALLEY DRAWDOWN: (18.55)% (7/99-11/99)
                     1999 COMPOUND RATE OF RETURN: (19.17)%
                       1998 COMPOUND RATE OF RETURN: 9.00%
                       1997 COMPOUND RATE OF RETURN: 5.45%
                      1996 COMPOUND RATE OF RETURN: 24.64%
                      1995 COMPOUND RATE OF RETURN: 29.80%
                     1994 COMPOUND RATE OF RETURN: (13.97)%

                                   -----------


            NOVEMBER 30, 1999 VALUE OF INITIAL $1,000 UNIT: $2,408.48

           PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
          WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS AND UNDER
              MATERIALLY DIFFERENT STRATEGIES THAN DOES THE TRUST.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              PERFORMANCE SUMMARIES
                          OF OTHER CISI-SPONSORED FUNDS

                          EVEREST FUTURES FUND II, L.P.

                 TYPE OF POOL: Privately offered, single-advisor
                        INCEPTION OF TRADING: April 1996
                     AGGREGATE SUBSCRIPTIONS: $53.3 million
                      CURRENT CAPITALIZATION: $42.5 million
                     WORST MONTHLY DRAWDOWN: (9.06)% (5/97)
              WORST PEAK-TO-VALLEY DRAWDOWN: (21.23)% (7/99-11/99)
                     1999 COMPOUND RATE OF RETURN: (16.45)%
                       1998 COMPOUND RATE OF RETURN: 4.27%
                      1997 COMPOUND RATE OF RETURN: 13.16%
                 1996 COMPOUND RATE OF RETURN: 27.61% (9 months)

                                    ---------

            NOVEMBER 30, 1999 VALUE OF INITIAL $1,000 UNIT: $1,258.11

           PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
          WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS AND UNDER
              MATERIALLY DIFFERENT STRATEGIES THAN DOES THE TRUST.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        NOTES TO PERFORMANCE SUMMARIES OF
                           OTHER CISI-SPONSORED FUNDS

1.       TYPE OF POOL. The CFTC specifies that pools should be categorized as:
         (i) either publicly or privately offered; (ii) "principal protected" (I.E., generally assuring the return of some or all of an initial investment at a date certain in the future), if applicable; and (iii) either multi-advisor or single-advisor.

2.       INCEPTION OF TRADING is the date of inception of trading by the fund.

3. AGGREGATE SUBSCRIPTIONS is the aggregate gross capital subscriptions (without regard to redemptions).

4. CURRENT CAPITALIZATION is the net asset value of the fund at the end of the period indicated.

5. WORST MONTHLY DRAWDOWN is the largest net asset loss experienced in any calendar month expressed as a percentage of net asset value and includes the month and year of such drawdown.

6. WORST PEAK-TO-VALLEY DRAWDOWN is the largest calendar month-end to calendar month-end net asset loss (regardless of whether such loss is continuous) experienced during the period for which performance is shown, expressed as a percentage of total equity in the program, and includes the months and years in which it occurred. For example, a Worst Peak-to-Valley Drawdown of (18.16)% (7/99-11/99) (see "IDS Managed Futures, L.P." at page 95) means that the peak-to-valley drawdown lasted from July 1999 through November 1999 and resulted in a (18.16)% drawdown.

7. COMPOUND RATE OF RETURN is calculated on the basis of the actual rate of return recognized by an initial $1,000 investment in the fund, by compounding the monthly rates of return over the number of months in a given year. Each month's rate of return, positive or negative, in hundredths is added to one and the sum is multiplied by the rate of return similarly expressed for the previous month. For example, if a fund yielded monthly rates of return of 2%, (4)% and 6% for three consecutive months, the compound rate of return for the three months would equal 1.02 x 0.96 x 1.06 = 1.038% or 3.8%. For periods of less than one year, the results are year-to-date.

        PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS WHICH
             TRADE IN MATERIALLY DIFFERENT MARKET SECTORS AND UNDER
              MATERIALLY DIFFERENT STRATEGIES THAN DOES THE TRUST.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                                JWH GLOBAL TRUST
                                   $86,700,000
                          UNITS OF BENEFICIAL INTEREST

                            -------------------------

         THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE
                RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY
                          INDICATIVE OF FUTURE RESULTS.

            SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 9 IN PART ONE.



                  THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                     DOCUMENT AND A STATEMENT OF ADDITIONAL
                       INFORMATION. THESE PARTS ARE BOUND
                           TOGETHER, AND BOTH CONTAIN
                             IMPORTANT INFORMATION.



       CARGILL INVESTOR SERVICES, INC.                CIS INVESTMENTS, INC.
             LEAD SELLING AGENT                           MANAGING OWNER

                            -------------------------

                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Investment Diversification.....................................................1

Futures Markets and Trading Methods............................................3

"Blue Sky" Glossary............................................................5


                               -------------------


                                    EXHIBITS

Exhibit A:  Fourth Amended and Restated
Declaration and Agreement of Trust...........................................A-1

Exhibit B:  Subscription Requirements........................................B-1

Exhibit C:  Subscription Instructions........................................C-1

INVESTMENT DIVERSIFICATION

         Unlike a traditional diversified portfolio of stocks and bonds, the profit potential of the Trust does not depend upon favorable general economic conditions. The Trust has the flexibility to take either long or short positions as opposed to traditional portfolios that are typically heavily weighted towards the former. As a result, the Trust is as likely to be profitable (or unprofitable) during periods of declining stock and bond markets as at any other time. The table below illustrates the generally low correlation between managed futures and stocks and bonds.

              CORRELATION BETWEEN STOCKS, BONDS AND MANAGED FUTURES

                       (JANUARY 1981 THROUGH OCTOBER 1999)

                                                                                  Int'l                  Managed
                                 U.S. Stocks              U.S. Bonds              Stocks                 Futures
                                 -----------              ----------              ------                 -------
U.S. Stocks                          1.00
U.S. Bonds                           0.36                    1.00
Int'l Stocks                         0.48                    0.19                   1.00
Managed Futures                      0.01                    0.10                  (0.03)                  1.00

SOURCE:

U.S. Stocks:               Standard & Poor's Composite Stock Price Index
U.S. Bonds:                Lehman Brothers' Long Term Government Bond Index
Int'l Stocks:              Morgan Stanley Europe, Australia and Far East Index
Managed Futures:           Barclays CTA Index

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         An investment in the Trust permits an investor to participate in the commodities and financial markets. By allocating a portion of the risk segment of a traditional portfolio of stocks and bonds to the Trust, an investor has the potential, if the Trust is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time. The following graph, prepared by the Managing Owner, demonstrates the potential effects of adding managed futures to a traditional stocks and bonds portfolio. The graph assumes a constant 60/40 ratio of stocks to bonds as futures are gradually introduced in the portfolio. Adding futures has the potential to increase the portfolio's overall returns while decreasing the standard deviation of returns (one measure of risk). Once the managed futures portion exceeds approximately 20% of the investment portfolio, returns continue to increase, but so does standard deviation.

                ILLUSTRATION OF THE HYPOTHETICAL IMPACT OF ADDING
                   MANAGED FUTURES TO A TRADITIONAL PORTFOLIO
                       (JANUARY 1981 THROUGH OCTOBER 1999)

            (%) OF                       ANNUALIZED                    COMPOUND
           PORTFOLIO                      STANDARD                    ANNUAL RATE
          IN MANAGED                      DEVIATION                    OF RETURN
            FUTURES                          (%)                          (%)
               0                            11.51                        14.81
               1                            11.32                        14.82
               3                            10.99                        14.83
               4                            10.84                        14.83
               5                            10.7                         14.83
               6                            10.57                        14.84
               7                            10.46                        14.84
               8                            10.35                        14.85
               9                            10.26                        14.85
              10                            10.18                        14.85
              11                            10.1                         14.86
              12                            10.04                        14.86
              13                             9.99                        14.87
              14                             9.95                        14.87
              15                             9.91                        14.87
              16                             9.89                        14.88
              17                             9.87                        14.88
              18                             9.86                        14.89
              19                             9.86                        14.89
              20                             9.87                        14.89
              21                             9.89                        14.9
              22                             9.91                        14.9
              23                             9.94                        14.91
              24                             9.97                        14.91
              25                            10.02                        14.91
              26                            10.06                        14.92
              27                            10.12                        14.92
              28                            10.17                        14.93
              29                            10.24                        14.93
              30                            10.31                        14.93
              31                            10.38                        14.94
              32                            10.45                        14.94
              33                            10.53                        14.95
              34                            10.62                        14.95
              35                            10.71                        14.95
              36                            10.8                         14.96
              37                            10.89                        14.96
              38                            10.98                        14.97
              39                            11.08                        14.97
              40                            11.18                        14.97
              41                            11.29                        14.98
              42                            11.39                        14.98
              43                            11.5                         14.99
              44                            11.61                        14.99
              45                            11.72                        14.99
              46                            11.83                        15
              47                            11.94                        15
              48                            12.05                        15.01
              49                            12.17                        15.01
              50                            12.29                        15.01
              51                            12.4                         15.02
              52                            12.52                        15.02
              53                            12.64                        15.02
              54                            12.76                        15.03
              55                            12.88                        15.03
              56                            13                           15.04
              57                            13.12                        15.04
              58                            13.24                        15.04
              59                            13.36                        15.05
              60                            13.48                        15.05
              61                            13.6                         15.06
              62                            13.72                        15.06
              63                            13.85                        15.06
              64                            13.97                        15.07
              65                            14.09                        15.07
              66                            14.21                        15.08
              67                            14.33                        15.08
              68                            14.46                        15.08
              69                            14.58                        15.09
              70                            14.7                         15.09
              71                            14.82                        15.09
              72                            14.94                        15.1
              73                            15.06                        15.1
              74                            15.18                        15.11
              75                            15.3                         15.11
              76                            15.43                        15.11
              77                            15.55                        15.12
              78                            15.67                        15.12
              79                            15.78                        15.13
              80                            15.9                         15.13
              81                            16.02                        15.13
              82                            16.14                        15.14
              83                            16.26                        15.14
              84                            16.38                        15.14
              85                            16.5                         15.15
              86                            16.61                        15.15
              87                            16.73                        15.16
              88                            16.85                        15.16
              89                            16.96                        15.16
              90                            17.08                        15.17
              91                            17.2                         15.17
              92                            17.31                        15.17
              93                            17.43                        15.18
              94                            17.54                        15.18
              95                            17.65                        15.19
              96                            17.77                        15.19
              97                            17.88                        15.19
              98                            17.99                        15.2
              99                            18.11                        15.2
             100                            18.22                        15.21

SOURCE:
-------
U.S. Stocks:         Standard & Poor's Composite Stock Price Index
U.S. Bonds:          Lehman Brothers' Long Term Government Bond Index
Int'l Stocks:        Morgan Stanley Europe, Australia and Far East Index
Managed Futures:     Barclays CTA Index

         The managed futures component of the portfolio depicted on the "Efficient Frontier" graph above is the performance of an index, not the performance of the Trust. The Trust may perform markedly different from the index. For returns to continually increase, managed futures must out-perform stocks or bonds. This is not a recommendation that anyone invest more than 10% of his or her net worth in the Trust, which is the maximum allocation recommended by the Managing Owner. An investor may lose all of his or her investment in futures.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FUTURES MARKETS AND TRADING METHODS

THE FUTURES AND FORWARD MARKETS

FUTURES AND FORWARD CONTRACTS

         Futures contracts in the United States can only be traded on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

         Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

         Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

EXCHANGE OF FUTURES FOR PHYSICALS ("EFP") TRANSACTIONS

         Although futures contracts are normally entered into through competitive bidding and offering on an exchange floor (or its electronic equivalent), most U.S. exchanges allow futures contracts also to be established in a transaction known as an exchange of futures for physicals ("EFP"). In an EFP transaction where two parties engage in a cash sale of a commodity underlying a futures contract, those same two parties are permitted to establish futures positions of an equivalent quantity opposite to their cash transaction. For example, a seller of a cash commodity would be permitted to establish a long futures position of an equivalent quantity and the buyer of the cash commodity would be permitted to establish a short futures position of the equivalent commodity. In some futures markets, the cash transaction upon which the EFP is based can be the reversal of a previously entered into but unsettled cash transaction. In those markets, because the cash transaction is essentially "transitory," EFPs can serve as a means for parties to enter into futures contracts at negotiated prices and at other than during normal trading hours.

HEDGERS AND SPECULATORS

         The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

EXCHANGES; POSITION AND DAILY LIMITS; MARGINS

         Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

         JWH trades for the Trust on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

         The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that JWH may hold or control in futures contracts on certain commodities.

         Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

          When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

TRADING METHODS

         Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

         A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

         Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

TECHNICAL AND FUNDAMENTAL ANALYSIS

         Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

         Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

TREND-FOLLOWING

         Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

RISK CONTROL TECHNIQUES

         Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that big losses will be avoided.

         THE JWH PROGRAMS ARE SYSTEMATIC, TECHNICAL AND TREND-FOLLOWING.

"BLUE SKY" GLOSSARY

         THE FOLLOWING DEFINITIONS ARE INCLUDED IN THIS APPENDIX II IN COMPLIANCE WITH THE REQUIREMENTS OF VARIOUS STATE SECURITIES ADMINISTRATORS WHO REVIEW PUBLIC FUTURES FUND OFFERINGS FOR COMPLIANCE WITH THE "GUIDELINES FOR THE REGISTRATION OF COMMODITY POOL PROGRAMS" STATEMENT OF POLICY PROMULGATED BY THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. THE FOLLOWING DEFINITIONS ARE REPRINTED VERBATIM FROM SUCH GUIDELINES AND MAY, ACCORDINGLY, NOT IN ALL CASES BE RELEVANT TO AN INVESTMENT IN THE TRUST.

         DEFINITIONS -- As used in the Guidelines, the following terms have the following meanings:

         ADMINISTRATOR -- The official or agency administering the security laws of a state.

         ADVISOR -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

         AFFILIATE -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

         CAPITAL CONTRIBUTIONS -- The total investment in a Program by a Participant or by all Participants, as the case may be.

         COMMODITY BROKER -- Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his or her own account.

         COMMODITY CONTRACT -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

         CROSS REFERENCE SHEET -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

         NET ASSETS -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

         NET ASSET VALUE PER PROGRAM INTEREST -- The Net Assets of the Trust divided by the number of Units outstanding.

         NET WORTH -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

         NEW TRADING PROFITS -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

         ORGANIZATIONAL AND OFFERING EXPENSES -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law, including taxes and fees, and accountants' and attorneys' fees.

         PARTICIPANT -- The holder of a Program Interest.

         PERSON -- Any natural Person, partnership, corporation, association or other legal entity.

         PIT BROKERAGE FEE -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

         PROGRAM -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

         PROGRAM BROKER -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

         PROGRAM INTEREST -- A limited partnership interest or other security representing ownership in a program.

         PYRAMIDING -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

         SPONSOR -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

         VALUATION DATE -- The date as of which the Net Assets of the Program are determined.

         VALUATION PERIOD -- A regular period of time between Valuation Dates.

                                                                     EXHIBIT A

                                JWH GLOBAL TRUST

                           FOURTH AMENDED AND RESTATED
                       DECLARATION AND AGREEMENT OF TRUST

                            DATED AS OF JUNE 5, 1998

                                JWH GLOBAL TRUST

                           FOURTH AMENDED AND RESTATED
                       DECLARATION AND AGREEMENT OF TRUST

                                TABLE OF CONTENTS

                                                                                                             PAGE

 1.  Declaration of Trust............................................................................         A-1
 2.  The Trustee.....................................................................................         A-1
     (a)      Term; Resignation......................................................................         A-1
     (b)      Powers.................................................................................         A-1
     (c)      Compensation and Expenses of the Trustee...............................................         A-1
     (d)      Indemnification........................................................................         A-2
     (e)      Successor Trustee......................................................................         A-2
     (f)      Liability of the Trustee...............................................................         A-2
     (g)      Reliance by the Trustee and the Managing Owner; Advice of Counsel......................         A-3
     (h)      Not Part of Trust Estate...............................................................         A-3
 3.  Principal Office................................................................................         A-3
 4.  Business........................................................................................         A-3
 5.  Term, Dissolution, Fiscal Year and Net Asset Value..............................................         A-4
     (a)      Term...................................................................................         A-4
     (b)      Dissolution............................................................................         A-4
     (c)      Fiscal Year............................................................................         A-4
     (d)      Net Asset Value........................................................................         A-4
 6.  Net Worth of Managing Owner.....................................................................         A-5
 7.  Capital Contributions; Units; Managing Owner's Liability .......................................         A-5
     (a)      Capital Contributions; Units...........................................................         A-5
     (b)      Managing Owner's Liability.............................................................         A-5
 8.  Allocation of Profits and Losses................................................................         A-5
     (a)      Capital Accounts and Allocations.......................................................         A-5
     (b)      Allocation of Profit and Loss for Federal Income Tax Purposes..........................         A-6
     (c)      Expenses...............................................................................         A-7
     (d)      Limited Liability of Unitholders.......................................................         A-8
     (e)      Return of Capital Contributions........................................................         A-8
 9.  Management of the Trust.........................................................................         A-8
     (a)      Authority of the Managing Owner........................................................         A-8
     (b)      Fiduciary Duties.......................................................................         A-9
     (c)      Loans; Investments.....................................................................         A-9
     (d)      Certain Conflicts of Interest Prohibited...............................................         A-9
     (e)      Certain Agreements.....................................................................         A-9
     (f)      Prohibition on "Pyramiding"............................................................         A-10
     (g)      Freedom of Action......................................................................         A-10
10.  Audits and Reports to Unitholders...............................................................         A-10
11.  Assignability of Units..........................................................................         A-11
12.  Redemptions.....................................................................................         A-12
13.  Offering of Units...............................................................................         A-13
14.  Additional Offerings............................................................................         A-13
15.  Special Power of Attorney.......................................................................         A-13
16.  Withdrawal of a Unitholder......................................................................         A-14
17.  Benefit Plan Investors..........................................................................         A-14
18.  Standard of Liability; Indemnification..........................................................         A-14
     (a)      Standard of Liability for the Managing Owner...........................................         A-14
     (b)      Indemnification of the Managing Owner by the Trust.....................................         A-15
     (c)      Indemnification by the Unitholders.....................................................         A-15

                                        A-i


                                                                                                             PAGE

19.  Amendments; Meetings............................................................................         A-16
     (a)      Amendments with Consent of the Managing Owner..........................................         A-16
     (b)      Amendments and Actions without Consent of the Managing Owner...........................         A-16
     (c)      Meetings; Other........................................................................         A-16
     (d)      Consent by Trustee.....................................................................         A-17
20.  Governing Law...................................................................................         A-17
21.  Miscellaneous...................................................................................         A-17
     (a)      Notices................................................................................         A-17
     (b)      Binding Effect.........................................................................         A-17
     (c)      Captions...............................................................................         A-17
22.  Certain Definitions.............................................................................         A-17
23.  No Legal Title to Trust Estate..................................................................         A-18
24.  Legal Title.....................................................................................         A-18
25.  Creditors.......................................................................................         A-18

     Testimonium
     Signatures


                                JWH GLOBAL TRUST

                           FOURTH AMENDED AND RESTATED
                       DECLARATION AND AGREEMENT OF TRUST

         This FOURTH AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST ("Declaration and Agreement of Trust") of JWH GLOBAL TRUST (the "Trust") is made and entered into as of this 5th day of June, 1998 by and among CIS INVESTMENTS, INC., a Delaware corporation, as a managing owner (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee"), each other party who shall execute a counterpart of this Declaration and Agreement of Trust as an owner of a unit of beneficial interest of the Trust ("Units") or who becomes a party to this Declaration and Agreement of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

                              W I T N E S S E T H:

     WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Third Amended and Restated Declaration and Agreement of Trust of the Trust in its entirety.

     NOW THEREFORE, the parties hereto agree as follows:

     1.  DECLARATION OF TRUST.

     The Trustee hereby declares that it holds the investments in the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration and Agreement of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

     Nothing in this Declaration and Agreement of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

     2.  THE TRUSTEE.

     (a) TERM; RESIGNATION. (i) Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

     (ii) The Trustee may resign at any time upon the giving of at least 60 days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such 60 day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     (b) POWERS. Except to the extent expressly set forth in this Section 2 and Sections 3 and 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of the Trustee's performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

     (c) COMPENSATION AND EXPENSES OF THE TRUSTEE. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

     (d) INDEMNIFICATION. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration and Agreement of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

     (e) SUCCESSOR TRUSTEE. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration and Agreement of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration and Agreement of Trust.

     (f) LIABILITY OF THE TRUSTEE. Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration and Agreement of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's gross negligence or willful misconduct. In particular, but not by way of limitation:

          (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration and Agreement of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any selling agent, any additional selling agent, "wholesaler" selling agent or "correspondent" selling agent;

          (v) no provision of this Declaration and Agreement of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party;

          (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration and Agreement of Trust, or to institute, conduct or defend any litigation under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

     (g) RELIANCE BY THE TRUSTEE AND THE MANAGING OWNER; ADVICE OF COUNSEL. (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration and Agreement of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration and Agreement of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

     (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration and Agreement of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

     (h) NOT PART OF TRUST ESTATE. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

     3.  PRINCIPAL OFFICE.

     The address of the principal office of the Trust is c/o CIS Investments, Inc., 233 South Wacker Drive, Suite 2300, Chicago, IL 60606. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

     4.  BUSINESS.

     The Trust's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of all futures contracts including, but not limited to, those on currencies, interest rates, energy and agricultural products, metals and stock indices; spot and forward contracts in currencies and precious metals; any rights pertaining thereto and any options thereon or on physical commodities; as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

     The objective of the Trust's business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose. The Trust shall do so under the direction of the Managing Owner.

     5. TERM, DISSOLUTION, FISCAL YEAR AND NET ASSET VALUE.

     (a) TERM. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of the determination by Unitholders owning more than 50% of the Units then owned by Unitholders to dissolve the Trust, notice of which is sent by certified mail, return receipt requested, to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) the bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be managing owner of the Trust unless within 90 days after such event all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust (except Unitholders owning more than 50% of the Units then outstanding may agree in writing to the appointment of one or more managing owners to continue the business of the Trust); (4) the insolvency or bankruptcy of the Trust; (5) a decline in the aggregate Net Assets of the Trust to less than $2,500,000 (except as provided in Section 12); (6) a decline in the Net Asset Value per Unit to $50 or less (except as provided in Section 12); (7) dissolution of the Trust pursuant hereto; or (8) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

     (b) DISSOLUTION. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon the dissolution of the Trust, the Managing Owner or, in the event that dissolution of the Trust pursuant to Section 5(a)(3) has caused the Managing Owner to cease to be managing owner of the Trust, a person or persons approved by the affirmative vote of more than 50% of the Units then owned by Unitholders, shall wind up the Trust's affairs and, in connection therewith, shall distribute the Trust's assets in the following manner and order:

         (i) FIRST TO payment and discharge of all claims of creditors of the Trust (including, to the extent otherwise permitted by law, creditors who are Unitholders), including by the creation of any reserve that the Managing Owner (or its successor), in its sole discretion, may consider reasonably necessary for any losses, contingencies, liabilities or other matters of or relating to the Trust; provided, however, that if and when the cause for such reserve ceases to exist, the monies, if any, then in such reserve shall be distributed in the manner hereinafter provided; and

         (ii) SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

     (c) FISCAL YEAR. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31; provided, however, that the first fiscal year of the Trust shall commence on the date its Certificate of Trust is filed.

     (d) NET ASSET VALUE. The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding, subject to the provision of Section 8(a) hereof.

     A futures or futures option contract traded on a United States commodity exchange shall be valued at the settlement price on the date of valuation. If such a contract held by the Trust cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a futures, forward or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of such contract.

     The Managing Owner may only cause the Trust to invest in joint ventures, entities or partnerships which conform to the foregoing valuation principles.

     Organizational and initial offering cost reimbursement shall not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of organizational and initial offering costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.

     Accrued Incentive Fee (as described in the Prospectus as defined in Section 9(a)) payable to John W. Henry & Company, Inc., the Trust's trading advisor ("JWH") (including the portion paid to JWH upon intra-calendar quarter redemption of certain Units) shall reduce the Net Asset Value of the Trust.

     6.  NET WORTH OF MANAGING OWNER.

     The Managing Owner agrees that at all times so long as it remains the managing owner of the Trust, it will maintain a Net Worth at an amount not less than 5% of the total contributions by all Unitholders to the Trust and all entities of which the Managing Owner is general partner or managing owner. In no event shall the Managing Owner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the Managing Owner is advised by counsel as necessary or advisable to ensure that the Trust is taxed as a partnership for federal income tax purposes.

     7. CAPITAL CONTRIBUTIONS; UNITS; MANAGING OWNER'S LIABILITY.

     (a) CAPITAL CONTRIBUTIONS; UNITS. The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

     Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust.

     No certificates or other evidences of beneficial ownership of the Units will be issued. The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

     Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration and Agreement of Trust.

     Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

     The general liability interest in the Trust held by the Managing Owner will be non-voting.

     (b) MANAGING OWNER'S LIABILITY. The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner's assets.

     The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were the general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

     The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the total capital contributions to the Trust (including the Managing Owner's contributions). The Managing Owner may (i) withdraw any interest it may have in excess of such requirement as of any month-end or (ii) redeem any Units which it may acquire, in each case on the same terms as any Unitholder (although without early redemption charges).

     8. ALLOCATION OF PROFITS AND LOSSES.

     (a) CAPITAL ACCOUNTS AND ALLOCATIONS. A capital account shall be established for each Unit and for the Managing Owner. The initial balance of each capital account shall be the aggregate amount contributed to the Trust with respect to a Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees, expenses and Incentive Fee allocations (other than unamortized organizational and initial offering costs). The Net Asset Value per Unit prior to the Trust commencing operations has been arbitrarily established by the Managing Owner as $100 per Unit.

     As of the close of business (as determined by the Managing Owner) on the last business day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the Units of all Unitholders.

     In making the month-end adjustments to the capital accounts described in the preceding paragraph, capital accounts of all Units shall be adjusted to reflect the Brokerage Fee at the Primary Brokerage Fee Rate, as defined in
Section 8(c). Each Unitholder eligible for a Special Brokerage Fee Rate pursuant to Section 8(c) shall, to the extent Units are available for sale, be credited with additional Units at the following month-end Net Asset Value per Unit in an amount equal to the difference between the adjustment to the such Unitholder's Units at the Primary Brokerage Fee Rate and the adjustment to the such Unitholder's Units that would have been made under the applicable Special Brokerage Fee Rate (the "Brokerage Fee Excess"). The foregoing allocation of additional Units shall be used solely as a means of efficiently accounting for the Special Brokerage Fee Rate while preserving a uniform Net Asset Value per

Unit. To the extent Units are not available to be purchased with the Brokerage Fee Excess as of such date, the Brokerage Fee Excess shall be distributed to the Unitholder no later than 15 days after such month-end.

     (b) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders (including the Managing Owner on a Unit-equivalent basis) pursuant to the following provisions of this Section 8(b) for federal income tax purposes. Allocations of profit and loss shall be PRO RATA from net capital gain or loss and net ordinary income or loss realized by the Trust unless allocation of items of gain or income or loss or expense are necessary to satisfy the requirements in Sections 8(b)(1)(B) and 8(b)(1)(D) that sufficient profit and loss be allocated to tax accounts such that tax accounts attributable to redeemed Units equal distributions in redemption of such Units. Notwithstanding the foregoing requirement that annual allocations of profit and loss be PRO RATA from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Unitholders, and such periodic allocations and adjustment shall be determined in a manner that in the judgment of the Managing Owner is consistent with the intent of this Section 8(b).

     (1) Trust profit and loss shall be allocated as follows:

     (A) For the purpose of allocating profit or loss among the Unitholders, there shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the amount contributed to the Trust for each Unit and the amount contributed by the Managing Owner. As of the end of each of the first sixty months after the Trust begins operations, the balance of such tax account shall be reduced by each Unit's allocable share of the amount of organizational and initial offering cost reimbursements amortized as of the end of such month by the Trust, as provided in Section 8(c). As of the end of each month after the Trust begins operations, the balance of such tax account shall be further reduced by each Unit's allocable share of any amount payable by the Trust in respect of that month for the costs of the ongoing offering of Units. The adjustment to reflect the amortization of organizational and initial offering cost reimbursements as well as ongoing offering costs shall be made prior to the following allocations of Trust profit and loss (and shall be taken into account in making such allocations). Tax accounts shall be adjusted as of the end of each fiscal year and as of the date a Unitholder redeems any Units as follows:

         (i) Each tax account shall be increased by the amount of profit allocated to the Unitholder pursuant to Section 8(b)(1)(B) and 8(b)(1)(C) below.

         (ii) Each tax account shall be decreased by the amount of loss allocated to the Unitholder pursuant to Section 8(b)(1)(D) and 8(b)(1)(E) below and by the amount of any distributions the Unitholder has received with respect to such Unit.

         (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations set forth in Section 8(b)) shall be eliminated.

         (B) Profits shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the amount in the Unitholder's tax account attributable to the redeemed Units.

         (C) Profit remaining after the allocation thereof pursuant to Section 8(b)(1)(B) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose capital accounts with respect to such Units are in excess of their tax accounts in the ratio that each such Unitholder's excess bears to all such Unitholders' excesses. Profit remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders in proportion to their holdings of outstanding Units.

         (D) Loss shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount in such Unitholder's tax account attributable to the redeemed Units over the amount received upon redemption of the Units.

     (E) Loss remaining after the allocation thereof pursuant to Section 8(b)(1)(D) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose tax accounts with respect to such Units are in excess of their capital accounts in the ratio that each such Unitholder's excess bears to all such Unitholders' excesses. Loss remaining after the allocation pursuant to the preceding sentence shall be allocated among all Unitholders in proportion to their holding of outstanding Units.

     (2) In the event that a Unit has been assigned, the allocations prescribed by this Section 8(b) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 8(b) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

     (3) The allocation for federal income tax purposes of profit and loss, as set forth herein, is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that net profit and net loss are allocated to such Unitholders under Section 8(a) hereof so as to eliminate, to the extent possible, any disparity between a Unitholder's capital account and his tax account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Code.

     (4) Notwithstanding anything herein to the contrary, in the event that at the end of any Trust taxable year any Unitholder's capital account is adjusted for, or such Unitholder is allocated, or there is distributed to such Unitholder any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Unitholder's capital account, then such Unitholder shall be allocated all items of income and gain of the Trust for such year and for all subsequent taxable years of the Trust until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Unitholder in any Trust taxable, all items of income and gain of the Trust for such taxable year and all subsequent taxable years shall be allocated among all such Unitholders in proportion to their respective deficit balances until such deficit balances have been eliminated.

     (5) The allocations of profit and loss to the Unitholders shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

     The Managing Owner may adjust the allocations set forth in this Section 8(b), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

     (c) EXPENSES. The Managing Owner advanced all organizational and initial offering costs incurred in connection with the initial public offering of Units, for which the Managing Owner was reimbursed by the Trust on the closing date of the initial public offering of Units (the "Initial Closing Date") and such costs are being amortized over 60 months beginning with June 1997. At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the month-end Net Assets of the Trust. The amount amortized each month-end shall be the lesser of
(i) the product of (x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of such month-end Net Assets at that month-end. The amount of such expenses amortized each month shall be allocated on a PRO RATA basis to each Unit outstanding at such month-end (determined prior to any redemptions). If (i) the Trust is terminated prior to the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to the Managing Owner is not amortized at the end of the 60-month period due to the 2% limitation, the Managing Owner shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs.

     The Trust shall pay no later than the fifth day of each month to Cargill Investor Services, Inc., the Trust's clearing broker ("CIS"), the monthly Brokerage Fee at an annual rate of 6.5% (or approximately 0.542% per month) of the Trust's assets (after deduction of the Management Fee payable to the Trust's trading advisor) as of the immediately preceding month-end (the "Brokerage Fee Rate"); provided that, with respect to the month-end assets of the Trust attributable to Units held by any Unitholder holding as of such month-end Units originally issued at an aggregate Net Asset Value of at least $5,000,000, CIS shall be paid a Brokerage Fee at an annual rate equal to 5% (or a monthly rate of approximately 0.417%) of the assets (after deduction of the Management Fee) attributable to such Units ("Special Brokerage Fee Rate"), as described in the Prospectus. In the event of Unitholders acquiring Units at more than one time, their Units will be treated on a "first-in, first-out" basis, as described in the Prospectus, for purposes of determining whether the Special Brokerage Fee Rate is applicable.

     Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust, as appropriate. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner.

     The Trust shall bear the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation), as incurred; provided that the Managing Owner shall absorb, without reimbursement from the Trust, all such costs to the extent that such costs exceed 0.5% of the Trust's average month-end Net Assets in any fiscal year. The amount of any such costs borne by the Trust shall be allocated on a PRO RATA basis to each Unit outstanding at any month-end (determined prior to any redemptions).

     Net Assets, for purposes of calculating the 2% and 0.5% limitations on organizational and initial offering cost amortization and continuous offering costs set forth in this Section 8(c), shall be calculated in the same manner as calculation of the redemption value of a Unit, I.E., net of all accrued fees and expenses including any accrued Incentive Fee (but prior to redemption charges).

     In no event shall organizational and offering expenses (including redemption fees, but excluding selling commission and ongoing compensation) exceed 15% of the capital contributions to the Trust.

     The Managing Owner shall not allocate any of its internal expenses or overhead to the account of the Trust.

     (d) LIMITED LIABILITY OF UNITHOLDERS. Each Unit, when purchased in accordance with this Declaration and Agreement of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration and Agreement of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

     Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders' personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration and Agreement of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

     (e) RETURN OF CAPITAL CONTRIBUTIONS. No Unitholder or subsequent assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

     9. MANAGEMENT OF THE TRUST.

     (a) AUTHORITY OF THE MANAGING OWNER. Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration and Agreement of Trust.

     The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

     The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, options on futures contracts, and spot and forward contracts traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments. The Managing Owner is specifically authorized to enter into brokerage, custodial and margining arrangements as described in the prospectus relating to the public offering of the Units, as it may be supplemented or updated from time to time (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration and Agreement of Trust) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust; provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of such amount as permitted under the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus (I.E., 14% annually -including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets, if any, not directly related to trading activity). The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions have exceeded 14% of the Trust's average Net Assets during the preceding year.

     During any fiscal year of the Trust, if the Management Fee exceeds the 6% annual management fee contemplated by the NASAA Guidelines, the Managing Owner shall reimburse the Trust for such excess.

     The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

     Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding. In addition, the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

     The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

     All Unitholders, by subscribing to the Units, will be deemed to have consented to the Managing Owner's selection of: (i) John W. Henry & Company, Inc. as the Trust's trading advisor; (ii) Cargill Investor Services, Inc. as the Trust's clearing broker, with whom the Trust's trading assets will be maintained (it being understood that CIS may place certain Trust assets with a sub-custodian depository bank and employ the services of a third-party cash manager solely for purposes of cash management and further that the Managing Owner may place certain Trust assets in one or more bank accounts in the name of the Trust and engage a third-party cash manager to manage such assets with the goal of enhancing the net return on such assets), (iii) CIS Financial Services, Inc. as the Trust's foreign currency and precious metals counterparty ("CISFS") and (iv) Cargill Investor Services, Inc. as the Trust's transfer agent. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement, the Escrow Agreement, the Selling Agreement and the Transfer Agent Agreement referred to in the Prospectus.

     (b) FIDUCIARY DUTIES. The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. Except as otherwise provided herein or disclosed in the Prospectus, the Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust. The funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer shall not be deemed to constitute "commingling" for these purposes). The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

     (c) LOANS; INVESTMENTS. Except as otherwise provided in Section 8(c), the Trust shall not make loans to any party. The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 19(a). If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged to the Trust (without reference to the Managing Owner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive "points" or other financing charges or fees regardless of the amount. The Trust shall not invest in any debt instruments other than Government Securities and other Commodity Futures Trading Commission ("CFTC")-authorized investments, or invest in any equity security without prior notice to Unitholders.

     (d) CERTAIN CONFLICTS OF INTEREST PROHIBITED. No person or entity may receive, directly or indirectly, any advisory or management fees, profit shares or any profit-sharing allocation, from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, manager or joint venturer, or to the Managing Owner or any of its affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor shall be affiliated with the Trust's commodity broker or any of its affiliates.

     (e) CERTAIN AGREEMENTS. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner, or a trading advisor, shall be terminable by the Trust, without penalty, on no more than 60 days' written notice.

     In addition to any specific contract or agreements described herein, the Trust and the Managing Owner on behalf of the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration and Agreement of Trust, the Act or any applicable laws, rules or regulations; provided, however, any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding and the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

     The Managing Owner shall not enter into any advisory agreement with any trading advisor that does not satisfy the relevant experience requirements under the NASAA

Guidelines (I.E., a minimum of three years' experience in the managed futures industry).

     The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

     The Managing Owner is hereby specifically authorized (i) to enter into, deliver and perform on behalf of the Trust the Trading Advisory Agreement, Selling Agreement on the terms described in the Prospectus, (ii) to enter into, deliver and perform on behalf of the Trust, as the case may be, the Escrow Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement and the Transfer Agent Agreement as referred to in the Prospectus, (iii) to consent, at its sole discretion, to the selection and appointment by CIS, in its capacity as the Trust Lead Selling Agent, of one or more Wholesalers, Additional Selling Agents and Correspondents as described in the Prospectus and in accordance with the terms of the Selling Agreement and
(iv) in the event that the Managing Owner determines to deposit Trust assets in one or more bank accounts in the name of the Trust at a bank ("Custodian") and engage the services of a third-party cash manager to manage such assets, to enter into and deliver an appropriate cash management agreement and any related agreement.

     The brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

     Initially all of the Trust's assets will be deposited in the Trust's account with CIS and CISFS. CIS and CISFS will credit the Trust on the fifth business day of each month with interest income on 100% of the Trust's average daily assets on deposit with CIS and CISFS, respectively, during the previous month at the average 91-day U.S. Treasury bill rate for that month in respect of deposits denominated in dollars and at applicable rates described in the Prospectus in respect of deposits denominated in currencies other than dollars (which may be zero in certain cases). The Trust and the Managing Owner reserve the right to deposit, at any time, a portion of Trust assets with a Custodian and engage the services of a third-party cash manager to manage such assets with the goal of enhancing net return on such assets.

     (f) PROHIBITION ON "PYRAMIDING." The Trust is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Trust taking into account the Trust's open-trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

     (g) FREEDOM OF ACTION. The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forgo any profits from any such activity, whether or not in competition with the Trust. Neither the Trust nor any of the Unitholders shall have any rights by virtue of this Declaration and Agreement of Trust in and to such independent ventures or the income or profits derived therefrom. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

     10. AUDITS AND REPORTS TO UNITHOLDERS.

     The Trust's books shall be audited annually by an independent certified public accountant. The Trust shall cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete its federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the annual reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year (including forward contracts on a futures-equivalent basis for purposes of such calculation).

     Unitholders or their duly authorized representatives may inspect the books and records of the Trust, (which do not include records of the Trust's trades) during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Owner in good faith believes is not in the best interest of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

     The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

     The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Trust's trading advisor which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Incentive Fee or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders' voting and redemption rights. The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders' voting and redemption rights. The Trust shall pay the cost of any notification delivered pursuant to this paragraph.

     The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

     The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six years from the receipt of such records.

     In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six years after Units are sold to such persons.

     The Managing Owner shall seek the best price and services for the Trust's trading, and will, with the assistance of the Trust's commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the spot and forward trading arrange ments for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

     11. ASSIGNABILITY OF UNITS.

     Each Unitholder expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or, except by involuntary operation of law, without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner has received the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. The Managing Owner's consent is required for the admission of a substituted Unitholder, and the Managing Owner intends to so consent; provided, that the Managing Owner and the Trust receive an opinion of counsel to the Managing Owner and of counsel to the Trust that such admission will not adversely affect the classification of the Trust as a partnership for federal income tax purposes; and provided further, that an assignee shall not become a substituted Unitholder without first having executed an instrument reasonably satisfactory to the Managing Owner accepting and adopting the terms and provisions of this Declaration and Agreement of Trust, including a Subscription Agreement and Power of Attorney Signature Page, a counterpart signature page to this Declaration and Agreement of Trust or other comparable document, and without having paid to the Trust a fee sufficient to cover all reasonable expenses of the Trust in connection with its admission as a substituted Unitholder. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing
Owner until the last day of the month in which the

Managing Owner receives notice of such assignment, transfer or disposition.

     12. REDEMPTIONS.

         A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration and Agreement of Trust) to the extent that it owns Units or any assignee of Units of whom the Managing Owner has received written notice as described above, may redeem all or part of its Units, effective as of the close of business (as determined by the Managing Owner) on the last day of any month, provided, that
(i) all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them, (ii) the Unitholder redeems at least $1,000 of Units, (iii) in the case of partial redemption, such Unitholder's investment in the Trust after the partial redemption will be at least $1,000, and (iv) the Managing Owner shall have timely received a request for redemption (as provided below). If Units are redeemed by a Unitholder at a time when there is an accrued incentive fee due to the Trust's trading advisor, the amount of such accrual attributable to the Units being redeemed will be deducted from the redemption proceeds payable to the redeeming Unitholder and paid to the Trust's trading advisor. Units redeemed on or before the end of the eleventh full calendar month after such Units are issued by the Trust are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be deducted from redemption proceeds due to the Unitholder making the redemption and will be paid to CIS. Units are issued, for purposes of determining whether an early redemption charge is due, as of the date as of which the subscription price of such Units is invested in the Trust, not when subscriptions are submitted by Unitholders or accepted by the Managing Owner or subscription funds are accepted into escrow. No redemption charges shall be applicable to Unitholders who redeem because the Trust's expenses have been increased.

         In the event that a Unitholder acquires Units as of the end of more than one month, such Units will be treated on a "first-in, first-out" basis for purposes of identifying which of such Units are being redeemed so as to determine whether early redemption charges apply.

         Requests for redemption as of any month-end must be received by the Managing Owner on or before the fifth business day prior to the month-end of redemption (including the last business day of the month), or such later date as shall be acceptable to the Managing Owner.

         If as of the close of business (as determined by the Managing Owner) on any day, the Net Asset Value of a Unit has decreased to less than 50% of the Net Asset Value per Unit as of the previous highest month-end Net Asset Value per Unit or to 50 or less, after adding back all distributions, the Managing Owner shall cause the Trust to liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the suspension of trading, the Managing Owner shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have its Units redeemed on such Date (only entire, not partial, interests in the Trust may be redeemed on a Special Redemption Date, unless otherwise determined by the Managing Owner). Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of its Units, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice as described above of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after a Special Redemption Date, the Net Assets of the Trust are at least $1,000,000 and the Net Asset Value per Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading.

         The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. If the Managing Owner declares a Special Redemption Date, the Managing Owner shall not be required to again call a Special Redemption Date (whether or not a Special Redemption Date would otherwise be required to be called as described above); and the Managing Owner in its notice of a Special Redemption Date may, at its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of the preceding paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units, permit certain Unitholders to redeem at other than at month-end and waive the notice period otherwise required to effect redemptions.

         Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

         The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any "plan" or "account" subject to Section 4975 of the Code.

         13.  OFFERING OF UNITS.

         The Managing Owner, on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable or necessary, with the Securities and Exchange Commission for the registration and continuous public offering of the Units, (ii) use its best efforts to qualify the Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner may deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner may deem advisable or necessary.

         Fractional Units, calculated to five decimal places, may be sold.

         All sales of Units in the United States will be conducted by registered brokers.

         The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any "plan" or "account " subject to Section 4975 of the Code. If a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

         All subscriptions will be held in escrow by The First National Bank of Chicago (the "Escrow Agent") until released as of the last business day of the month. The interest actually earned on subscriptions funds while held by the Escrow Agent will be invested in the Trust, and each subscriber will be issued additional Units reflecting the subscriber's attributable share of such interest. The Managing Owner may terminate any offering of Units at any time. The aggregate of all capital contributions shall be available to the Trust to carry on its business, and no interest shall be paid by the Trust on any such contributions after such contributions are released by the Escrow Agent.

         14.  ADDITIONAL OFFERINGS.

         The Managing Owner may, in its discretion, continue, suspend or discontinue the public offering of the Units, as well as make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d)) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

         15.  SPECIAL POWER OF ATTORNEY.

         Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration and Agreement of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on its authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

         16. WITHDRAWAL OF A UNITHOLDER.

         The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration and Agreement of Trust, at any time upon 120 days' written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. If the Managing Owner withdraws from the Trust and all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of withdrawal of the Managing Owner, of one or more managing owners, the Managing Owner shall pay all expenses incurred as a result of its withdrawal. Upon removal or withdrawal, the Managing Owner shall be entitled to redeem its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

         The Managing Owner may not assign its general liability interest or its obligation to manage the Trust without the consent of each Unitholder; provided, however, that the consent of Unitholders is not required if the Managing Owner assigns its general liability interest and its obligation to manage the Trust to an entity controlling, controlled by or under common control with the Managing Owner, provided that such entity (i) expressly assumes all obligations of the Managing Owner under this Declaration and Agreement of Trust and (ii) is entitled to act in the capacity of managing owner for the benefit of the Trust. The Managing Owner shall notify all Unitholders of such assignment. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

         The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, the Unitholder's estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest except as provided in Section 12 hereof. Each Unitholder that is a natural person expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration and Agreement of Trust for Unitholders to be informed of the Net Asset Value of their Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

         17.  BENEFIT PLAN INVESTORS.

         Each Unitholder or assignee that is an "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder or assignee (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust by such Plan in light of the risks relating thereto;
(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by the Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate, and is not otherwise inconsistent with, the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

         18.  STANDARD OF LIABILITY; INDEMNIFICATION.

         (a) STANDARD OF LIABILITY FOR THE MANAGING OWNER. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

         (b) INDEMNIFICATION OF THE MANAGING OWNER BY THE TRUST. To the fullest extent permitted by law, subject to this Section 18, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

         Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

         In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

         The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

         For the purposes of this Section 18, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

         Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

         Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 18(a).

         In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration and Agreement of Trust.

         In no event shall any indemnification permitted by this subsection (b) of Section 18 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

         In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 18 subject a Unitholder to any liability in excess of the capital contributed by such Unitholder, his or her share of undistributed profits and assets and the amount of any distributions wrongfully distributed to such Unitholder.

         (c) INDEMNIFICATION BY THE UNITHOLDERS. In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration and Agreement of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

         The Managing Owner shall indemnify and hold the Trust harmless from all loss or expense which the Trust may incur (including, without limitation, any indemnify payments) as a result of the difference between the standard of liability and indemnity under the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement or the Cash Bullion Account Agreement, on the one hand, and the Managing Owner's standards of liability as set forth herein, on the other hand.

         19.  AMENDMENTS; MEETINGS.

         (a) AMENDMENTS WITH CONSENT OF THE MANAGING OWNER. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration and Agreement of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration and Agreement of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration and Agreement of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration and Agreement of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration and Agreement of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan," as defined in and subject to ERISA, or of a "plan," as defined in and subject to Section 4975 of the Code.

         In the event that JWH shall cease to be the sole trading advisor of the Trust, the Managing Owner shall cause "JWH" to be deleted from the Trust's name and take all such other actions as shall be necessary or appropriate.

         (b) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING OWNER. In any vote called by the Managing Owner or pursuant to subsection (c) of this
Section 19, upon the affirmative vote (which may be in person or by proxy) of more than 50% of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs: (i) this Declaration and Agreement of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 19 or extending the term of the Trust; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration and Agreement of Trust without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days' notice.

         (c) MEETINGS; OTHER. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration and Agreement of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

         The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

         In the event that the Managing Owner or the Unitholders vote to amend this Declaration and Agreement of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

         (d) CONSENT BY TRUSTEE. The Trustee's written consent to any amendment of this Declaration and Agreement of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration and Agreement of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 19(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration and Agreement of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders' actions pursuant to subsections 19(b)(i)-(vi) would adversely affect the Trustee in any manner.

         20.  GOVERNING LAW.

         The validity and construction of this Declaration and Agreement of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that causes of action for violations of federal or state securities laws shall not be governed by this Section 20.

         21.  MISCELLANEOUS.

         (a) NOTICES. All notices under this Declaration and Agreement of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

         (b) BINDING EFFECT. This Declaration and Agreement of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

         (c) CAPTIONS. Captions in no way define, limit, extend or describe the scope of this Declaration and Agreement of Trust nor the effect of any of its provisions. Any reference to "persons" in this Declaration and Agreement of Trust shall also be deemed to include entities, unless the context otherwise requires.

         22.  CERTAIN DEFINITIONS.

         This Declaration and Agreement of Trust contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included VERBATIM from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration and Agreement of Trust):

         ADMINISTRATOR. The official or agency administering the securities laws of a state.

         ADVISOR. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

         AFFILIATE. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

         CAPITAL CONTRIBUTIONS. The total investment in a Program by a Participant or by all Participants, as the case may be.

         COMMODITY BROKER. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

         COMMODITY CONTRACT. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

         CROSS REFERENCE SHEET. A compilation of the NASAA Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the NASAA Guidelines.

         NET ASSETS. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

         NET ASSET VALUE PER PROGRAM INTEREST. The Net Assets divided by the number of Program Interests outstanding.

         NET WORTH. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

         NEW TRADING PROFITS. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

         ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mail ing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants' and attorneys' fees.

         PARTICIPANT. The holder of a Program Interest.

         PERSON. Any natural Person, partnership, corporation, association or other legal entity.

         PIT BROKERAGE FEE. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

         PROGRAM. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

         PROGRAM BROKER. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

         PROGRAM INTEREST. A limited partnership interest or other security representing ownership in a Program.

         PYRAMIDING. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

         SPONSOR. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

         VALUATION DATE. The date as of which the Net Assets of the Program are determined.

         VALUATION PERIOD. A regular period of time between Valuation Dates.

Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

         23.  NO LEGAL TITLE TO TRUST ESTATE.

         The Unitholders shall not have legal title to any part of the Trust Estate.

         24.  LEGAL TITLE.

         Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

         25.  CREDITORS.

         No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

         IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amended and Restated Declaration and Agreement of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY
     as Trustee

By:      /s/ Emmett R. Harman
         ---------------------
         Name:    Emmett R. Harmon
         Title:   Vice President

CIS INVESTMENTS, INC.
     as Managing Owner

By:      /s/ Barbara A. Pfendler
         ------------------------
         Name:    Barbara A. Pfendler
         Title:   Vice President

         All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

By:  CIS INVESTMENTS, INC.
     as Attorney-in-Fact

By:      /s/ Barbara A. Pfendler
         ------------------------

         Name:    Barbara A. Pfendler
         Title:   Vice President

                                                                     EXHIBIT B

                                JWH GLOBAL TRUST

                              --------------------

                            SUBSCRIPTION REQUIREMENTS

         By executing a Subscription Agreement and Power of Attorney Signature Page for JWH GLOBAL TRUST (THE "TRUST"), each PURCHASER ("PURCHASER") of UNITS OF BENEFICIAL INTEREST ("UNITS") in the Trust subscribes for Units at the Net Asset Value per Unit, as described in the Trust's current PROSPECTUS (THE "PROSPECTUS"). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums. Existing Unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to five decimal places.

         Purchaser is herewith delivering to Purchaser's selling agent (hereinafter, "Selling Agent") an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser's subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser's customer securities account maintained with such Selling Agent for the full amount of Purchaser's subscription in accordance with the procedures described under "Plan of Distribution -- Subscription Procedure" in the Prospectus. If Purchaser's Subscription Agreement and Power of Attorney is accepted by CIS INVESTMENTS, INC., the managing owner of the Trust (the "Managing Owner"), Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration and Agreement of Trust (Exhibit A to the Prospectus), including, without limitation, the provisions of Sections 9(a), 11 and 15 thereof. Purchaser agrees to reimburse the Trust and the Managing Owner for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

         If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of the fiduciary of the Plan responsible for purchasing a Unit (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, John W. Henry & Company, Inc. ("JWH"), Cargill Investor Services, Inc. ("CIS"), CIS Financial Services, Inc. ("CISFS"), any Selling Agent, wholesaler or correspondent, Bank One (the "Escrow Agent"), Wilmington Trust Company (the "Trustee"), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the Managing Owner, JWH, CIS, CISFS, any Selling Agent, wholesaler or correspondent, the Escrow Agent, the Trustee, and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

INVESTOR SUITABILITY

         PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH (SIMILARLY CALCULATED) OF AT LEAST $45,000. RESIDENTS OF THE FOLLOWING STATES MUST MEET THE SPECIFIC REQUIREMENTS SET FORTH BELOW (NET WORTH IS, IN ALL CASES, TO BE CALCULATED EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IT IS RECOMMENDED (REQUIRED, IN THE CASE OF AN INDIVIDUAL PENNSYLVANIA PURCHASER) THAT NO INDIVIDUAL PURCHASER SHOULD (MAY, IN THE CASE OF AN INDIVIDUAL PENNSYLVANIA PURCHASER) INVEST MORE THAN 10% OF HIS OR HER NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE UNITS AND NO ENTITY PURCHASER, INCLUDING ERISA PLANS, SHOULD INVEST MORE THAN 10% OF ITS LIQUID NET WORTH (READILY MARKETABLE SECURITIES) IN THE UNITS.

1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

2. California-- Liquid net worth of at least $100,000 and an annual taxable income of at least $50,000.

3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $2,500.

4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. All Maine residents, including existing Unitholders in the Trust subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page. Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus and delivered to all Maine residents.

5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

7. Minnesota -- Except as provided in the immediately following sentence, each Minnesota Purchaser must be an "accredited investor" as defined in Regulation D under the Securities Act of 1933 and must, either alone or together with a purchaser representative, have sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Units. The Trust may effect no more than 35 sales of Units to non-accredited investors in Minnesota in any consecutive 12-month period. Each non-accredited investor must have a net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Minnesota residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Minnesota residents, a copy of which shall accompany this Prospectus and delivered to all Minnesota residents.

8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

12. Oklahoma-- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

13. Oregon-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

14. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000.

15. South Carolina -- Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

16. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

17. Tennessee -- Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

18. Texas-- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.


                            -------------------------


      In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired. In the case of a custodian purchasing Units for a minor, the Units will be either a gift to the minor and not paid with funds of the minor or the minor meets the foregoing suitability standards.

      THE FOREGOING SUITABILITY STANDARDS ARE REGULATORY MINIMUMS ONLY. MERELY BECAUSE PURCHASER MEETS SUCH REQUIREMENTS DOES NOT NECESSARILY MEAN THAT A HIGH RISK, SPECULATIVE AND ILLIQUID INVESTMENT SUCH AS THE TRUST IS, IN FACT, SUITABLE FOR PURCHASER.

                                                                     EXHIBIT C

                                JWH GLOBAL TRUST

                              --------------------

                            SUBSCRIPTION INSTRUCTIONS

                                JWH GLOBAL TRUST

                          UNITS OF BENEFICIAL INTEREST
                            SUBSCRIPTION INSTRUCTIONS

       ANY PERSON CONSIDERING SUBSCRIBING FOR UNITS SHOULD CAREFULLY READ
        AND REVIEW THE PROSPECTUS. THE PROSPECTUS MUST BE ACCOMPANIED BY
                 THE MOST RECENT ACCOUNT STATEMENT OF THE TRUST

                       (CURRENT WITHIN 60 CALENDAR DAYS).

The Units are speculative and involve a high degree of risk. It is recommended that no subscriber should invest more than 10% of such subscriber's net worth (which excludes home, furnishings and automobiles) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") with the Subscription Agreement and Power of Attorney on the reverse side. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

     FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:

     Item 1            -      Enter the whole dollar amount of the subscription
                              (no cents).

     Item 2            -      Check the appropriate box if check is attached or
                              if payment is to be made by debit from investor's securities account. If debited, enter the investor's securities account number.

     Item 3            -      Enter the Social Security or Taxpayer ID Number
                              of the investor. Check the appropriate box to indicate the type of ownership for the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used. Check box if the Non-Taxable Investor is a Selling Agent Plan.

     Items 4 through 8 -      The following specific instructions are provided
                              for certain ownership types identified on the Signature Page:

                              TRUST -- Enter the trust's name in Item 4 and the trustee's name in Item 5, followed by "Ttee."

                              CUSTODIAN UNDER UNIFORM GIFTS TO MINORS ACT -- Complete Item 4 with the name of minor followed by "UGMA." Enter the minor's Social Security Number in Item 3. In Item 8, enter the custodian's name followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Custodian.

                              PARTNERSHIP OR CORPORATION -- The partnership's or corporation's name is required in Item 4. Enter a partner's or officer's name in Item 5. Enter the Taxpayer ID Number of the partnership or corporation in Item 3.

                              NON-TAXABLE INVESTOR -- If applicable, complete
                              Item 8 for the Custodian. Be sure to furnish the Taxpayer ID Number of the Custodian.

                              Complete residence address in Item 6 and mailing address (if different) in Item 7.

                              The investor(s) must review the representations relating to backup withholding tax or non-resident alien status following Item 7. Check box if applicable.

     Item 9            -     The investor(s) must sign the Subscription
                             Agreement and Power of Attorney Signature Page.
                             Joint accounts must include signatures of all parties.

Items 10 and 11        -     Registered Representative must complete.

                   THE SELLING AGENT'S COPY OF THE SUBSCRIPTION
                    AGREEMENT AND POWER OF ATTORNEY SIGNATURE
                     PAGE MAY BE REQUIRED TO BE RETAINED IN
                               THE BRANCH OFFICE.

           THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT

                                JWH GLOBAL TRUST
                          UNITS OF BENEFICIAL INTEREST

                                    ---------
         BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
                     OR THE SECURITIES EXCHANGE ACT OF 1934

                                    ---------

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

JWH GLOBAL TRUST

C/O CIS INVESTMENTS, INC., MANAGING OWNER
233 SOUTH WACKER DRIVE, SUITE 2300
CHICAGO, ILLINOIS  60606

Dear Sirs:

         1. SUBSCRIPTION FOR UNITS. I hereby subscribe for the dollar amount of UNITS OF BENEFICIAL INTEREST ("UNITS") in JWH GLOBAL TRUST (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Unit of Net Asset Value. Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples. Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments. Fractional Units will be issued to five decimal places. The terms of the offering of the Units are described in the current Prospectus of the Trust (the "Prospectus"). I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or
(ii) delivered a check to my selling agent made payable to "BANK ONE, ESCROW AGENT FOR JWH GLOBAL TRUST." If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account when I submit my subscription. My Registered Representative shall debit my account and the amounts so debited will be transmitted directly to the Escrow Agent. CIS INVESTMENTS, INC. (THE "MANAGING OWNER") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. SUBSCRIPTIONS ARE REVOCABLE FOR FIVE BUSINESS DAYS AFTER SUBMISSION. ALL UNITS ARE OFFERED SUBJECT TO PRIOR SALE.

         Subscriptions generally must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Units as of the end of the month.

         2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received the Prospectus and an account statement (current within 60 days), relating to the Trust. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "Exhibit B -- Subscription Requirements" to the Prospectus. If subscriber is an employee benefit plan, the investment in the Units by such employee benefit plan is in compliance with all federal laws relating to such plans. If the subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, the Trading Advisor, the Futures Broker, the Foreign Currency Broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advise will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the Trust. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page. If subscriber is a custodian for a minor, the Units purchased will be either a gift to the minor and not paid with funds of the minor or the minor meets the net worth and annual income requirements set forth in "Exhibit B --Subscription Requirements" to the Prospectus.

         3. POWER OF ATTORNEY. In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

         4. GOVERNING LAW. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney derives from a business initiated in and concluded in the United States of America and shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

         5. RISKS. These securities are speculative and involve a high degree of risk. It is recommended that you should invest no more than 10% of your net worth (excluding home, furnishings and automobiles) in the Trust. Risk factors relating to the Units include the following:

         (i) YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE TRUST; (ii) THE TRUST IS SPECULATIVE AND IT TAKES POSITIONS WITH TOTAL VALUES THAT ARE BIGGER THAN THE TOTAL AMOUNT OF THE TRUST'S ASSETS; THE FACE VALUE OF THE TRUST'S POSITIONS TYPICALLY RANGE FROM THREE TO EIGHT TIMES ITS AGGREGATE NET ASSET VALUE; (iii) PERFORMANCE HAS BEEN VOLATILE; THE NET ASSET VALUE PER UNIT HAS FLUCTUATED ALMOST 11% IN A SINGLE MONTH; (iv) THE USE OF A SINGLE ADVISOR APPLYING A LIMITED NUMBER OF GENERALLY SIMILAR TRADING PROGRAMS DECREASES DIVERSIFICATION RELATIVE TO A FUND USING MULTIPLE ADVISORS AND INCREASES RISK; (v) SUBSTANTIAL EXPENSES, TOTALLING ALMOST 12.3% PER ANNUM, MUST BE OFFSET BY TRADING PROFITS AND INTEREST INCOME; (vi) THERE IS NO MARKET FOR THE UNITS; UNITS MAY ONLY BE REDEEMED AS OF THE END OF A CALENDAR MONTH SUBJECT TO A 3% REDEMPTION CHARGE THROUGH THE END OF THE ELEVENTH MONTH AFTER ISSUANCE; (vii) THE TRUST TRADES TO A SUBSTANTIAL DEGREE ON NON-U.S. MARKETS WHICH ARE NOT SUBJECT TO THE SAME DEGREE OF REGULATION AS U.S. MARKETS; (viii) INVESTORS ARE REQUIRED TO MAKE REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THEIR INVESTMENT; (ix) EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO DISCUSS THE INVESTMENT WITH HIS/HER 1INDIVIDUAL FINANCIAL, LEGAL AND TAX ADVISER.

         See "The Risks You Face" beginning at page 9 of the Prospectus.

     PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR REGISTERED REPRESENTATIVE KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

                               JWH GLOBAL TRUST
                         UNITS OF BENEFICIAL INTEREST
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
                   (See attached Subscription Instructions.)


The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for units of beneficial interest ("Units") in JWH GLOBAL TRUST (the "Trust"), by either (i) enclosing a check payable to "BANK ONE, AS ESCROW AGENT FOR JWH GLOBAL TRUST " or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor's securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of 100% of the Net Asset Value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust (the "Prospectus"), together with a recent Account Statement relating to the Trust (current within 60 calendar days) and the Trust's most recent Annual Report if not included in the Prospectus. The Prospectus includes the Trust's Declaration and Agreement of Trust, Subscription Requirements and Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the minimum income and net worth standards set forth in Exhibit B to the Prospectus.

1)       Investment Amount $ |_|_|_|_|_|_|_|_|_|_| (minimum of $5,000, except
         $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for existing investors making an additional investment; incremental investments of $100 multiples.)

2) (Check one) // Check is attached. // Debit investor's securities account: Account # ______________________
                         (must be completed)

3)  Social Security # |_|_|_|-|_|_|-|_|_|_|_|

    or Taxpayer ID # |_|_|- |_|_|_|_|_|_|_|
    Taxable Investors (check one):
     // Individual Investor                        // Community Property
     // Joint Tenants with Right of Survivorship   // Estate
     // Tenants in Common                          // Trust

     // Partnership
     // UGMA/UTMA  (Minor)
     // Corporation

    Non-Taxable Investors -- Custodian Signature Required (check one)
        //   IRA              //  Pension         //  Profit Sharing
        //   Roth IRA         //  SEP             //  Defined Benefit
        //   IRA Rollover

        //  Other _____________________________________

    Is this a Selling Agent Plan?     //  Yes     //  No
4) Investor(s) Name(s): |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
5)   Additional Information (For Estate, Partnerships, Trust and Corporations)
|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

6)   Residence Address of Unitholder
|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Street  (P.0. Box numbers are not acceptable for residence address)

                          |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                          City         State        Zip    Country    Phone

7)   Mailing Address
     (if different)       |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                          Street
                          |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                          City                 State        Zip     Country

                             UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: o. Under the penalties of perjury, by signature below I hereby certify that the Social Security or Taxpayer ID Number set forth in Item 3 above is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                            NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature below I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: //. See Form W-8 attached.

8)  Custodian Information  |_|_|-|_|_|_|_|_|_|_|_|_|    |_|_|_|_|_|_|_|_|_|_|_|
                             Tax ID#                    Name
    Mailing Address

                           |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                           Street

                           |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                           City         State        Zip     Country   Phone

9)                            INVESTOR(S) MUST SIGN


-------------------------------------------------------------------------------
Signature                                                                Date


-------------------------------------------------------------------------------
Signature of Authorized Fiduciary, Trustee, Partner or Corporate Office   Date


-------------------------------------------------------------------------------
Signature of Joint Investor (if any)                                      Date


-------------------------------------------------------------------------------
Print Name of Authorized Fiduciary, Trustee, Partner or                   Date
Corporate Office (specify title)

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.


10)                   REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units and the restrictions on the redemption of Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Rule 2810 of the NASD (formerly Appendix F of the NASD's Rules of Fair Practice).

X_______________________________________________________________________
 Registered Representative Signature                        Date

X_______________________________________________________________________
 Office Manager Signature (if required)                     Date


11)   Broker Dealer
|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Registered Representative:
Name (Print) |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
               First    M.I.     Last           Reg. Rep. Number

Address |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
        Street                         City               State    Zip
Phone Number |_|_|_|_|_|_|_|_|_|_|_|_|_|_|   Fax Number |_|_|_|_|_|_|_|_|

                                JWH GLOBAL TRUST

                          UNITS OF BENEFICIAL INTEREST

                             REQUEST FOR REDEMPTION

JWH GLOBAL TRUST                               ________________________________
C/O CIS INVESTMENTS, INC.                                   DATE
MANAGING OWNER
233 SOUTH WACKER DRIVE, SUITE 2300
CHICAGO, ILLINOIS  60606

Dear Sirs:

          The undersigned hereby requests redemption subject to all the terms and conditions of the Amended and Restated Declaration and Agreement of Trust (the "Declaration and Agreement of Trust") of JWH GLOBAL TRUST (the "Trust") of Units of Beneficial Interest ("Units") in the Trust. (INSERT NUMBER OF UNITS OR DOLLAR AMOUNT TO BE REDEEMED BELOW. UNITHOLDERS NEED NOT REDEEM ALL OF THEIR UNITS PROVIDED THEY REDEEM AT LEAST $1,000 OF UNITS AND THEY MUST HOLD MINIMUM INVESTMENT OF $1,000 AFTER ANY PARTIAL REDEMPTION. IF NO NUMBER OF UNITS OR DOLLAR AMOUNT IS INDICATED, ALL UNITS HELD BY THE UNDERSIGNED WILL BE REDEEMED.) Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration and Agreement of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided this Request for Redemption is received no later than five business days before the end of such month (including the last business day of the month). Payment of the redemption proceeds will generally be made within ten business days of the date of redemption.

          The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

          Units redeemed at or prior to the end of the twelfth full month after such Units are sold are subject to redemption charges of 3% of the Net Asset Value of Units at which they are redeemed. Such charges will be deducted from the redemption proceeds and paid to Cargill Investor Services, Inc., the Trust's Futures Broker. If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units.

                               -------------------

UNITED STATES UNITHOLDERS ONLY:

          Under the penalties of perjury, the undersigned hereby certifies that the Social Security or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES UNITHOLDERS ONLY:

          Under the penalties of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or
(b) (in the case of an investor which is not an individual) the undersigned is not a United States corporation, partnership, estate or trust.

Tax ID - SS# or Fed No (No hyphens)                 Account Number
--------------------------------------------        --------------------------


Account Name

------------------------------------------------------------------------------
------------------------------------------------------------------------------


By:

------------------------------------------------------------------------------
 (Authorized corporate officer, partner, trustee or custodian)


ACCOUNT MAILING ADDRESS

Street or P.O. Box

------------------------------------------------------------------------------

City

------------------------------------------------------------------------------

State ___________________________  Zip__________________  Country_____________

Phone________________________________________________________________________

JWH GLOBAL TRUST:

Redeem: Number of Units _________________________________ OR  Amount  $______
                        (Write "ALL" for full redemption)

(Check one)
__________ Mail check to the address above
__________ Credit my customer securities account at:
           Name of Broker Dealer:________________________________________
           Account Name:  _______________________________________________
           Account Number: ______________________________________________

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

---------------------------------------------------
Individual Unitholder(s)/Custodian Signature

---------------------------------------------------
Individual Unitholder(s)/Custodian Signature